Filed pursuant to Rule 424(b)(3) Registration No. 333-288721

PROSPECTUS

Shares

Canary Staked INJ ETF

The Canary Staked INJ ETF (the “Trust”) is an exchange-traded product that issues shares of beneficial interest (the “Shares”) that trade on The Nasdaq Stock Market LLC (the “Exchange”). The Trust’s investment objective is to seek to provide exposure to the price of Injective (“INJ”) held by the Trust, less the expenses of the Trust’s operations and other liabilities. A secondary investment objective is for the Trust to earn additional INJ through its participation in the staking program (the “Staking Program”) administered by the Sponsor, in which staking rewards will be earned through the validation of transactions on the Injective proof-of-stake blockchain (the “Injective Network”). In seeking to achieve its investment objectives, the Trust will hold INJ and establish its net asset value (“NAV”) by reference to the CoinDesk Injective Benchmark Extended 60m NY Rate (“Pricing Benchmark”). The Pricing Benchmark is calculated by CoinDesk Indices (the “Benchmark Provider”) based on a 60-minute time-weighted average price of the CoinDesk Injective Benchmark Extended Rate (the “Underlying Index”), which is an aggregation of executed trade flow of major INJ trading platforms (“Constituent Platforms”). Canary Capital Group LLC (the “Sponsor”) is the sponsor of the Trust, CSC Delaware Trust Company (the “Trustee”) is the trustee of the Trust, U.S. Bancorp Fund Services, LLC is the Trust’s transfer agent (in such capacity, the “Transfer Agent”) and administrator (in such capacity, the “Administrator”), U.S. Bank, N.A. is the Trust’s and cash custodian (in such capacity, the “Cash Custodian”), and BitGo Bank & Trust, N.A, Inc. (the “Custodian”) is the custodian for the Trust, and will hold all of the Trust’s INJ on the Trust’s behalf.

The Trust is an exchange-traded product. When the Trust sells or redeems its Shares, it will do so in blocks of 10,000 Shares (a “Basket”) based on the quantity of INJ attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of INJ represented by the Basket being created or the cash needed to purchase the amount of INJ represented by the Basket being created, as calculated by the Administrator. For a redemption of Shares, the Sponsor shall arrange for the INJ represented by the Basket to be either distributed in-kind or sold and the cash proceeds distributed. Financial firms that are authorized to purchase or redeem Shares with the Trust (known as “Authorized Participants”) will deliver, or facilitate the delivery of, INJ or cash to the Trust’s account with the Custodian (in the case of INJ) or Cash Custodian (in the case of cash) in exchange for Shares when they purchase Shares, and the Trust will deliver INJ or cash to such Authorized Participant or an Authorized Participant’s designee (an “Authorized Participant Designee) when they redeem Shares with the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Owners of the beneficial interests of Shares (“Shareholders”) who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the per Share NAV of the Trust.

The Sponsor is responsible for administering the Staking Program. Under normal circumstances, the Sponsor will seek to stake all of the Trust’s INJ through one or more staking providers (each, a “Staking Provider”) except for INJ reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The Sponsor anticipates that at least 90% of the Trust’s INJ will be staked under normal circumstances. In consideration for its participation in the Staking Program, the Trust will receive a portion of the staking rewards generated by the Staking Program.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “INJC.”

The Trust is offering an indeterminate number of Shares. The offering of an indeterminate amount of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering. The Trust is not a fund registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections afforded by funds registered under the 1940 Act. The Sponsor is not an “Investment Adviser” (as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)), and therefore the Sponsor’s provision of services to the Trust will not be governed by the Advisers Act and is not subject to a fiduciary standard of care. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. Shareholders in the Trust will not benefit from the protections afforded to investors in INJ futures contracts on regulated futures markets. The Trust’s Shares are neither interests in nor obligations of the Sponsor or the Trustee.

Injective Foundation (the “Seed Capital Investor”) has indicated its intent to purchase up to $15,000,000 in Shares at a per-Share price of $25.00 (the “Seed Baskets”). The proceeds of such sale are expected to be denominated in-kind in INJ based on the INJ-USD price established by the Pricing Benchmark on the date of such purchase. The Seed Capital Investor will act as a statutory underwriter in connection with the Seed Baskets. The Seed Capital Investor provided $225,000 in financial support to the Sponsor, which was used for fees and expenses incurred in connection with the organization of the Trust. Other than the foregoing, there will be no additional or continuing arrangements, agreements, understandings or relationships among the Seed Capital Investor, the Sponsor and the Trust, other than the Seed Capital Investor’s seed investment. The Seed Capital Investor is deemed to be a promoter of the Trust. See “Seed Capital Investor” for additional information.

The price of the Seed Share and the Seed Baskets was determined as described herein and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS WHO ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD INJ. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 24.

the Shares of the trust are neither interests in nor obligations of the Sponsor, the trustee, the administrator, the transfer agent, THE Marketing Agent, the Custodian or any of their respective affiliates. the Shares are not insured or guaranteed by the federal deposit insurance corporation or any other governmental agency.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT OF 2012 AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this Prospectus is November 4, 2026

TABLE OF CONTENTS

INTELLECTUAL PROPERTY	109
WHERE YOU CAN FIND MORE INFORMATION	109
PRIVACY POLICY	109
Report of Independent Registered Public Accounting Firm	111

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

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PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.

Overview of the Trust

The Canary Staked INJ ETF (the “Trust”) is an exchange-traded fund that issues shares of beneficial interest (the “Shares”) that seeks to list and trade on The Nasdaq Stock Market LLC (the “Exchange”). The Trust’s investment objective is to seek to provide exposure to the price of Injective (“INJ”) held by the Trust, less the expenses of the Trust’s operations and other liabilities. A secondary investment objective is for the Trust to earn additional INJ through its participation in the staking program (the “Staking Program”) administered by the Sponsor, in which staking rewards will be earned through the validation of transactions on the Injective network’s (the “Injective Network”) proof-of-stake blockchain (the “Injective Network”). In seeking to achieve its investment objectives, the Trust will hold INJ and establish its net asset value (“NAV”) by reference to the CoinDesk Injective Benchmark Extended 60m NY Rate (“Pricing Benchmark”). The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of INJ, with staking. The Pricing Benchmark is calculated by CoinDesk Indices (the “Benchmark Provider”) based on a 60-minute time-weighted average price of the CoinDesk Injective Benchmark Extended Rate (the “Underlying Index”), which is an aggregation of executed trade flow of major INJ trading platforms (“Constituent Platforms”). The Trust is sponsored by Canary Capital Group LLC (the “Sponsor”), a wholly owned subsidiary of Canary Capital Group Inc.

The Trust intends to provide direct exposure to the price of INJ held by the Trust with BitGo Bank & Trust, N.A. (“BitGo” or the “Custodian”). The Custodian is chartered as a national banking association with the United States Office of the Comptroller of the Currency to exercise custodial powers on behalf of its customers. While cash held with the Custodian is insured by the Federal Deposit Insurance Corporation (the “FDIC”), digital assets under custody are not protected by the FDIC, however, the Custodian carries insurance provided by private insurance carriers, which is shared among all of the Custodian’s customers and is not specific to the Trust, and may not be sufficient to protect the Trust from all possible losses or sources of losses. The Trust does not intend to obtain insurance that will cover its assets. The net assets of the Trust and its Shares are valued on a daily basis with reference to the Pricing Benchmark, a standardized reference rate published by the Benchmark Provider that is designed to reflect the performance of INJ in U.S. dollars. The Pricing Benchmark is calculated by the Benchmark Provider based on an aggregation of executed trade flow of major INJ trading platforms. The Pricing Benchmark is calculated as of 4:00 p.m. Eastern time (“ET”).

The Sponsor will stake the Trust’s INJ in accordance with the Sponsor’s liquidity risk management policy (the “Liquidity Risk Management Policy”), is designed to satisfy the requirements of the Exchange’s listing rules and is intended to be consistent with the Exchange’s generic listing standards. The Liquidity Risk Management Policy is designed to ensure that the Trust maintains sufficient liquidity to timely fulfill redemption orders to preserve the effective and efficient arbitrage mechanism of the Trust. The Liquidity Risk Management Policy assesses sources of credit, sources of tokens, and other relevant liquidity considerations against the settlement period for any redemption of the Trust’s shares. The Liquidity Risk Management Policy permits the Trust to maintain credit facilities to help meet redemption requests, which may include the Sponsor’s own credit facilities to serve as a source of backup liquidity for the Trust. As of the date of the Prospectus, no such credit facility has been entered into by the Trust. The complete Liquidity Risk Management Policy is available on the Trust’s website at canaryetfs.com.

INJ is a digital asset. Like all digital assets, buying, holding and selling INJ is very different from buying, holding and selling more conventional investments like stocks and bonds. Stocks represent ownership in a company, entitling shareholders to a portion of the company’s profits. Bonds are debt instruments issued by corporations or governments, where the bondholder is a creditor to the issuer that is generally entitled to a stream of income payments. Ownership of stocks and bonds is typically recorded through a centralized system managed by brokers, custodians or clearinghouses. Ownership of INJ does not entitle its holders to any portion of a company’s profits or any stream of income payments. INJ is a decentralized digital asset and ownership of it is reflected on a decentralized ledger.

The Trust provides investors with the opportunity to access the market for INJ through a traditional brokerage account without the potential barriers to entry or risks involved with acquiring and holding INJ directly. The Trust will not use derivatives that could subject the Trust to additional counterparty and credit risks. The Sponsor believes that the design of the Trust will enable certain investors to more effectively and efficiently implement strategic and tactical asset allocation strategies that use INJ by investing in the Shares rather than purchasing, holding and trading INJ directly.

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Shareholders have very limited voting rights as set forth in the Trust Agreement. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal, removal or the adjudication or admission of bankruptcy or insolvency of the Sponsor) require the consent of Shareholders owning a majority (over 50%) of the outstanding Shares of the Trust (not including Shares held by the Sponsor or its Affiliates).

The Trust, the Sponsor and the Trust’s service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets, which include staked assets, serve as collateral for any loan or similar arrangement.

The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objectives.

The Staking Program

The Sponsor is responsible for administering the Staking Program. Under normal circumstances, the Sponsor will seek to stake all of the Trust’s INJ through one or more staking providers (each, a “Staking Provider”) except for INJ reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The Sponsor anticipates that at least 90% of the Trust’s INJ will be staked under normal circumstances. If the rewards from the Staking Program are insufficient to cover the Sponsor Fee and other expenses of the Trust, the amount of INJ represented by a Share will decline over time because of the transfer of the Trust’s INJ to pay the Sponsor Fee and other liabilities, regardless of whether the trading prices of the Shares rise or fall. As a result of the Trust’s participation in the Staking Program, the Trust will receive a portion of the staking rewards generated by a Staking Provider. The Trust is passively managed in that it does not sell INJ at times when its price is high or acquire INJ at low prices in the expectation of future increases.

The Sponsor will cause the Trust’s INJ to be staked on the Injective Network through the Custodian that connects to a verified validator node on the Injective Network maintained by the Staking Provider. As a result of the Trust’s participation in the Staking Program, the Trust expects to receive certain staking rewards of INJ, which may be treated for federal income tax purposes as income to the Trust (see “United States Federal Income Tax Consequences” for a further description of the tax implications of the activities of the Trust to an investor). The Trust itself will not engage in staking activities, including operation of a validator node. Instead, the Staking Program will be administered by the Sponsor through the utilization of service providers, including the Custodian and Staking Provider. The Staking Provider exercises no discretion as to the amount the Trust’s INJ to be staked or timing of the staking activities. The Custodian will maintain exclusive possession and control of the private keys associated with any staked INJ at all times. The Trust will disclose on each trading day the current percentage of assets that are staked on the Sponsor’s website at canaryetfs.com.

Staking activity on the Injective Network involves the delegation of INJ to validators and carries certain risks. The Injective Network implements the slashing module of the Cosmos SDK. Under that module, a validator that signs two conflicting blocks at the same height (“double-signing”), or that fails to sign a required proportion of the blocks within a specified window (“downtime”), is removed from the active validator set and “jailed,” meaning that it ceases to propose or validate blocks and that neither the validator nor the holders who have delegated INJ to it earn staking rewards until the validator is returned to the active set. A validator that double-signs is also permanently barred from rejoining the active validator set using the same consensus key, a condition referred to as being “tombstoned.” The slashing module further provides for the forfeiture of a portion of the INJ staked with a penalized validator, in a proportion determined by parameters of that module (the “Slashing Parameters”). As of September 15, 2026, the Slashing Parameters set the proportion forfeited at zero for both double-signing and downtime, such that the consequence of either infraction was jailing and, in the case of double-signing, tombstoning, in each case without forfeiture of any INJ staked with the penalized validator. The Slashing Parameters, the liveness threshold and the period of jailing are determined through Injective Network governance and may be changed at any time without the consent of, or notice to, the Trust or the Shareholders, and any increase in the proportion forfeited would apply automatically to the Trust’s staked INJ. Since its inception, the Injective Network has not experienced any major, publicly reported slashing incidents affecting a significant portion of validators. See “Risk Factors—Risks Associated with INJ and the Injective Network.” Additionally, when INJ is undelegated, the tokens enter a 21-day unbonding period. During this time, the INJ is locked, cannot be transferred, and does not earn rewards. However, for the purposes of switching validators, redelegation is instant. The description and considerations related to staking are discussed more fully in “Principal Risks—Risks Associated with INJ and the Injective Network.”

Staking rewards generated by the Staking Program will be subject to fees associated with the Staking Program, which will be shared among the Staking Provider, the Sponsor, and the Custodian. The amounts owed or paid by the Trust for the Staking Program are collectively referred to as the “Staking Fees.” The aggregate Staking Fees, which include any fees of the Custodian, the Staking Provider, and the Sponsor, will not exceed 30% of the INJ staking rewards generated by the Staking Program. As of the date of this Prospectus, the aggregate Staking Fees are expected to be 30% of the INJ staking rewards, resulting in the Trust retaining 70% of the INJ staking rewards generated by the Staking Program. The Staking Fees will reduce the amount of INJ that are received by the Trust from the Staking Program. The remainder of the staking rewards will be redeployed into the Staking Program, transferred out or sold in connection with the redemption of Baskets, or transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. Except for INJ reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets, all staking rewards will be restaked pursuant to the Staking Program.

Pursuant to the Staking Program, the Staking Provider will distribute earned staking rewards to the Trust’s wallet or wallets at the Custodian on a periodic basis, generally coinciding with 4:00 p.m. ET on each business day the Exchange is open. Accrued staking rewards will be included in the Trust’s daily NAV calculation. The Sponsor will carry out the Staking Program in accordance with the Sponsor’s liquidity risk management policy (the “Liquidity Risk Management Policy”), which is designed to satisfy the requirements of the Exchange’s listing rules and is intended to be consistent with the Exchange’s generic listing standards. The Liquidity Risk Management Policy is designed to ensure that the Trust maintains sufficient liquidity to timely fulfill redemption orders to preserve the effective and efficient arbitrage mechanism of the Trust. The Liquidity Risk Management Policy assesses the characteristics of a protocol’s native unbonding period, the particular unbonding characteristics of the Staking Program, sources of credit, sources of tokens, and other relevant liquidity considerations against the settlement period for any redemption of the Trust’s shares. The Liquidity Risk Management Policy permits the Trust to maintain credit facilities to help meet redemption requests, which may include the Sponsor’s own credit facilities to serve as a source of backup liquidity for the Trust. As of the date of the Prospectus, no such credit facility has been entered into by the Trust. The complete Liquidity Risk Management Policy is available on the Trust’s website at canaryetfs.com.

INJ and the Injective Network

The Injective Network is a specialized Layer-1 blockchain designed to serve as the technological foundation for the future of finance. The blockchain employs a custom implementation of the Tendermint (now known as CometBFT) Proof-of-Stake (PoS) consensus framework, a Byzantine Fault Tolerant (BFT) consensus algorithm designed for public or private blockchain networks, enabling secure and fast transaction finality. The network differentiates itself through its purpose-built architecture that optimizes for financial use cases. The platform’s modular approach to functionality provides developers with pre-built and customizable infrastructure components, facilitating rapid application development and composability.

INJ serves multiple functions within the Injective ecosystem, including network security through staking mechanisms, governance participation, and functioning as the primary medium of exchange. As the native medium of exchange on the Injective Network, INJ is used to pay transaction fees, facilitate non-fungible token purchases and sales, pay trading fees, and enable other on-chain operations.

In 2025, the Injective Network delivered several material updates that enhanced scalability, interoperability, and ecosystem growth. These included the “Performance Upgrade,” which improved node efficiency and validator coordination and the launch of the AI-driven iBuild platform to accelerate decentralized application development. In October 2025, the Injective Network replaced its recurring Burn Auction with a monthly mechanism referred to as the Community BuyBack. On November 11, 2025, the Injective Network activated a native Ethereum Virtual Machine (“EVM”) execution environment on its mainnet. Following that activation, the Injective Network supports both WebAssembly (“WASM”) and EVM smart contracts within a single execution environment, an architecture the Injective Foundation refers to as “MultiVM.” Applications deployed in either environment are intended to share access to the same assets, liquidity and protocol modules, supported by a token standard the Injective Foundation refers to as the MultiVM Token Standard, which is intended to provide a consistent representation of a given asset across both environments without bridging.

The Injective Foundation has stated that it intends to add support for the Solana Virtual Machine at a future date, although no assurance can be given that such support will be implemented or, if implemented, will be adopted.

The Trust’s Investment Objectives

The Trust’s primary investment objective is to seek to provide exposure to the price of INJ held by the Trust, less the expenses of the Trust’s operations and other liabilities. A secondary investment objective is for the Trust to earn additional INJ through its participation in the Staking Program administered by the Sponsor, in which staking rewards will be earned through the validation of transactions on the Injective Network. Under normal circumstances, the Sponsor will seek to stake all of the Trust’s INJ through one or more Staking Providers except for INJ reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The Sponsor anticipates that at least 90% of the Trust’s INJ will be staked under normal circumstances. The Trust will receive a portion of the staking rewards generated by the Staking Program, which may be treated as income to the Trust. In consideration for the Staking Program, the additional INJ generated by the Staking Program will be subject to the Staking Fees shared among the Staking Provider, the Sponsor, and the Custodian. In seeking to achieve its investment objectives, the Trust will hold INJ and will value its Shares daily as of 4:00 p.m. Eastern time (“ET”) using the same methodology used to calculate the Pricing Benchmark. All of the Trust’s INJ, including staked INJ, will be held by the Custodian.

The Pricing Benchmark

The U.S. dollar value of a Basket of Shares at 4:00 p.m. ET on the trade date of a creation order is equal to the Basket Amount, which is the number of INJ required to create a Basket of Shares, multiplied by the “Benchmark Price,” which is the price of INJ on the Pricing Benchmark as of 4:00 p.m. ET. The Pricing Benchmark Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements. See “The Trust and INJ Prices, The Pricing Benchmark.”

Summary of Risk Factors

An investment in the Trust involves risks described in the section below entitled “Risk Factors” and elsewhere in this Prospectus. Some of these risks are summarized below.

Risks associated with INJ and the Injective Network

INJ is a relatively new technological innovation with a limited history. There is no assurance that usage of INJ or the Injective Network will continue to grow. A contraction in the use or adoption of INJ may result in increased volatility or a reduction in the price of INJ, which could adversely impact the value of the Shares. Sales of INJ that have been newly released from escrow may cause the price of INJ to decline, which could negatively affect an investment in the Shares. INJ markets have a limited history, INJ trading prices have exhibited high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, Shareholders could lose all or substantially all of their investment in the Trust. Regulation of the use of INJ and the Injective Network continues to evolve both in the United States and in foreign jurisdictions, which may restrict the use of INJ or otherwise impact the demand for INJ. Disruptions at digital asset trading platforms could adversely affect the availability of INJ and the ability of Authorized Participants to purchase or sell INJ and, therefore, their ability to create and redeem Shares.

Spot markets on which INJ trades are relatively new and largely unregulated or may not be complying with existing regulations and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust. Disruptions at INJ spot markets, futures markets and in the over-the-counter (“OTC”) markets could adversely affect the availability of INJ and the ability of Authorized Participants (as defined below) to purchase or sell INJ or INJ derivatives (or provide cash in relation thereto) and therefore their ability to create and redeem Shares of the Trust. The loss or destruction of certain “private keys,” including by the Custodian, could prevent the Trust from accessing its INJ. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Loss of private keys may also impede the Trust’s ability to operate, including by limiting the Trust’s ability to transfer INJ in the face of a redemption request and forcing the Trust to consider liquidation.

Risks Associated with the Pricing Benchmark

The failure of the Pricing Benchmark methodology to measure the actual price of INJ could have an adverse effect on the Trust and on the value of an investment in the Trust. In addition, the price of INJ as calculated by the Pricing Benchmark methodology may differ from the price of INJ calculated by other methodologies and the price of INJ on any single spot market.

Risks Associated with Investing in the Trust

Shareholders may choose to use the Trust as a means of investing indirectly in INJ. As noted, there are significant risks and hazards inherent in the INJ market that may cause the price of INJ to fluctuate widely. Shareholders considering a purchase of Shares of the Trust should carefully consider what percentage of their total assets should be exposed to the INJ market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust. Because the value of INJ, and thus the value of the Shares, may be extremely volatile, Shareholders will need to monitor their investment frequently.

In addition, pursuant to the Staking Program administered by the Sponsor, substantially all of the Trust’s assets will be staked through one or more Staking Providers. Staking activity comes with a risk of loss of INJ. None of the Trust’s assets, including any staked assets, are subject to the protections enjoyed by depositors with Federal Deposit Insurance Corporation (“FDIC”) or SIPC member institutions. The staked assets may also be subject to jailing and to “slashing” penalties. These penalties may be imposed when a validator attests to two different histories of the chain or is offline for a prolonged period of time. As of September 15, 2026, the Slashing Parameters set the proportion of staked INJ forfeited upon either infraction at zero, such that the consequence of an infraction was jailing without forfeiture of INJ. Those parameters may be increased through Injective Network governance at any time and without notice to the Trust or the Shareholders, and any increase would apply automatically to the Trust’s staked INJ. The Trust itself will not engage in staking activities, including the operation of a validator node. Instead, the Staking Program will be administered by the Sponsor through service providers, including the Custodian and Staking Provider. While the Sponsor does not expect the activities of the Staking Provider to result in slashing penalties, there can be no guarantee that slashing penalties will not occur. Furthermore, the Custodian’s and the Staking Provider’s potential liability to the Trust for the actions associated with the Staking Program is limited, and the Custodian and Staking Provider may lack the assets or insurance in order to support the recovery of any losses incurred. Accordingly, there can be no guarantee that the Trust would recover any of its staked assets, or the value thereof, if it is subject to slashing or other penalties.

In consideration for the Staking Program, the additional INJ generated by the Staking Program will be subject to the Staking Fees shared among the Staking Provider, the Sponsor, and the Custodian. The aggregate Staking Fees, which include any fees of the Custodian, the Staking Provider, and the Sponsor, will not exceed 30% of the INJ staking rewards generated by the Staking Program. As of the date of this prospectus, the aggregate Staking Fees are expected to be 30% of the INJ staking rewards, resulting in the Trust retaining 70% of the INJ staking rewards generated by the Staking Program. The Staking Fees will reduce the amount of INJ that are received by the Trust from the Staking Program.

There is no assurance that the Trust will generate a profit for investors. In addition, an actual or perceived breach of the Trust’s account with the Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s net return will not match the performance of the Pricing Benchmark because the Trust incurs operating expenses and other fees and liabilities, the Trust is also expected to generate additional INJ through the Staking Program. Moreover, the NAV of the Trust may deviate from the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of INJ trading platforms due to fraud, failure, security breaches or otherwise.

Shareholders of the Trust should not expect to receive the economic benefit of any “fork” of the Injective Network or asset “air dropped” to holders of INJ. The Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the Injective Network (other than what the Sponsor determines to be INJ) or any air drop. If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

Pricing Information Available on the Exchange and Other Sources

The current market price per Share (symbol: “INJC”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The Indicative Trust Value (the “ITV”) per Share will be published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The website for the Trust, canaryetfs.com, or any successor thereto, which will be publicly accessible at no charge, will contain the following information: (a) the prior business day’s NAV; (b) the prior business day’s official closing price; (c) calculation of the premium or discount of such Exchange’s official closing price against such NAV; (d) data in chart form displaying the frequency distribution of discounts and premiums of the Exchange’s official closing price against the NAV, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Trust, if shorter); (e) the Prospectus; and (f) other applicable quantitative information. The Trust will also disseminate the Trust’s holdings on a daily basis on the Trust’s website. The NAV for the Trust will be calculated by the Administrator once a day and will be disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares will be disseminated through the facilities of the consolidated tape.

Any adjustments made to the Pricing Benchmark will be published on the Benchmark Provider’s website at https://indices.coindesk.com/indices/coindesk-twaps.

The intra-day levels and closing levels of the Pricing Benchmark are published by the Benchmark Provider, and the closing NAV is published by the Administrator (as defined below).

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

The Benchmark Provider makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the Pricing Benchmark for any purpose. Pricing Benchmark information and any other data calculated and/or disseminated, in whole or part, by the Benchmark Provider is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. The Benchmark Provider does not warrant that the Pricing Benchmark information will be uninterrupted or error-free, or that defects will be corrected. The Benchmark Provider also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.

For more information on the Pricing Benchmark and the Benchmark Provider, see “The Trust and INJ Prices” below.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on June 9, 2025, pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to a Trust Agreement, as amended and/or restated from time to time (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on September 12, 2024.

The Trust’s Service Providers

The Sponsor

The Sponsor, Canary Capital Group LLC, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor’s principal address is 8 Cadillac Drive, Suite 300, Brentwood, TN, 37027. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all normal operating expenses except for Extraordinary Expenses (defined below) out of the Sponsor’s fee.

The Trustee

The Trustee, CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust in accordance with the Declaration of Trust and as required by the Delaware Statutory Trust Act to create a Delaware statutory trust.

The Administrator

U.S. Bancorp Fund Services, LLC serves as the Trust’s administrator (the “Administrator”). The Administrator’s principal address is 615 East Michigan Street, Milwaukee, Wisconsin 53202. Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s INJ and calculating the NAV per Share of the Trust and the NAV of the Trust and supplying pricing information to the Sponsor for the relevant website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

The Transfer Agent

U.S. Bancorp Fund Services, LLC serves as the transfer agent for the Trust. The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust. The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from financial firms that are authorized to purchase or redeem Shares with the Trust (“Authorized Participants”).

The Custodian

BitGo Bank & Trust. N.A. serves as the Trust’s INJ custodian. Under the services agreements with the Custodian (the “Custodial Services Agreement”), the Custodian is responsible for safekeeping all of the INJ owned by the Trust. The Custodian was selected by the Sponsor. The Sponsor is responsible for opening the account with the Custodian that holds the Trust’s INJ (the “INJ Account”), as well as facilitating the transfer or sale of INJ required for the operation of the Trust.

The Cash Custodian

U.S. Bank, N.A., an affiliate of the Administrator and Transfer Agent, serves as the cash custodian for the Trust. The Cash Custodian is responsible for safekeeping all cash and other non-INJ assets of the Trust.

The Staking Provider

The Trust’s staking program (the “Staking Program”) will be carried out by the Sponsor, who will be responsible for selecting one or more staking providers (each, a “Staking Provider”) that operate validator nodes for the Injective Network. The Staking Providers are responsible for the establishment and operation of the validator nodes used to stake the Trust’s INJ. Pursuant to the Staking Program, under normal circumstances, the Sponsor will seek to stake all of the Trust’s INJ through the Staking Providers, except for INJ reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The Sponsor anticipates that at least 90% of the Trust’s INJ will be staked under normal circumstances. The Trust will disclose on its website the percentage of the Trust’s INJ that was staked as of the beginning of each trading day.

The Marketing Agent

Paralel Distributors LLC is the marketing agent of the Trust (the “Marketing Agent”) and is responsible for reviewing and approving the marketing materials, including the Trust’s website, prepared by the Sponsor for compliance with applicable SEC and the Financial Industry Regulatory Authority, Inc. (“FINRA”) advertising laws, rules, and regulations pursuant to a marketing agreement with the Trust. The Marketing Agent is a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of FINRA. With the assistance of the Marketing Agent, the Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis.

Pricing Benchmark Services

CoinDesk Indices, Inc. (the “Benchmark Provider”) publishes the Pricing Benchmark and is responsible for the oversight of the Pricing Benchmark.

INJ Trading Counterparties

The Trust buys and sells INJ through INJ trading counterparties selected by the Sponsor. The Trust does not currently intend to engage a prime broker or other liquidity provider providing similar services. As of the date of this Prospectus, the Trust has entered into agreements with each of Jane Street, Cumberland, Flowdesk, Crypto.com, Wincent, and BitGo to serve as an INJ trading counterparty to the Trust. Each of these INJ trading counterparties is, and any other trading counterparty the Trust places orders with in the future will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintains practices and policies designed to comply with anti-money laundering (“AML”) and know-your-customer (“KYC”) regulations or similar laws in non-U.S. jurisdictions.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor an annual fee of 1.10% of the Trust’s INJ Holdings (the “Sponsor Fee”). The Trust’s “INJ Holdings” is the quantity of the Trust’s INJ plus any cash or other assets held by the Trust represented in INJ as calculated using the Pricing Benchmark price, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in INJ as calculated using the Pricing Benchmark price. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the prior day’s INJ Holdings. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily in INJ and be payable monthly in INJ or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of INJ to pay the Sponsor Fee, the Sponsor, and not the Trust, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

As partial consideration for its receipt of the Sponsor Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs up to $200,000 per fiscal year, excluding taxes, but including: (i) the fees of the Trust’s third-party service providers, including, but not limited to, the Marketing Agent, the Administrator, the Custodian, the Transfer Agent, the Cash Custodian, the Benchmark Provider, and the Trustee, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Trust and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Trust’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. Expenses in excess of the $200,000 cap (“Excluded Expenses”) shall be borne by the Trust and will reduce the Trust’s NAV. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares.

In consideration for the Staking Program, the additional INJ generated by the Staking Program will be subject to the Staking Fees shared among the Staking Provider, the Sponsor, and the Custodian. The aggregate Staking Fees, which include any fees of the Custodian, the Staking Provider, and the Sponsor, will not exceed 30% of the INJ staking rewards generated by the Staking Program. As of the date of this Prospectus, the aggregate Staking Fees are expected to be 30% of the INJ staking rewards, resulting in the Trust retaining 70% of the INJ staking rewards generated by the Staking Program. The Staking Fees will reduce the amount of INJ that are received by the Trust from the Staking Program.

The Trust may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of INJ, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust, the Trust’s assets, or the interests of Shareholders, any indemnification of the Custodian or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of INJ to pay Extraordinary Expenses or Excluded Expenses, the Trust will bear such fees.

To the extent it does not have cash readily available, the Sponsor will cause the transfer or sale of INJ in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor or for payment of cash redemption proceeds to Authorized Participants. The Trust will seek to transfer or sell INJ at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Trust expenses and liabilities that are denominated other than in INJ, the amount of INJ transferred or sold may vary from time to time depending on the actual sales price of INJ relative to the Trust’s expenses and liabilities (e.g., if the price of INJ falls, the amount of INJ needed to be transferred or sold to pay an expense or liability denominated in U.S. dollars will increase). To the extent the Trust must buy or sell INJ, the Trust may do so through a third-party digital asset broker or dealer. The Sponsor will select third party brokers or dealers that it believes have implemented adequate AML, KYC and other legal compliance policies and procedures.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of INJ incurred in connection with the fulfillment of a creation or redemption order.

Custody of the Trust’s Assets

The Custodian is authorized to safeguard the Trust’s INJ holdings allocated to it by the Sponsor. The Custodian maintains one or more custody accounts on its books, pursuant to the terms of the Custodial Services Agreement, for the receipt, safekeeping, and maintenance of INJ.As a regulated custodian, the Custodian is subject to a detailed statutory and regulatory framework, including holding customer assets in segregated client accounts on behalf of customers. 100% of Trust assets and private keys safekeeper by the Custodian will be held in cold storage in segregated accounts and are never commingled with the Custodian or other client assets. The Custodian applies industry standards, such as Crypto Currency Security Standard (CCSS) and SOC1 and SOC2, while also working with the most trusted brands in the industry and offering clients comprehensive insurance solutions.

The Custodian ecosystem and architecture for private key management include the BitGo Platform, hardware security modules (“HSMs”) and modular services. The Custodian cold custody solution is built on BitGo’s security to manage keys on behalf of customers. The Custodian only signs transactions that have been authorized by the Sponsor and follow the policies set by the account administrators.

The primary keys and backup keys are created offline using an Offline Vault Console (“OVC”) on air gapped laptops during a secure ceremony to create hardened cryptographic seeds that power the BitGo solution. This is to ensure only machines which have no access to the internet and are pristine are able to see private key material.

Undisclosed personnel at the Custodian hold the sharded keys. When they are reconstituted, they are able to sign a transaction which moves funds in the public blockchain. To mitigate collusion, the individuals who have the sharded keys are different from those who have access to the vaults where the signings happen.

The private key is reconstituted in the OVC, but only in internal memory. At no point is it displayed or shown to any user. After signing is done, the key is no longer available in memory. The OVC is run in a read-only disk, so once the laptop is powered off, there is no non-volatile storage of any kind to write back to disk. The OVC operates using a RAM disk, where it simulates a real hard disk, but it is completely ephemeral and is wiped as soon as the machine is power cycled or rebooted, thus wiping the reconstituted private key and preventing it from being copied or compromised.

The Custodian is a national banking association and the private keys are strategically distributed across various geographic locations within the United States. In order to enhance security measures, the Custodian refrains from disclosing the exact locations of these keys.

The Staking Program

The Staking Program will be carried out by the Sponsor, who will be responsible for selecting one or more Staking Providers that operate validator nodes for the Injective Network. Under normal circumstances, the Sponsor will seek to stake all of the Trust’s INJ through the Staking Providers, except for INJ reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets.

The Trust will not have any direct contractual relationship with the Staking Providers. In determining the amount and percentage of the Trust’s INJ to allocate to each Staking Provider, the Sponsor will consider (i) the concentration of the Trust’s INJ at each Staking Provider, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Staking Provider, (iii) each Staking Provider’s history of implementing similar staking programs, (iv) the technology used by each Staking Provider, and (v) any other factor the Sponsor deems relevant in making the allocation determination.

In consideration for any staking activity in which the Trust may engage, the Trust will receive a portion of the staking rewards generated by the Staking Program. The Trust will dedicate substantially all of the Trust’s INJ to the Staking Program.

In consideration of the Staking Program, the Staking Fees will be shared among the Staking Provider, the Sponsor, and the Custodian. The aggregate Staking Fees, which include any fees of the Custodian, the Staking Provider, and the Sponsor, will not exceed 30% of the INJ staking rewards generated by the Staking Program. As of the date of this Prospectus, the aggregate Staking Fees are expected to be 30% of the INJ staking rewards, resulting in the Trust retaining 70% of the INJ staking rewards generated by the Staking Program. The Staking Fees will reduce the amount of INJ that are received by the Trust from the Staking Program. The remainder of the staking rewards generated by the Staking Program will be redeployed into the Staking Program, transferred out or sold in connection with the redemption of Baskets, or transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. Except for INJ reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets, all staking rewards will be restaked pursuant to the Staking Program.

Staking rewards accrue to the Trust’s delegated INJ continuously and are reflected in the Trust’s daily NAV calculation as accrued but unclaimed rewards. The Staking Provider will claim accrued rewards and deliver them to the Trust’s wallet or wallets at the Custodian on a periodic basis.

On the Injective Network, staking rewards accrue on a per-block basis, and accrued rewards may be withdrawn at any time. The Injective Network’s mint module calculates the reward attributable to each block by reference to an assumed 63,072,000 blocks per year, equivalent to a block interval of 0.50 seconds. Blocks are produced at a longer average interval than that assumption implies. Over the 5,000 blocks preceding September 15, 2026, the average observed interval between blocks was approximately 0.62 seconds. Because fewer blocks are produced in a year than the mint module assumes, the INJ actually issued over a given period is less than the nominal annualized issuance figure the mint module reports, and the reward rate described below reflects that difference. Bonding is effective immediately, and delegated INJ begins earning staking rewards in the next block. Undelegation is subject to a 21-day unbonding period, during which the INJ does not earn staking rewards, cannot be transferred or redelegated, and remains subject to slashing in respect of infractions committed by the validator while the INJ was bonded to it.

The Sponsor will carry out the Staking Program in accordance with the Sponsor’s liquidity risk management policy (the “Liquidity Risk Management Policy”), which is designed to satisfy the requirements of the Exchange’s listing rules. The Liquidity Risk Management Policy is designed to ensure that the Trust maintains sufficient liquidity to timely fulfill redemption orders to preserve the effective and efficient arbitrage mechanism of the Trust. The Liquidity Risk Management Policy assesses the characteristics of a protocol’s native unbonding period, the particular unbonding characteristics of the Staking Program, sources of credit, sources of tokens, and other relevant liquidity considerations against the settlement period for any redemption of the Trust’s shares. The Liquidity Risk Management Policy permits the Trust to maintain credit facilities to help meet redemption requests, which may include the Sponsor’s own credit facilities to serve as a source of backup liquidity for the Trust. As of the date of the Prospectus, no such credit facility has been entered into by the Trust. The complete Liquidity Risk Management Policy is available on the Trust’s website at canaryetfs.com.

The Shares

The Trust will issue Shares, which represent fractional undivided beneficial interests in and ownership of the Trust. Shares issued by the Trust will be registered in a book entry system and held in the name of Cede & Co. at the facilities of the Depository Trust Company (“DTC”), and one or more global certificates issued by the Trust to DTC will evidence the Shares. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”) or indirectly through entities (such as broker-dealers) that are DTC Participants.

Net Asset Value

Net asset value (“NAV”) means the total assets of the Trust including, but not limited to, all INJ and cash less total liabilities of the Trust.

The Administrator determines the NAV of the Trust on each day that the Exchange is open for regular trading, as promptly as practical after 4:00 p.m. ET. The NAV of the Trust is the aggregate value of the Trust’s assets less its accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Administrator values the INJ held by the Trust based on the price set by the Pricing Benchmark as of 4:00 p.m. ET. The Administrator also determines the NAV per Share. For purposes of the Trust’s financial statements, the Trust will utilize a pricing source that is consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), as of the financial statement measurement date, which may result in valuations that differ from the Trust’s daily NAV calculations. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.

Plan of Distribution

The Trust is an exchange-traded product. When the Trust sells or redeems its Shares, it will do so in blocks of 10,000 Shares (a “Basket”) based on the quantity of INJ attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of INJ represented by the Basket being created or the cash needed to purchase the amount of INJ represented by the Basket being created, as calculated by the Administrator. For a redemption of Shares, the Sponsor shall arrange for the INJ represented by the Basket to be either distributed in-kind or sold and the cash proceeds distributed. Authorized Participants, or an Authorized Participant’s designee (an “Authorized Participant Designee”) will deliver, or facilitate the delivery of, cash or INJ to the Trust’s account with the Custodian (in the case of INJ) or Cash Custodian (in case of cash) in exchange for Shares when they purchase Shares, and the Trust will deliver either cash or INJ to such Authorized Participants or their Authorized Participant Designees when they redeem Shares with the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “INJC.”

Federal Income Tax Considerations

It is expected that an owner of Shares will be treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. A shareholder will accordingly include in the computation of their taxable income their proportionate share of the income and expenses realized by the Trust. Each sale or other disposition of INJ by the Trust (including, under current Internal Revenue Service (“IRS”) guidance, the use of INJ to pay expenses of the Trust) will give rise to gain or loss and will therefore constitute a taxable event for some or all of the Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Baskets consist of either INJ or cash. Deposits of INJ are held by the Custodian on behalf of the Trust until (i) transferred out or sold in connection with redemptions of Baskets or (ii) transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of INJ, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

Emerging Growth Company

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) its having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) its issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “1933 Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

INJ, INJ MARKETS AND REGULATION OF INJ

This section of the Prospectus provides a more detailed description of INJ, including: information about the historical development of INJ; how a person holds INJ; how to use INJ in transactions; how to trade INJ; the spot markets where INJ can be bought, held and sold; and the INJ OTC market.

INJ and the Injective Network

The Injective Network is a specialized Layer-1 blockchain designed to serve as the technological foundation for the future of finance. The blockchain employs a custom implementation of the Tendermint (now known as CometBFT) Proof-of-Stake (PoS) consensus framework, a Byzantine Fault Tolerant (BFT) consensus algorithm designed for public or private blockchain networks, enabling secure and fast transaction finality. The network differentiates itself through its purpose-built architecture that optimizes for financial use cases. The platform’s modular approach to functionality provides developers with pre-built and customizable infrastructure components, facilitating rapid application development and composability.

INJ serves multiple functions within the Injective ecosystem, including network security through staking mechanisms, governance participation, and functioning as the primary medium of exchange. As the native medium of exchange on the Injective Network, INJ is used to pay transaction fees, facilitate non-fungible token purchases and sales, pay trading fees, and enable other on-chain operations.

In 2025, the Injective Network delivered several material updates that enhanced scalability, interoperability, and ecosystem growth. These included the “Performance Upgrade,” which improved node efficiency and validator coordination and the launch of the AI-driven iBuild platform to accelerate decentralized application development. In October 2025, the Injective Network replaced its recurring Burn Auction with a monthly mechanism referred to as the Community BuyBack. On November 11, 2025, the Injective Network activated a native Ethereum Virtual Machine (“EVM”) execution environment on its mainnet. Following that activation, the Injective Network supports both WebAssembly (“WASM”) and EVM smart contracts within a single execution environment, an architecture the Injective Foundation refers to as “MultiVM.” Applications deployed in either environment are intended to share access to the same assets, liquidity and protocol modules, supported by a token standard the Injective Foundation refers to as the MultiVM Token Standard, which is intended to provide a consistent representation of a given asset across both environments without bridging.

The Injective Foundation has stated that it intends to add support for the Solana Virtual Machine at a future date, although no assurance can be given that such support will be implemented or, if implemented, will be adopted.

Security and Staking

Validators and delegators of INJ participate in the Injective Network via staking of INJ in order to secure the Injective Network. Validators operate nodes on the Injective Network, while delegators can assign INJ to a particular node of choice. Staked INJ enables a robust decentralized environment in which security of the Injective Network is ensured via penalty and reward systems.

A validator, and the INJ delegated to it, may be subject to jailing and to slashing in accordance with the Slashing Parameters then in effect, in the event of double-signing or of a failure to satisfy the network’s liveness requirement. As of September 15, 2026, the Slashing Parameters set the proportion of staked INJ forfeited upon either infraction at zero, such that the applicable consequence was jailing and, in the case of double-signing, tombstoning. Those parameters are set by INJ holder governance and may be changed at any time, and any increase would apply automatically to INJ then delegated. See “Staked INJ Is Subject To Slashing, Jailing And Tombstoning Under The Injective Network’s Slashing Module.”

Holders of INJ may also participate in staking without having to operate a node on the Injective Network to earn a share of validator rewards. To do so, users delegate INJ to validator(s), which can be done through supported browser wallets, or directly through the Injective Hub. In return for locking up INJ, users earn a share of the validator’s INJ rewards, less the fee charged by the selected validator (commission), distributed pro rata. A user’s staked INJ is subject to the same penalties as the validator to which it is delegated, so that validators and delegators are aligned in contributing to the overall security of the Injective Network. As described above, the proportion of staked INJ forfeited upon an infraction was zero as of September 15, 2026; however, a delegator to a jailed validator earns no staking rewards for the duration of the jailing.

Governance

INJ is utilized for community led governance across all parameters of the Injective Network. Injective has a unique permissioning layer for smart contract uploads, meaning that the Injective community of INJ stakers must vote in order to instantiate a smart contract on mainnet. This empowers holders of INJ to directly govern all parameters of the Injective Network as a whole.

For governance, INJ is used for proposal creation and token-weighted voting on active proposals. As a spam deterrent, Injective requires a minimum deposit, made in INJ, for the proposal to move on to the voting stage. This deposit threshold can either be met entirely by the proposer, or cumulatively by other users contributing INJ to the proposal deposit. If the minimum deposit amount is not reached by the time the maximum deposit period elapses, the proposal will be automatically rejected, and the deposit(s) burned. Additionally, if the proposal does not pass upon voting period expiry, the proposal deposit is burned.

Proposal voting occurs during a preset voting period, which is set via governance and applied to all governance votes. During the voting process, only staked INJ is eligible to participate in voting meaning only validators and delegators can vote on active proposals. Voting power is token-weighted, meaning that 1 INJ equals 1 vote. Delegators are not required to actively participate in governance to maintain their status. However, delegators have the option to vote directly on proposals. If a delegator does not vote, their voting power will automatically be inherited by the validator to whom they have delegated for that specific voting event.

The Injective Network’s governance operates under a defined set of parameters which are subject to change through community-driven proposals. To submit a proposal, a minimum deposit of 100 INJ is required. Once a proposal is live, the voting period lasts for four days. For any proposal to be considered valid, a quorum of at least 33.4% participation from eligible voters must be met. To pass, a proposal needs a simple majority with an approval threshold of 50%. Voters can choose from four options: Yes, No, Abstain, or No With Veto. If 33.4% or more of the total votes cast are “No With Veto,” if quorum is not reached, or if the proposal fails to meet the minimum deposit, the deposited INJ will be burned. In all other cases, the deposit is refunded to the proposer.

Mechanics

The underlying mechanics that distinguish the Injective Network architecture from other native crypto assets are the carefully engineered systems designed for scalability and sustainability.

Supply Dynamics

Injective leverages its mint module to allow for flexible supply parameters as a means to achieve a desired staked supply on the Injective Network. The INJ supply rate automatically adjusts on a block-by-block basis, calculated based on the Injective Network’s targeted bonded-stake ratio (the “Goal Bonded Percentage”), supply rate change parameter, lower/upper bounds on token supply rate, and blocks per year. As a result, this framework is commonly referred to as the “Moving Change Rate Mechanism.”

In short, if the actual bonded percentage is below the Goal Bonded Percentage, the supply rate will increase by an amount proportional to the deviation from the Goal Bonded Percentage but will not exceed the upper bound of the supply rate. If the Goal Bonded Percentage is maintained, then the supply rate will remain constant. If the actual bonded percentage exceeds the Goal Bonded Percentage, the supply rate will decrease by an amount proportional to the deviation from the Goal Bonded Percentage but will not go below the lower bound of the supply rate.

The moving change rate mechanism is designed to engineer network activity that is responsive and adaptable, ensuring that the Injective Network consistently meets its targeted Goal Bonded Percentage, thus promoting a more sustainable and stable ecosystem. As of September 15, 2026, the Goal Bonded Percentage was 60%, the lower and upper bounds on the supply rate were 2.20% and 4.40% per year, and the prevailing supply rate was 4.40%, at the upper bound. The governance proposals that established these bounds are described under “INJ Distribution and Supply” below.

Injective Burn Auction and Community BuyBack

The Injective Network systematically removes INJ from circulation through a recurring on-chain mechanism funded by a portion of the revenue generated by participating applications on the Injective Network, together with direct contributions from individual users.

From December 2021 until October 2025, that mechanism operated as the Burn Auction. Under the Burn Auction, the accumulated basket of tokens was offered on a recurring basis in an “English Auction” in which bids were placed in INJ; the highest bidder received the entire basket at the auction’s expiry, and the winning INJ bid was permanently burned.

In October 2025, the Burn Auction was replaced by the Community BuyBack. Under the Community BuyBack, a monthly on-chain event is held in which participants commit INJ during a defined window and receive a pro rata share of the accumulated basket, which may consist of INJ, stablecoins and other digital assets. All INJ committed by participants is permanently burned. Participation is subject to a limited number of slots allocated on a first-come, first-served basis, and commitments are irrevocable once submitted. As of September 15, 2026, the settlement interval configured in the Injective Network’s auction module was 2,419,200 seconds, or 28 days.

Both mechanisms are implemented through the exchange and auction modules native to the Injective Network. These modules are available out-of-the-box for anyone building on the Injective Network as part of the Injective Network’s core offering of plug-and-play financial primitives.

Exchange Module

The exchange module is one of Injective’s custom blockchain modules available for developers to utilize in building applications on the Injective network. The module enables a fully decentralized spot and derivative exchange. The entire process of orderbook management, trade execution, order matching, and settlement occurs onchain through the logic codified by the exchange module. A portion of revenue generated by applications using the exchange module to power exchange services is allocated to the auction module for inclusion in the recurring burn mechanism described above.

Auction Module

The auction module provides two essential services for the operation of the Burn Auction; token collection and auction orchestration. For token collection, the auction module periodically gathers tokens from the exchange module, pooling them into an auction fund. Importantly, the auction fund also receives tokens from applications that do not utilize the exchange module but have opted into participation, as well as from individual user contributions. The auction module also orchestrates the recurring event itself, including coordination of participation, allocation of the basket, and burning of the INJ committed by participants.

Supply Dynamics

The total supply of INJ is not fixed. New INJ is issued as staking rewards at a rate that the protocol adjusts on a block-by-block basis toward a targeted proportion of total supply bonded to validators, subject to governance-set upper and lower bounds; a framework commonly referred to as the “Moving Change Rate Mechanism” INJ is concurrently removed from supply through the mechanism described under “Injective Burn Auction” and “Community BuyBack”. The parameters governing issuance, and their values as of the date of this Prospectus, are described under “INJ Distribution and Supply”.

INJ Market and Digital Asset Trading Platforms

Beyond its utility with the Injective Network, investors may purchase and sell INJ to speculate as to the value of INJ in the INJ market or as a long-term investment to diversify their portfolio. The value of INJ within the INJ market is determined, in part, by the supply of and demand for INJ, market expectations for adopting INJ and the Injective ecosystem by individuals, the volume of commercial and private end-user-to-end-user transactions.

The most common means of determining a reference value is surveying trading platforms where secondary markets for INJ exist. The most prominent digital asset trading platforms (“Digital Asset Trading Platform”) are often referred to as “exchanges”. However, they are not regulated and do not report trade information in the same way as a national securities exchange. As such, there are some differences in the form, transparency, and reliability of trading data from Digital Asset Trading Platforms. Generally speaking, INJ data is available from these Digital Asset Trading Platforms, which have publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the USD or Euro or another digital asset such as USDC or USDT. In addition, INJ and the cryptocurrency and crypto tokens transiting other smart contract networks are often traded through decentralized smart contract platforms, referred to as “decentralized exchanges.” OTC dealers or market makers do not typically disclose their trade data.

Currently, several Digital Asset Trading Platforms are operating worldwide and trading platforms represent a substantial percentage of INJ buying and selling activity and provide the most data concerning prevailing valuations of INJ. INJ is currently listed for trading on a limited number of U.S.-based Digital Asset Trading Platforms, including Coinbase, Kraken, and Crypto.com. A Digital Asset Trading Platform provides investors with a way to purchase and sell INJ, similar to stock exchanges like the New York Stock Exchange or NASDAQ, which provide ways to buy stocks and bonds in the so-called “secondary market.” Unlike stock exchanges regulated to monitor securities trading activity, Digital Asset Trading Platforms are largely regulated as money services businesses (or a foreign regulatory equivalent) that monitor against money laundering and other illicit financing. Digital Asset Trading Platforms operate websites that permit investors to open accounts with the trading platform and then purchase and sell INJ and other digital assets.

Although bitcoin was the first cryptocurrency, since 2009, the number of digital assets, market participants and companies in the space has increased dramatically. There are currently many other prominent digital assets. The digital asset marketplace is still being defined and evolving, including the practices of exchanges, the behavior of investors, and the protocols and prominence of particular digital assets. Before 2017, bitcoin accounted for approximately 85% or more of the total market capitalization of all digital assets. Bitcoin’s share of the aggregate market capitalization of all digital assets has declined materially since 2017 as other digital assets have launched and grown. As of September 15, 2026, bitcoin represented approximately 58.9% of that aggregate market capitalization.

Shareholders creating Shares can acquire INJ to be deposited with the Trust either on Digital Asset Trading Platforms, in the OTC markets or in direct bilateral transactions. OTC trading and direct transactions of INJ are generally accomplished via bilateral agreements on a principal-to-principal basis. All risks and issues related to creditworthiness are between the parties directly involved in the transaction.

Development of the Injective Ecosystem

Digital assets such as INJ may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The Injective ecosystem, including the Injective Network, and other digital asset networks are a new and rapidly evolving industry. The growth of the digital asset industry in general, and the Injective Network in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the digital asset industry, as well as the Injective ecosystem, include:

●	continued worldwide growth in the adoption and use of INJ and other digital assets, including those competitive with INJ;

●	government and quasi-government regulation of INJ and other digital assets and their use, or restrictions on or regulation of access to and operation of the Injective Network or similar digital asset systems;

●	the maintenance and development of the open-source software codebase used for the Injective Network services;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

●	general economic conditions and the regulatory environment relating to digital assets and digital asset service providers.

The Trust is not actively managed and will not have any strategy relating to the development of the Injective ecosystem, including the Injective Network. Furthermore, the Sponsor cannot be certain as to the impact of the Trust and the expansion of its INJ holdings on the digital asset industry and the Injective Network. A decline in the popularity or acceptance of the Injective ecosystem, including the Injective Network, may harm the price of the Shares. There is no assurance that the Injective ecosystem, including the Injective Network, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to digital asset service providers will not be negatively affected by government regulation or supply and demand of INJ.

Market Participants

Validators

Validators on the Injective Network range from community participants to professional operators that run dedicated infrastructure. Validators propose and confirm blocks and share block rewards and transaction fees with their associated delegators, net of validator commission.

Staking rewards on the Injective Network are determined by the protocol and are distributed to validators and their delegators based on the proportion of stake bonded to a validator relative to the total bonded stake in the network. Rewards are funded by protocol-specified emissions and, where applicable, transaction fees collected on the network.

Staking rewards on the Injective Network are a function of the protocol’s issuance rate, the proportion of total supply bonded to validators, the portion of block rewards directed to the community pool, and the commission charged by the validator to which INJ is delegated. Because each of these inputs varies, the annualized reward rate available to a delegator varies over time. Reductions to the protocol’s issuance bounds adopted through governance have reduced the rate, while declines in the proportion of INJ bonded to validators have increased it, and the rate has moved in both directions over the life of the network. As of September 15, 2026, the annualized issuance rate was 4.40% of total supply, 58,037,697 INJ, or approximately 47.2% of total supply, was bonded to validators, and the community tax was 5.00%. After giving effect to the community tax, to the validator commission charged by the validator to which the Trust’s INJ is delegated, and to the rate at which blocks are actually produced on the Injective Network, these parameters implied an annualized reward rate of approximately 6.8%. Because the issuance rate rises and falls with the proportion of INJ bonded to validators, and is presently at the upper bound permitted by the parameters then in effect, the reward rate available to the Trust would be expected to decline materially if the bonded proportion were to rise toward the network’s 60% target. The Sponsor cannot predict the annualized reward rate that will be available to the Trust, and there can be no assurance that the Staking Program will result in returns comparable to any historical rate.

On the Injective Network, staking rewards accrue on a per-block basis, and accrued rewards may be withdrawn at any time. The Injective Network’s mint module calculates the reward attributable to each block by reference to an assumed 63,072,000 blocks per year, equivalent to a block interval of 0.50 seconds. Blocks are produced at a longer average interval than that assumption implies. Over the 5,000 blocks preceding September 15, 2026, the average observed interval between blocks was approximately 0.62 seconds. Because fewer blocks are produced in a year than the mint module assumes, the INJ actually issued over a given period is less than the nominal annualized issuance figure the mint module reports, and the reward rate described above reflects that difference. Bonding is effective immediately, and delegated INJ begins earning staking rewards in the next block. Undelegation is subject to a 21-day unbonding period, during which the INJ does not earn staking rewards, cannot be transferred or redelegated, and remains subject to slashing in respect of infractions committed by the validator while the INJ was bonded to it.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets. However, the participation landscape is beginning to change and large corporations, financial institutions and investment firms are taking positions providing exposure to INJ and other digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer INJ transactions through the direct sending of INJ within the Injective ecosystem. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers.

Service Sector

This sector includes companies that provide various services including the buying, selling, payment processing and storing of INJ. Binance and Coinbase are some of the largest trading platforms by volume traded supporting INJ. The Custodian is a digital asset custodian that provides custodial accounts that store INJ for users. As the Injective ecosystem continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Injective ecosystem.

Potential Forms of Attack Against the Injective Network

All blockchain-based networked systems are vulnerable to various attacks, including distributed denial-of-service strikes, botnet attacks, and Sybil attacks. For example, a Sybil attack could occur if an attacker manages to create a large number of validator nodes, either by splitting their stake into multiple smaller nodes or by acquiring enough INJ.

The Injective Network reaches consensus through a Byzantine Fault Tolerant protocol under which blocks are finalized by validators representing more than two-thirds of bonded stake. Accordingly, a participant or coordinated group of participants controlling more than one-third of bonded stake could prevent the Injective Network from finalizing new blocks, and a participant or coordinated group controlling more than two-thirds of bonded stake could finalize blocks of its choosing, including blocks that censor or reorder transactions. As of September 15, 2026, the active validator set on the Injective Network was limited to 45 validators. Conduct of this kind would be expected to expose the participants to jailing and, in the case of double-signing, to tombstoning under the Injective Network’s slashing module. As of September 15, 2026, the Slashing Parameters set the proportion of staked INJ forfeited upon an infraction at zero, so that a participant engaging in such conduct would not forfeit staked INJ under the parameters then in effect. The absence of an economic forfeiture may reduce the deterrent effect of the slashing module, and the remaining penalties may not be sufficient to deter an attacker that is not motivated economically.

Many digital asset networks have also been subjected to DDoS attacks, which led to temporary delays in transaction recording and the transfer of digital assets. Any similar attacks on the Injective Network or the Injective ecosystem that impact the ability to transfer INJ could adversely affect the price of INJ and the value of the Shares. The development of software on and consensus around the Injective ecosystem could be temporarily or more permanently impacted by any attack.

Summary of an Injective Transaction

Prior to engaging in transactions on the Injective Network, a user generally must install a compatible wallet application on their computer or mobile device. This software enables the user to generate a cryptographic key pair, consisting of a public key and a private key, associated with an INJ address. The wallet software allows the user to connect to the Injective Network, send INJ to and receive INJ from other users.

Each INJ address is linked to a unique public-private key pair. To receive INJ, the recipient provides their public address to the sender, similar to sharing routing information in traditional finance. The sender then initiates the transaction by signing it with their private key, which proves control over the wallet’s funds. The recipient’s private key is never disclosed or used in this process.

Private keys are critical to maintaining control over INJ and authorizing transactions. If a private key is lost or deleted without backup, the INJ associated with that wallet becomes permanently inaccessible. Wallet software is responsible for securely signing transactions and broadcasting them to the Injective Network for validation.

All transactions on the Injective Network require “gas” fees, which are paid in INJ and reflect the computational resources used during execution. Gas costs are calculated based on transaction complexity and current network conditions. Once signed, the transaction is broadcast to validators for inclusion in a block.

Validators verify the transaction, participate in consensus using the Injective Network’s Tendermint (now known as CometBFT) based architecture, and confirm the block by propagating the updated ledger across the network. Each block references the prior one, preserving the chain’s continuity and ensuring immutability. Once a transaction is confirmed on-chain, wallet balances are updated accordingly and the transaction becomes irreversible.

Some transactions may also occur off-chain, such as internal ledger movements within centralized exchanges or custodial platforms. These off-chain transactions are not recorded on the Injective Network and therefore are not secured by its consensus mechanism. As a result, off-chain transfers carry counterparty risk and differ from the publicly verifiable nature of on-chain INJ transactions.

INJ Distribution and Supply

The Injective Network token generation event occurred on October 21, 2020, and had an initial supply of 100,000,000 INJ. The INJ token’s genesis distribution was allocated across several categories to support the Injective Network’s development. Specifically, 6% of the total supply was allocated to the seed sale, 16.67% to the private sale, and 9% to participants of the Binance Launchpad sale. The Injective Network team received 20% of the tokens, while advisors were allocated 2%. To foster long-term growth and sustainability, 36.33% was designated for ecosystem development, and 10% was reserved for community growth initiatives. The 100,000,000 INJ genesis allocation represents the initial supply of INJ and does not operate as a fixed maximum supply. The total supply of INJ is not capped and varies over time as a function of protocol issuance and protocol-directed token burns.

The vesting schedule followed tailored unlock structures to ensure responsible token distribution. In particular, both the seed sale and private sale participants had no tokens unlocked at the token generation event. The seed sale had a seven-month cliff, followed by the unlocking of 33.3% of tokens every six months thereafter. The private sale had a longer cliff of eight months, with the same bi-annual unlock schedule. The Binance Launchpad sale participants, in contrast, received 100% of tokens immediately at the token generation event with no lockup period.

For the Injective Network team, tokens were subject to a nine-month cliff, after which 16.7% were unlocked semiannually. The allocation for advisors was subject to an eight-month cliff, followed by 16.7% semiannual unlocks. The ecosystem development allocation had 17% unlocked at the token generation event, followed by a six-month cliff and quarterly unlocks of 8.3%. The community growth tokens were subject to a one-month cliff, followed by monthly unlocks of 8.33%. Overall, the full genesis token supply, amounting to 100 million INJ, was fully unlocked by January 2024.

Following the completion of the genesis unlock schedule, changes in the total supply of INJ are governed by two opposing protocol mechanisms: the issuance of new INJ as staking rewards, and the permanent destruction, or “burning,” of INJ through protocol-directed mechanisms.

New INJ is issued on a per-block basis pursuant to the Injective Network’s mint module, the operation of which is described under “Mechanics, Supply Dynamics” above. The issuance rate is not fixed. It adjusts algorithmically toward a targeted proportion of total supply bonded to validators, subject to a lower bound and an upper bound on the annualized issuance rate and to a supply rate change parameter that governs how quickly the rate moves within those bounds. When the proportion of INJ bonded to validators falls below the network’s target, the issuance rate increases to incentivize additional staking; when the bonded proportion exceeds the target, the issuance rate declines.

These parameters are established and modified by INJ holder governance rather than by any centralized administrator. On April 23, 2024, INJ holders approved governance proposal IIP-392, referred to as INJ 3.0, which provided for phased quarterly reductions to the issuance bounds over a two-year period, lowering the annualized lower bound from 5% to 4% and the upper bound from 10% to 7%, and which increased the supply rate change parameter in order to make the issuance rate more responsive to changes in staking activity. On or about January 20, 2026, INJ holders approved a further proposal, IIP-617, referred to as the INJ Supply Squeeze. The Injective Foundation has stated that IIP-617 permanently increases the rate of INJ supply reduction by 100%, effectively doubling the network’s rate of deflation, by further tightening protocol issuance parameters, and that the mechanism is intended to operate in tandem with the Community BuyBack described below. As of September 15, 2026, the annualized issuance bounds in effect on the Injective Network were a lower bound of 2.20% and an upper bound of 4.40%, the targeted bonded proportion was 60%, and the prevailing issuance rate was 4.40%, at the upper bound, reflecting a bonded proportion below the target.

Because the issuance rate is determined algorithmically by reference to staking participation, and because the governing parameters are subject to modification by governance at any time, the rate at which new INJ is issued may increase or decrease in the future.

The Injective Network has operated a recurring mechanism for the permanent destruction of INJ since December 2021, when an initial burn of 40,000 INJ was executed. Under the mechanism as originally implemented, referred to as the Burn Auction, a specified portion of fees generated by exchange applications built on the Injective Network - reported by the Injective Foundation as 60% of such fees - was aggregated into a basket of tokens that was auctioned on a weekly basis to the highest bidder in exchange for INJ. The INJ tendered by the winning bidder was then permanently burned, reducing the total supply of INJ.

In October 2025, the Burn Auction was superseded by a mechanism referred to as the Community BuyBack. Under the Community BuyBack, a monthly on-chain event is held in which participants commit INJ during a defined window in exchange for a pro rata share of a basket of revenue generated across the Injective ecosystem, which may consist of INJ, stablecoins and other digital assets. All INJ committed by participating users during the event is permanently burned, reducing the total supply of INJ.

More than 7.1 million INJ had been permanently removed from circulation through these mechanisms as of June 2026. Because the size of each Community BuyBack basket is a function of revenue generated across the Injective ecosystem during the relevant period, the volume of INJ burned in any given period depends on network activity levels and may vary significantly. Periods of reduced on-chain activity would be expected to result in smaller baskets and correspondingly fewer INJ burned.

On or about January 20, 2026, INJ holders approved governance proposal IIP-617, referred to as the INJ Supply Squeeze. The Injective Foundation has stated that IIP-617 permanently increases the rate of INJ supply reduction by 100%, effectively doubling the network’s rate of deflation, by further tightening protocol issuance parameters, and that the mechanism is intended to operate in tandem with the Community BuyBack. The Injective Foundation has reported that the proposal was approved with the support of holders of approximately 29 million staked INJ.

The combined effect of protocol issuance and protocol-directed burns on the total supply of INJ in any period depends on the prevailing issuance rate, the proportion of INJ bonded to validators, and the volume of fees and ecosystem revenue available for the Community BuyBack. As a result, the total supply of INJ may increase or decrease from period to period. As of September 15, 2026, the total supply of INJ was 122,895,808 INJ, of which 58,037,697 INJ, or approximately 47.2%, was bonded to validators. That total supply is approximately 22.9% greater than the 100,000,000 INJ initial supply issued at the token generation event, reflecting that cumulative protocol issuance since inception has exceeded the cumulative volume of INJ burned.

Certain publicly available third-party sources, including digital asset price aggregators, report the total or circulating supply of INJ as 100,000,000 and describe that figure as a maximum supply. That figure is the initial supply issued at the token generation event. It does not reflect subsequent protocol issuance or burns, and the Injective Network does not impose a maximum supply.

Although the Injective Foundation has characterized INJ as a deflationary asset, and although INJ holder governance has repeatedly acted to reduce protocol issuance and to increase the volume of INJ burned, the total supply of INJ has increased since the token generation event. There can be no assurance that the total supply of INJ will decline over any period, that the Community BuyBack or the issuance parameters adopted under INJ 3.0 or IIP-617 will be maintained in their current form, or that INJ holder governance will not adopt changes that increase protocol issuance or reduce or eliminate the burn mechanism. Investors should not assume that any reduction in the supply of INJ will result in an increase in the price of INJ or the value of the Shares.

Community Engagement and Development

INJ holders that stake INJ are entitled to vote on protocol parameters and other governance matters, and the Injective Network’s token distribution has included allocations directed toward ecosystem development and community growth, each as described above.

Staking

The Sponsor is responsible for administering the Staking Program and will select one or more Staking Providers who will utilize the hardware, software and services necessary to enable the establishment of validator nodes and stake the Trust’s INJ on the Injective Network. As a result of any staking activity in which the Trust may engage, the Trust expects to receive certain staking rewards of INJ, which may be treated for federal income tax purposes as income to the Trust’s Shareholders. The Trust itself will not engage in staking activities, including operation of a validator node. The Staking Provider exercises no discretion as to the amount the Trust’s INJ to be staked or timing of the staking activities (other than as is incidental in establishing or deactivating validator nodes). The Custodian will maintain exclusive possession and control of the private keys associated with any staked INJ at all times. Staking activity comes with a risk of loss of INJ, including in the form of “slashing” penalties, although as of September 15, 2026 the Slashing Parameters set the proportion of staked INJ forfeited upon an infraction at zero. Those parameters may be increased through Injective Network governance at any time. Additionally, as part of the “exiting” processes of INJ staking, any staked INJ will be inaccessible for a period of 21 days, resulting in certain liquidity risks that the Sponsor will manage in accordance with the Liquidity Risk Policy of the Trust.

In consideration of the Staking Program, the Staking Fees will be shared among the Staking Provider, the Sponsor, and the Custodian. The aggregate Staking Fees, which include any fees of the Custodian, the Staking Provider, and the Sponsor, will not exceed 30% of the INJ staking rewards generated by the Staking Program. As of the date of this Prospectus, the aggregate Staking Fees are expected to be 30% of the INJ staking rewards, resulting in the Trust retaining 70% of the INJ staking rewards generated by the Staking Program. The Staking Fees will reduce the proceeds of the Staking Program received by the Trust.

INJ Market and INJ Exchanges

INJ may be transferred in direct peer-to-peer transactions on the Injective Network, allowing users to send INJ from one address to another without intermediaries. While INJ is primarily used within decentralized applications for trading, staking and governance, it may also be used as a unit of exchange for goods or services in peer-to-peer settings, particularly within applications built on the Injective Network.

In addition to its use in protocol-level activity, INJ may be purchased or sold on secondary markets by investors and traders seeking to gain exposure to the Injective Network. The value of INJ in the market is influenced by various factors, including the supply of and demand for INJ, adoption of the Injective Network by developers and users, trading and staking activity, application growth and broader conditions in the digital asset markets. As on-chain trading activity scales and the Injective Network expands its role in decentralized markets, the economic profile of INJ may continue to evolve.

INJ spot markets provide investors with a website that permits investors to open accounts with the spot market and then purchase and sell INJ. Prices for trades on INJ spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with an INJ spot market and trading INJ is different from, and should not be confused with, the process of users sending INJ from one INJ address to another INJ address on the Injective Network. This latter process is an activity that occurs on the Injective Network, while the former is an activity that occurs entirely on the private website operated by the spot market. The spot market typically records the investor’s ownership of INJ in its internal books and records, rather than on the Injective Network. The spot market ordinarily does not transfer INJ to the investor on the Injective Network unless the investor makes a request to the spot market to withdraw the INJ in their exchange account to an off-exchange INJ wallet.

Outside of spot markets, INJ can be traded OTC in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for INJ, investment managers, proprietary trading firms, high-net-worth individuals that trade INJ on a proprietary basis, entities with sizeable INJ holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of INJ. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price, often via phone or email, and then one of the two parties will then initiate the transaction. For example, a seller of INJ could initiate the transaction by sending the INJ to the buyer’s INJ address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on INJ spot markets.

Authorized Participants will deliver, or facilitate the delivery of, INJ or cash to the Trust’s account with the Custodian in exchange for Shares of the Trust, and the Trust, through the Custodian, will deliver INJ or cash when Authorized Participants redeem Shares of the Trust. See “The Trust and INJ Prices” for more information.

Competition

As of the date of this Prospectus, there are tens of thousands of active digital assets, as tracked by CoinMarketCap.com, that have been developed since the inception of bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. While INJ has enjoyed some success and adoption in its limited history, the aggregate value of outstanding INJ is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets.

Regulation of Injective and Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), of Investigation, the IRS, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. President Biden’s March 9, 2022 Executive Order, asserting that technological advances and the rapid growth of the digital asset markets “necessitate an evaluation and alignment of the United States Government approach to digital assets,” signals an ongoing focus on digital asset policy and regulation in the United States. A number of reports issued pursuant to the Executive Order have focused on various risks related to the digital asset ecosystem, and have recommended additional legislation and regulatory oversight. In addition, federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. Moreover, the failure of FTX Trading Ltd. (“FTX”) in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the United States and globally and led to SEC and criminal investigations, enforcement actions and other regulatory activity across the digital asset ecosystem.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. Following the task force announcement, on January 23, 2025, President Trump executed the Strengthening American Leadership in Digital Financial Technology Executive Order. On March 17, 2026, the SEC and the CFTC jointly issued an interpretive release titled “Application of the Federal Securities Laws to Certain Types of Crypto Assets and Certain Transactions Involving Crypto Assets.” This interpretive release established a five-category digital asset taxonomy, including “digital commodities,” “digital collectibles,” “digital tools,” “stablecoins,” and “digital securities.” The interpretive release stated that digital commodities are crypto assets intrinsically linked to and deriving their value from the programmatic operation of a functional crypto system and supply and demand dynamics, rather than from the expectation of profits from the essential managerial efforts of others. While this interpretive release provides significant regulatory clarity regarding the status of INJ, it is an interpretive rule and not binding law. There can be no assurance that the SEC will not modify, supersede, or withdraw this interpretation in the future, or that a court or other regulatory body would reach the same conclusion regarding the status of INJ.

Prior to the 2026 interpretive release, the SEC and other regulators primarily addressed digital asset classification through enforcement actions and public warnings. For instance, in 2023, the SEC initiated proceedings against major platforms such as Binance, Coinbase, and Kraken, alleging they operated as unregistered securities exchanges. While the 2026 joint SEC/CFTC taxonomy was developed in part to address the uncertainty created by these legacy enforcement actions, the regulatory landscape for assets like INJ remains complex. Despite the newfound clarity for ‘digital commodities,’ the SEC continues to monitor the industry closely. Ongoing or future legal proceedings, as well as the potential for INJ to be classified under the ‘digital securities’ category rather than as a ‘digital commodity,’ could have a material adverse effect on the digital asset industry and the price of INJ. Furthermore, the 2026 framework does not preclude state or foreign regulators from enacting more restrictive regimes or pursuing independent actions based on historical activity or emerging consumer protection concerns.

In August 2021, the previous chair of the SEC, stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. It is not possible to predict whether the U.S. Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital assets markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and INJ held by the Trust specifically.

In May 2025, the staff of the Division of Trading and Markets of the SEC released guidance in the form of frequently asked questions relating to crypto asset activities. The SEC staff’s guidance addressed several key points for broker-dealers acting as Authorized Participants. According to the guidance, broker-dealers may custody non-security crypto assets and may treat crypto asset securities as being held at a permissible “control location” under Exchange Act Rule 15c3-3(c). The guidance also clarified that broker-dealers may conduct non-security crypto asset businesses, including facilitating transactions in crypto asset securities that settle in crypto rather than cash. In addition, broker-dealers may hold crypto assets as proprietary positions for net capital purposes, subject to applicable haircuts and other limitations. Furthermore, the SEC staff indicated that broker-dealers may engage in in-kind creations and redemptions for spot crypto exchange-traded products. However, this guidance is non-binding, and may be modified, superseded, or withdrawn at any time without notice, as emphasized in the guidance. Additionally, there is no guarantee that Authorized Participants will actually transact in-kind at all despite this guidance.

The SEC has also recently proposed amendments to the custody rules under Rule 406(4)-2 of the Investment Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule under Rule 406(4)-2 to cover digital assets and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets and could lead to additional regulatory oversight of the digital asset ecosystem more broadly.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect a digital asset network, the Digital Asset Markets, and their users, particularly digital asset trading platforms and service providers that fall within such jurisdictions’ regulatory scope. For example:

•	China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. China has banned initial coin offerings and there have been reports that Chinese regulators have taken action to shut down a number of China-based digital asset trading platforms.

•	South Korea amended its Financial Information Act in March 2020 to require virtual asset service providers to register and comply with its AML and counter-terrorism funding framework. These measures also provide the government with the authority to close digital asset trading platforms that do not comply with specified processes. South Korea has also banned initial coin offerings.

•	The Reserve Bank of India in April 2018 banned the entities it regulates from providing services to any individuals or business entities dealing with or settling digital assets. In March 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling.

•	The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange-traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new law, the Financial Services and Markets Act 2023 (“FSMA”), received royal assent in June 2023. The FSMA brings digital asset activities within the scope of existing laws governing financial institutions, markets and assets.

•	The Parliament of the European Union approved the text of the Markets in Crypto-Assets Regulation (“MiCA”) in April 2023, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA was formally approved by the European Union’s member states in 2023 and is expected to come into effect in 2024.

There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset trading platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of INJ by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Injective ecosystem in the United States and globally, or otherwise negatively affect the value of INJ held by the Trust. The effect of any future regulatory change on the Trust or the INJ held by the Trust is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Not a Regulated Commodity Pool

The Trust will not trade, buy, sell, or hold INJ derivatives, including INJ futures contracts, on any futures exchange or through bilateral contracts. The Trust is authorized solely to take immediate delivery or, distribute, buy or sell actual INJ. The Sponsor does not believe the Trust’s activities are required to be regulated by the CFTC under the CEA as a “commodity pool” under current law, regulation and interpretation. A CFTC-regulated commodity pool operator will not operate the Trust because it will not trade, buy, sell or hold INJ derivatives, including INJ futures contracts, on any futures exchange. Shareholders of the Trust will not receive the regulatory protections afforded to investors in regulated commodity pools, nor may the COMEX division of the New York Mercantile Exchange or any futures exchange enforce its rules concerning the Trust’s activities. In addition, shareholders of the Trust will not benefit from the protections afforded to investors in regulated INJ futures contracts on regulated futures exchanges.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report or Prospectus supplement in the future. Neither the Trust nor the Sponsor has any current obligation to provide any periodic report or supplement to investors and is not required to update these risk factors.

Risks Associated with INJ and the Injective Network

The Trading Prices Of Many Digital Assets, Including INJ, Have Experienced Extreme Volatility In Recent Periods And May Continue To Do So. Extreme Volatility In The Future, Including Further Declines In The Trading Prices Of INJ, Could Have A Material Adverse Effect On The Value Of The Shares And The Shares Could Lose All Or Substantially All Of Their Value.

The trading prices of many digital assets, including INJ, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices. Over the course of 2023, INJ prices have continued to exhibit extreme volatility. Periods of volatility in INJ’s price have been driven by a variety of factors, including changes in investor sentiment regarding the long-term viability of the Injective Network, broader movements in the cryptocurrency markets, highly publicized validator outages and network disruptions, and the launch of competitive Layer 1 protocols. Macroeconomic conditions, such as rising interest rates, inflation concerns, and tightening monetary policy, have also contributed to fluctuations in the price of INJ and other digital assets. INJ may also be more susceptible to idiosyncratic volatility due to its relatively high proportion of programmatic usage by automated trading protocols and its concentration of stake among a limited number of liquid staking providers, which may amplify market reactions to technical or governance events. As a result, the price performance of INJ may not always correlate with the broader digital asset market.

These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout the history of the digital asset industry. Since its launch in October 2020, INJ has experienced significant price volatility, reaching an all-time low of $0.6557 in November 2020 and an all-time high of $52.75 in March 2024. As of December 11, 2025, INJ was trading at approximately $5.60.

Extreme volatility may persist and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets.

For example, some sources report the price of Solana declined 94% overall in 2022, including over 50% in the two months following FTX’s declaration of bankruptcy. The 2022 events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including INJ, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Trust, its service providers or to the digital asset industry as a whole.

Extreme volatility in the future, including further declines in the trading prices of INJ, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception, a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of INJ and other digital assets, including a depreciation in value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of INJ.

The Value Of The Shares Depends On The Development And Acceptance Of the Injective Network. The Slowing Or Stopping Of The Development Or Acceptance Of the Injective Network May Adversely Affect An Investment In The Trust.

Digital assets such as INJ were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of the Injective Network and other digital asset networks, such as the infancy of their development, their dependence on the internet and other technologies, their dependence on the role played by nodes, validators, miners, stakers and developers and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Digital asset networks and the software used to operate them are in the early stages of development. Digital assets have experienced, and the Sponsor expects will experience in the future, sharp fluctuations in value. Given the infancy of the development of digital asset networks, parties may be unwilling to transact in digital assets, which would dampen the growth, if any, of digital asset networks.

●	The trading prices of many digital assets, including INJ, are derived from a variety of factors including supply and demand for INJ, as well as more indirect and macroeconomic factors such as interest rates, monetary policy, broader market uncertainty and geopolitical, social and economic events.

●	The trading prices of many digital assets, including INJ, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets over the course of 2017, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2018 in digital asset trading prices. These drawdowns notwithstanding, bitcoin and other digital asset prices have increased again since 2019, despite significant drawdowns in early 2020 amidst broader market declines as a result of the then novel coronavirus outbreak. Digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. Extreme volatility in the future, including further declines in the trading prices of INJ, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

●	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Injective Network, would affect the ability to transfer digital assets, including INJ, and, consequently, their value.

●	The loss or destruction of a private key required to access a digital asset such as INJ may be irreversible. If private keys associated with the Trust are lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access the INJ held in the INJ Account that correspond to such private keys and the private keys will not be capable of being restored by the Injective Network.

●	Nodes, developers and users may switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Injective Network.

●	Many digital asset networks, including INJ, face significant scaling challenges and are being upgraded with various features to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective. Because the Injective Network also relies on cross-chain communication to process transactions between blockchains, delays can occur if there are bottlenecks in transaction finality on the source or destination chain or if INJ validators take longer than expected to process a transaction.

●	The open-source structure of INJ services codebase, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Injective Network could damage that network.

●	Bitcoin has only become selectively accepted as a means of payment by retail and commercial outlets, and commercial use of bitcoin remains limited in mainstream consumer and retail contexts. Similarly, INJ is primarily used within DeFi, NFT and gaming applications deployed on the Injective Network, the activity levels of which may fluctuate and lead to cyclical demand volatility. As a result, the price of INJ is largely influenced by platform utility and speculative activity, which contributes to market volatility and reduces the likelihood that merchants will adopt it as a regular form of payment in the near term.

●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as INJ, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

Moreover, because digital assets, including INJ, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Prospectus.

Digital Assets Represent A New And Rapidly Evolving Industry, And The Value Of The Shares Depends On The Acceptance Of INJ.

The first major blockchain-based digital asset, bitcoin, was launched in 2009. The Injective Network launched in October 2020. In general, digital asset networks, including the Injective Network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Banks and other established financial institutions may refuse to process funds for INJ transactions; process wire transfers to or from digital asset trading platforms, INJ-related companies or service providers; or maintain accounts for persons or entities transacting in INJ. As a result, the prices of INJ are largely determined by speculators and validators, thus contributing to price volatility that makes retailers less likely to accept INJ in the future.

●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as INJ, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

●	Certain privacy-preserving features have been or are expected to be introduced to a number of digital asset networks. If any such features are introduced to the Injective Network, any trading platforms or businesses that facilitate transactions in INJ may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.

●	Users, developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement.

●	The Trust is not actively managed and will not have any formal strategy relating to the development of the Injective Network and will not attempt to avoid or mitigate losses caused by declines in the price of INJ.

Due To The Nature Of Private Keys, Transactions Involving INJ Are Irrevocable And Stolen Or Incorrectly Transferred INJ May Be Irretrievable. As A Result, Any Incorrectly Executed INJ Transactions Could Adversely Affect An Investment In The Trust.

Transactions involving INJ are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been signed with private keys, verified and recorded in a block that is added to the Injective Network, an incorrect transfer of cryptocurrency, such as INJ, or a theft of INJ generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of INJ will regularly be made to or from the Trust’s accounts at the Custodian, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s INJ could be transferred from the Trust’s account at the Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Trust.

The custody of the Trust’s INJ is handled by the Custodian, and the transfer of INJ to and from liquidity providers normally takes place through the Custodian’s Clearing Services and is directed by the Administrator and the Transfer Agent. The Sponsor has evaluated the procedures and internal controls of the Trust’s Custodian to safeguard the Trust’s INJ holdings, as well as the procedures and internal controls of the Trust’s Administrator.

However, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s INJ could be transferred from the INJ Account or Clearing Account at the Custodian in incorrect amounts or to unauthorized third parties, or to incorrect destination addresses on the Injective Network.

Alternatively, if the Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s INJ holdings, and the Trust’s private key(s) is (are) lost, destroyed or otherwise compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its INJ, which could adversely affect an investment in the Shares of the Trust. In addition, if the Trust’s private key(s) is (are) misappropriated and the Trust’s INJ holdings are stolen, including from or by the Custodian, the Trust could lose some or all of its INJ holdings, which could adversely impact an investment in the Shares of the Trust.

Such events have occurred in connection with digital assets in the past. For example, in September 2014, the Chinese digital asset exchange Huobi announced that it had sent approximately 900 bitcoin and 8,000 litecoin (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers. More recently, in October 2022, Crypto.com disclosed that it mistakenly transferred about 320,000 ETH (roughly $416 million at the time) to a whitelisted address at another exchange rather than to its own cold storage; the funds were subsequently returned in tranches. In a separate incident first identified in December 2021, an internal processing error led Crypto.com to send AU$10.5 million to an Australian customer instead of AU$100, which resulted in court proceedings and an order requiring repayment with interest. And in May 2021, during a promotional campaign, BlockFi erroneously transferred a significant quantity of bitcoin to fewer than 100 users as bonuses due to a payment mistake and undertook efforts to recover the funds, including warning of potential legal action against recipients who did not return them. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Trust’s INJ through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred INJ. The Trust will also be unable to convert or recover its INJ transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

A Disruption Of The Internet May Affect the Injective Network, Which May Adversely Affect The INJ Industry And An Investment In The Trust.

The Injective Network relies on the Internet. A significant disruption of Internet connectivity (i.e., one that affects large numbers of users or geographic regions) could disrupt the Injective Network’s functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate.

The Injective Network’s Decentralized Governance Structure May Negatively Affect Its Ability To Grow And Respond To Challenges.

Governance of Injective Network is decentralized and based on open participation by validators, delegators and community contributors. The Injective Network does not have a central authority that unilaterally determines or enforces network-wide decisions. Instead, protocol upgrades and parameter changes are implemented through on-chain proposals and validator voting, with outcomes determined by stake-weighted consensus. A lack of agreement among INJ holders or validators may affect the Injective Network’s adaptability, technical progression or ability to address infrastructure challenges.

Historically, development of the Injective Network’s core protocol has been led by contributors affiliated with its founding entities and later maintained through an open-source model. While contributors may propose upgrades or submit governance proposals, adoption of any change depends on validator implementation and community alignment. Validators and token holders cannot be compelled to adopt proposed upgrades or maintain compatibility with a given version of the protocol.

This decentralized governance model may complicate efforts to coordinate long-term development or to implement timely responses to emerging risks. If consensus cannot be reached among validators or stakeholders, or if critical protocol upgrades fail to pass or be implemented, the Injective Network could experience stagnation or fragmentation. A loss of developer momentum, reduced participation or divergence among validators could impair the usability and competitiveness of the Injective Network. In severe cases, unresolved governance disputes could result in a network fork, segmentation of the validator set or dilution of user and developer engagement.

The Open-Source Structure Of the Injective Network Protocol Means That The Core Developers And Other Contributors Are Generally Not Directly Compensated For Their Contributions In Maintaining And Developing the Injective Network Protocol. A Failure To Properly Monitor And Upgrade the Injective Network Protocol Could Damage the Injective Network And An Investment In The Trust.

The Injective Network operates based on an open-source structure of INJ services codebase, meaning that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset, including INJ, may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Injective Network could damage the network.

In addition, a bad actor could also attempt to interfere with the operation of the Injective Network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Injective Network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Injective Network and an investment in the Trust may be adversely affected.

Digital Assets May have concentrated ownership and large sales or distributions by holders of such digital assets, or any ability to participate in or otherwise influence a digital asset’s underlying network, could have an adverse effect on the market price of such digital asset.

A significant number of INJ may be concentrated in relatively few wallets. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of INJ, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of INJ.

A Temporary Or Permanent “Fork” or a “Clone” Of The Injective Network Could Adversely Affect The Value Of The Shares.

The Injective Network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and validators of INJ adopt the modification. When a modification is introduced and a substantial majority of users and validators consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and validators consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Injective Network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of INJ running in parallel, yet lacking interchangeability.

For example, in September 2022, the ethereum network transitioned to a proof-of-stake model, in an upgrade referred to as the “Merge.” Following the Merge, a hard fork of the ethereum network occurred, as certain Ethereum miners and network participants planned to maintain the proof-of-work consensus mechanism that was removed as part of the Merge. This version of the network was rebranded as “Ethereum Proof-of-Work.”

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the ethereum network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the ethereum network to syphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as ETC. ETC now trades on several Digital asset trading platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum trading platforms through at least October 2016. An Ethereum trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, thereby making digital asset networks that rely on proof-of-stake more susceptible to attack.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain, and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone.

A contentious fork of the Injective Network may also expose the Trust’s staked INJ to penalties under the Injective Network’s slashing module. A validator that runs competing versions of the Injective Network’s software, or that signs blocks on more than one version of the network, may be treated as having signed two conflicting blocks at the same height, which is penalized conduct. See “Staked INJ Is Subject To Slashing, Jailing And Tombstoning Under The Injective Network’s Slashing Module, And The Applicable Penalties May Be Changed By On-Chain Governance Without The Consent Of The Trust Or The Shareholders.”

A hard fork may adversely affect the price of INJ at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Trust would be entitled to both versions of the digital asset running in parallel, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which version of the digital asset is generally accepted as the Injective Network and should therefore be considered the appropriate network for the Trust’s purposes, and there is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork.

Either of these events could therefore adversely impact the value of the Shares. As an illustrative example of a digital asset hard fork, following the DAO hack in July 2016, holders of Ethereum voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of Ethereum rose from $11.65 on July 15, 2016 to $14.66 on July 21, 2016, the day after the first Ethereum Classic block was mined. A clone may also adversely affect the price of INJ at the time of announcement or adoption. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. For the days following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016. More recently, the proliferation of networks launched on forked or cloned codebases, such as the wave of OP Stack–based Layer 2 networks in 2023–2024 (e.g., Base and Zora) and new Cosmos SDK–based chains replicating features of incumbent protocols, has shown how copycat launches can fragment liquidity, divert developer resources, and pressure token pricing around launch, dynamics that could similarly affect INJ. These developments underscore the risk that future forks or clones related to Injective or its broader ecosystem could create parallel assets, operational frictions, or valuation uncertainty that adversely impact the market for INJ.

Shareholders May Not Receive The Benefits Of Any Forks Or “Airdrops.”

We refer to the right to receive any benefits arising from a fork, airdrop (defined below), or similar event as an “Incidental Right” and any such virtual currency acquired through an Incidental Right as “IR Virtual Currency.” The only crypto asset to be held by the Trust will be INJ. The Trust has adopted the following procedures to address situations involving any fork, airdrop or similar event that results in the issuance of Incidental Rights or IR Virtual Currency that the Trust may receive. The Trust Agreement stipulates that if a fork occurs, the Sponsor shall determine which asset constitutes INJ and which network constitutes the Injective Network, and the Sponsor will as soon as possible cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. Because the Trust will abandon any Incidental Rights and IR Virtual Currency, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. Such Incidental Rights or IR Virtual Currency will not be taken into account for purposes of determining NAV. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency that is not INJ in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor would arrange to sell or otherwise dispose of the Incidental Rights or IR Virtual Currency and for the proceeds (if any) to be distributed to the Shareholders. There can be no assurance as to whether or when the Sponsor would make such a decision, or when the Exchange will seek or obtain this approval, if at all.

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Neither the Trust nor the Sponsor shall be under any obligation to claim or attempt to secure or realize any economic benefit from “airdropped” assets, and the Sponsor will cause the Trust to irrevocably and permanently abandon, for no consideration, such Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency associated with the airdropped assets in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor would arrange to sell or otherwise dispose of the Incidental Rights or IR Virtual Currency and for the proceeds (if any) to be distributed to the Shareholders.

With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event. As such, Shareholders will not receive the benefits of any forks, and the Trust is not able to participate in any airdrop. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Trust to change this policy.

Even if required regulatory approval is sought and obtained, Shareholders may not receive the benefits of any forks, airdrops, or similar events, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares.

In The Event Of A Hard Fork Of the Injective Network, The Sponsor Will, If Permitted By The Terms Of The Trust Agreement, Use Its Discretion To Determine Which Network Should Be Considered The Appropriate Network For The Trust’s Purposes, And In Doing So May Adversely Affect The Value Of The Shares.

In the event of a hard fork of the Injective Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Injective Network, is generally accepted as the Injective Network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor’s decision-making process involves evaluating various factors to ensure the best interests of the Trust and its beneficiaries are maintained. These factors may include, but are not limited to, the stability and security of the network, the level of community support, the potential impact on the Trust’s assets, the Sponsor’s beliefs regarding expectations of the core developers of the Injective Network, users, service providers, businesses, staking providers, validators, node operators and other constituencies, as well as the actual continued acceptance of and community engagement with, the Injective Network. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders and security vendors on what is generally accepted as INJ and should therefore be considered “INJ” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

Any Name Change And Any Associated Rebranding Initiative Of INJ May Not Be Favorably Received By The Digital Asset Community, Which Could Negatively Impact The Value Of INJ And The Value Of The Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” We cannot predict the impact of any name change and any associated rebranding initiative on INJ. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of INJ and the value of the Shares.

The Injective Network Could Be Vulnerable To Attacks on Transaction Finality and Consensus Processes, Which Could Adversely Affect An Investment In The Trust Or The Ability Of The Trust To Operate.

The Injective Network is currently vulnerable to several types of attacks, including:

●	“33% attack” where, if a validator or coordinated group of validators were to control more than one-third of the total staked INJ, they could disrupt the consensus process by halting block finalization. This type of attack could temporarily freeze the network, delay transaction settlement or interfere with time-sensitive applications.

●	“>66% attack” where, if a validator or colluding group were to control more than two-thirds of the total staked INJ, they could reach consensus unilaterally and manipulate the Injective Network. This includes the ability to censor transactions, finalize malicious blocks, or attempt conflicting state commitments. Because CometBFT provides deterministic finality rather than probabilistic settlement, reversing finalized transactions cannot occur through ordinary chain reorganizations, but would require an overt double-signing violation or an out-of-band state intervention, which would trigger automatic tombstoning and jailing under the protocol’s slashing module.

If a malicious actor, group or botnet (a volunteer or hijacked collection of devices coordinated by networked software) were to obtain a majority of the validating power on the Injective Network, it may be able to alter the blockchain’s transaction history or finality guarantees. The Injective Network’s proof-of-stake consensus mechanism requires a 2/3 supermajority of validators by staked INJ to finalize transactions and produce new blocks. If a bad actor were to obtain 2/3 of the total staked INJ, it could theoretically construct fraudulent blocks, “double-spend” tokens or exclude legitimate transactions from being confirmed, while continuing to confirm its own blocks and receive associated rewards.

If a bad actor were to control at least 1/3 of the total staked INJ, it could prevent consensus finality for certain transactions, delaying or halting execution. Although such disruptions would likely be temporary, the actor could use its stake to degrade network performance or attempt to destabilize validator incentives. Protocol-level penalties, including jailing and slashing, apply automatically under the Injective Network’s slashing module and do not require governance action, although the parameters governing those penalties are set by INJ holder governance and may be changed. As of September 15, 2026, the Slashing Parameters set the proportion of staked INJ forfeited upon an infraction at zero, so that the automatic consequence of an infraction was jailing and, in the case of double-signing, tombstoning, without economic forfeiture. The absence of an economic forfeiture may reduce the deterrent effect of these penalties against the conduct described above. Conduct that does not trigger those automatic penalties, including the accumulation of voting power sufficient to disrupt consensus, may be addressed only through validator and governance response, which may not be timely or effective.

For example, in August 2020, the Ethereum Classic network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. Any similar attacks on the Injective Network could negatively impact the value of INJ and the value of the Shares.

In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on the Injective Network, which could negatively impact the value of INJ and the value of the Shares.

Although there are no known reports of malicious control of the Injective Network, if groups of coordinating or connected INJ holders that together have more than 66% of outstanding INJ, were to stake that INJ and run validators, they could exert authority over the validation of INJ transactions. This risk is heightened if over 66% of the validating power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of INJ, the feasibility of a malicious actor obtaining control of the validating power on the Injective Network will increase, which may adversely affect the value INJ and the value of the Shares.

A malicious actor may also obtain control over the Injective Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and validators accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Injective Network, the risk that a malicious actor may be able to obtain control of the Injective Network in this manner exists. Moreover, it is possible that a group of INJ holders that together control more than 66% of outstanding INJ are in fact part of the initial or core developer group, or are otherwise influential members of the INJ community. To the extent that the initial or existing core developer groups also control more than the relevant thresholds of outstanding INJ, as some believe, the risk of and arising from this particular group of users obtaining control of the validating power on the Injective Network will be even greater, and should this materialize, it may adversely affect the value of the Shares.

If Validators Exit the Injective Network, It Could Increase The Likelihood Of A Malicious Actor Obtaining Control.

Validators exiting the network could make the Injective Network more vulnerable to a malicious actor obtaining control of a large percentage of staked INJ, which might enable them to manipulate the Injective Network by censoring or manipulating specific transactions, as discussed previously. If the Injective Network suffers such an attack, the price of INJ could be negatively affected, and a loss of confidence in the Injective Network could result. Any reduction in confidence in the transaction confirmation process or staking power of the Injective Network may adversely affect an investment in the Trust.

Blockchain Technologies Are Based On Theoretical Conjectures As To The Impossibility Of Solving Certain Cryptographical Puzzles Quickly. These Premises May Be Incorrect Or May Become Incorrect Due To Technological Advances.

Blockchain security relies on cryptographic principles, including public-key cryptography and multi-party signing mechanisms. Those cryptographic principals could prove to be incorrect or less secure than originally thought. Blockchain technology companies, including INJ, may be negatively affected by cryptography or other technological or mathematical advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning the Injective Network and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies, such as the Injective Network, could quickly collapse, and an investment in the Trust may be adversely affected.

The Price Of INJ On The INJ Market Has Exhibited Periods Of Extreme Volatility, Which Could Have A Negative Impact On The Performance Of The Trust.

The price of INJ as determined by the INJ market has experienced periods of extreme volatility and may be influenced by a wide variety of factors. Speculators and investors who seek to profit from trading and holding INJ generate a significant portion of INJ demand. Such speculation regarding the potential future appreciation in the value of INJ may cause the price of INJ to increase.

Conversely, a decrease in demand for or speculative interest regarding INJ may cause the price to decline. The volatility of the price of INJ, particularly arising from speculative activity, may have a negative impact on the performance of the Trust.

Smart Contracts, Including Those Relating To DeFi Applications, Are A New Technology And Their Ongoing Development And Operation May Result In Problems, Which Could Reduce The Demand For INJ Or Cause A Wider Loss Of Confidence In the Injective Network, Either Of Which Could Have An Adverse Impact On The Value Of INJ.

Smart contracts, including those used in DeFi applications, are self-executing code deployed on the Injective Network to automate transactions and asset interactions. While these contracts offer efficiency and programmability, their ongoing development, deployment and operation may introduce vulnerabilities. Any material failure, exploit or malfunction of smart contracts built on the Injective Network could reduce demand for INJ or cause a broader loss of confidence in the Injective Network.

The adoption of DeFi platforms and smart contract applications on the Injective Network represents a central driver of demand for INJ. These platforms enable lending, trading, staking and collateralization without intermediaries. They typically rely on smart contracts and external inputs such as oracles and validators. If contract vulnerabilities are exploited, or if trusted actors misuse administrative permissions, users may suffer financial losses or loss of access to funds.

Some smart contracts also include administrative roles or privileged functions such as “admin keys” or emergency pause mechanisms. While intended for upgrades or crisis management, these features introduce centralized risk. If an administrator account is compromised or abused, it may result in unintended changes to protocol behavior, frozen assets or user harm.

Historical examples from other networks have shown that smart contract vulnerabilities can cause significant market disruption, user losses and reputational damage. Although the Injective Network encourages formal audits, open-source development and permissionless deployment, no ecosystem is immune from contract failure. If confidence in a widely used contract or DeFi platform on the Injective Network were undermined, the resulting loss of trust could impair network utility and reduce demand for INJ.

Because many use cases on the Injective Network rely on smart contracts, including trading, lending, staking and NFT applications, weaknesses in one or more of these systems could affect adoption, network security and long-term sustainability. Any of the foregoing may adversely affect the utility, reputation or market value of INJ.

Validators May Suffer Losses Due To Staking, Or Staking May Prove Unattractive To Validators, Which Could Make the Injective Network Less Attractive.

Validation on the Injective Network requires INJ to be staked to participate in consensus, with token holders delegating their stake to validators who propose and confirm blocks. If the Injective Network experiences technical failures, security incidents or malicious validator behavior, staked INJ may become inaccessible, experience delays in unbonding or be subject to slashing in accordance with the Slashing Parameters then in effect under the Injective Network’s slashing module, which may be changed by on-chain governance. As of September 15, 2026, the Slashing Parameters set the proportion of staked INJ forfeited upon both double-signing and downtime at zero.

The Injective Network imposes a mandatory unbonding period for staked INJ, during which tokens cannot be transferred or withdrawn for a period of 21 days. This lock-up period may discourage some participants from staking if they require liquidity or short-term capital access. Validators who underperform or lose community support may be removed from the active validator set and become ineligible to receive rewards, reducing participation incentives and potential revenue.

Transaction fees on the Injective Network are paid in INJ and reflect computational usage during block execution. As demand for blockspace rises, fee costs may increase, potentially affecting user behavior and validator incentives. If staking yields decrease or if validator participation becomes concentrated or inconsistent, the overall decentralization and security of the Injective Network may be negatively impacted.

Limited liquidity during the unbonding period, coupled with governance uncertainty around validator incentives, may disincentivize participation from smaller or more agile capital providers. If staking participation declines over time, the Injective Network could become less competitive relative to other Layer 1 protocols, which may reduce demand for INJ and affect the long-term viability of its consensus infrastructure.

Although the Sponsor is not aware of any publicly reported slashing incident on the Injective Network that has affected a significant portion of validators since the network’s inception, and although the Slashing Parameters set the proportion forfeited at zero as of September 15, 2026, staking activity comes with a risk of loss of INJ, including in the form of slashing penalties should those parameters be increased. None of the Trust’s assets, including any staked assets, are subject to the protections enjoyed by depositors with Federal Deposit Insurance Corporation (“FDIC”) or SIPC member institutions.

Staked INJ Is Subject To Slashing, Jailing And Tombstoning Under The Injective Network’s Slashing Module, And The Applicable Penalties May Be Changed By On-Chain Governance Without The Consent Of The Trust Or The Shareholders.

The Injective Network is a Cosmos SDK-based proof-of-stake blockchain and implements the Cosmos SDK slashing module. Two categories of validator conduct are penalized. The first is double-signing, which occurs when a validator signs two conflicting blocks at the same height. A validator that double-signs is jailed, is “tombstoned,” meaning that it is permanently barred from rejoining the active validator set using the same consensus key, and may have a portion of the INJ staked with it forfeited. The second is downtime, which occurs when a validator fails to sign a required proportion of the blocks within a specified window. A validator that fails this liveness requirement is jailed and may have a portion of the INJ staked with it forfeited.

The proportion forfeited in each case, the liveness threshold and the period of jailing are determined by the Slashing Parameters, which are set through Injective Network governance. As of September 15, 2026, the Slashing Parameters set the proportion forfeited at zero for double-signing and at zero for downtime. Accordingly, as of that date, the consequence of double-signing was jailing and tombstoning, and the consequence of downtime was jailing, in each case without forfeiture of any INJ staked with the penalized validator. INJ holder governance may increase either proportion at any time, and any increase would apply automatically to the Trust’s staked INJ.

Because the Trust’s INJ is delegated to validators operated by the Staking Provider, any such penalty applied to a validator to which the Trust’s INJ has been delegated would be borne proportionately by the Trust and would reduce the amount of INJ held by the Trust and, accordingly, the NAV of the Trust and the value of the Shares. Even where no INJ is forfeited, jailing has adverse consequences for the Trust: the Trust earns no staking rewards on INJ delegated to a jailed validator for the duration of the jailing, and INJ that the Sponsor causes to be undelegated in response remains subject to the Injective Network’s 21-day unbonding period, during which it earns no staking rewards and cannot be transferred or redelegated. Undelegating INJ does not eliminate exposure to slashing. Under the Cosmos SDK slashing module, INJ that is in the course of unbonding, and INJ that has been redelegated from one validator to another, remains subject to slashing in respect of infractions committed by the original validator while that INJ was bonded to it. Accordingly, the Trust could not avoid a slashing penalty by undelegating or redelegating after an infraction has occurred, and INJ undelegated in response to an infraction would remain at risk throughout the 21-day unbonding period. Neither the Trust’s INJ nor any staking rewards are subject to the protections enjoyed by depositors with FDIC or SIPC member institutions, the liability of the Staking Provider and the Custodian to the Trust is limited, and the Staking Provider and the Custodian may lack the assets or insurance to support recovery of any losses incurred. Accordingly, there can be no guarantee that the Trust would recover any INJ forfeited through slashing or the value thereof.

The slashing parameters described above are protocol parameters that are set and may be amended through Injective Network on-chain governance. An increase in either penalty, a reduction in the liveness threshold, or the introduction of additional penalized conduct would apply automatically to the Trust’s staked INJ. The Trust has no ability to prevent or opt out of any such change, and Shareholders will not receive notice of a change in these parameters before it takes effect. Although the Sponsor is not aware of any publicly reported slashing incident on the Injective Network that has affected a significant portion of validators since the network’s inception, past experience is not indicative of future results and there can be no assurance that the Trust’s staked INJ will not be subject to slashing in the future.

Proof-Of-Stake Blockchains Are A Relatively Recent Innovation, And Have Not Been Subject To As Widespread Use Or Adoption Over As Long Of A Period Of Time As Traditional Proof-Of-Work Blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the bitcoin blockchain was mined in 2009, and bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the Injective Network and the current ethereum network following the completion of the Merge in 2022, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Injective Network, and their associated digital assets, including the INJ held by the Trust, have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

Operational Cost May Exceed The Award For Validating Transaction, And Increased Transaction Fees May Adversely Affect The Usage Of the Injective Network.

If transaction fees on the Injective Network become too high, users may be discouraged from engaging in on-chain activity. This could limit adoption of the Injective Network across trading, DeFi and other application layers and reduce demand for INJ. Conversely, if transaction fees or staking rewards are too low to cover the cost of validator operations, validators may reduce their participation or exit the validator set, weakening network resilience.

If the cost of running validator infrastructure exceeds the value of staking rewards or the support received through delegated INJ, validators may operate at a loss or choose to validate on other networks. A reduction in validator engagement may impair block production, delay transaction confirmation or affect oracle reliability, any of which could reduce trust in the Injective Network and lower demand for INJ.

The Injective Network uses a gas-based fee model in which all users pay transaction fees in INJ. Fees vary depending on transaction complexity and execution conditions. During periods of high network activity, gas fees may increase, potentially reducing participation in DeFi protocols, trading applications or other smart contract systems. This could affect user behavior, developer retention and validator revenue.

If validator participation drops significantly, the Injective Network may experience reduced throughput, slower transaction finality or increased risk of disruption. A decline in validator engagement or an imbalance between protocol costs and economic incentives may impair the performance of the Injective Network and adversely affect the utility and market value of INJ.

Risks Associated With The Sponsor Staking A Portion Of The Trust’s Assets.

Pursuant to the Staking Program, under normal circumstances, the Sponsor will seek to stake all of the Trust’s INJ through one or more staking providers (each, a “Staking Provider”) except for INJ reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. In consideration for any staking activity in which the Trust may engage, the Trust will receive a portion of the staking rewards generated by the Staking Program.

The Trust will stake the Trust’s INJ on the Injective Network through the Custodian. The Custodian will maintain exclusive possession and control of the private keys associated with any staked INJ at all times. The staking process includes a 21-day unbonding period that applies when staked INJ is undelegated, during which the INJ is temporarily inaccessible and does not earn staking rewards. This affects when INJ becomes available for transfer. Accrued staking rewards may be withdrawn at any time and are not subject to the unbonding period, and delegated INJ begins earning rewards in the next block after delegation.

As a result of the Staking Program, the Trust expects to receive certain staking rewards in the form of INJ, which may be treated for federal income tax purposes as income to the Trust. (See United States Federal Income Tax Consequences—Taxation of U.S. Shareholders for further description of the tax implications of the activities of the Trust to an investor.) The Trust itself will not engage in staking activities, including operation of a validator node. Instead, the Staking Program will be administered by the Sponsor who will utilize service providers, including the Custodian and Staking Provider. The Staking Provider exercises no discretion as to the amount the Trust’s INJ to be staked or timing of the staking activities. The Custodian will maintain exclusive possession and control of the private keys associated with any staked INJ at all times. The amount of INJ the Trust may receive as reward for its staking activity can vary significantly over time.

Staking activity comes with a risk of loss of INJ. None of the Trust’s assets, including any staked assets, are subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The Injective Network defines specific requirements for participation in validation activity, including technical performance and network behavior. The Injective Network implements the Cosmos SDK slashing module, under which staked INJ is subject to automatic penalties for validator misbehavior, such as double-signing or extended downtime. Those penalties consist of jailing, tombstoning in the case of double-signing, and forfeiture of a proportion of the staked INJ. As of September 15, 2026, the Slashing Parameters set the proportion forfeited at zero for both infractions, such that the automatic consequence of an infraction was jailing and, where applicable, tombstoning. There is no guarantee that the Slashing Parameters or other punitive mechanisms will not change in the future, and any increase would apply automatically to the Trust’s staked INJ. In combination, these mechanisms are intended to deter malicious validators from attacking blockchains and to encourage consistent participation of validators to maintain network stability. The Sponsor may cause all or substantially all of the Trust’s staked INJ to be delegated to a single validator or to a small number of validators operated by the Staking Provider. A jailing or slashing event affecting such a validator would therefore affect all or substantially all of the Trust’s staked INJ rather than a portion of it.

While the Sponsor does not expect the activities of the Staking Provider to result in slashing penalties, there can be no guarantee that slashing penalties will not occur. Furthermore, the Staking Provider’s and the Custodian’s liability to the Trust is limited, and the Staking Provider and the Custodian may lack the assets or insurance in order to support the recovery of any losses incurred. Accordingly, there can be no guarantee that the Trust would recover any of its staked assets, or the value thereof, if it is subject to slashing or penalties.

INJ staking may result in adverse tax consequences for the Trust.

The staking of the Trust’s INJ is expected to result in the Trust’s receipt of staking proceeds in the form of additional INJ. Any such rewards are expected to be treated as ordinary income for tax purposes. To the extent that staking proceeds are regarded as ordinary income, the Trust is expected to experience a taxable event. Thus, the Trust’s participation in INJ staking could result in increasing the tax liability of the shareholders of the Trust. It is expected that the shareholders’ taxable income will exceed cash distributed to shareholders. Any such tax liability could adversely affect an investment in the Shares.

The Sponsor may not optimally execute the Staking Program.

The Trust relies on the Sponsor to administer the Staking Program. The Sponsor relies on the resources of the Staking Provider and the Custodian to facilitate the Staking Program. The Staking Provider will provide the hardware, software and services necessary for the Custodian to delegate INJ into a validator node from the Trust’s custody wallet. The hardware and software utilized by the Staking Provider may prove to be inadequate to maximize the staking rewards generated by the Staking Program. The Trust is dependent on the hardware, software and services of the Staking Provider to effectively execute the Staking Program.

Risk Factors Related to Digital Assets

The Value Of The Shares Relates Directly To The Value Of INJ, The Value Of Which May Be Highly Volatile And Subject To Fluctuations Due To A Number Of Factors.

The value of the Shares relates directly to the value of the INJ held by the Trust and fluctuations in the price of INJ could adversely affect the value of the Shares. The market price of INJ may be highly volatile, and subject to a number of factors, including:

●	an increase in the global INJ supply or a decrease in global INJ demand;

●	market conditions of, and overall sentiment towards, the digital assets and blockchain technology industry;

●	trading activity on digital asset trading platforms, which, in many cases, are largely unregulated or may be subject to manipulation;

●	the adoption of INJ as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Injective Network, and their ability to meet user demands;

●	manipulative trading activity on digital asset exchanges, which, in many cases, are largely unregulated;

●	the needs of decentralized applications, smart contracts, their users, and users of the Injective Network generally for INJ to pay gas fees to execute transactions;

●	forks in the Injective Network, particularly where changes to the Injective Network source code are either not well-received by key constituencies within the INJ community or are not successfully executed or implemented and fail to achieve the functionality such changes were intended to bring about;

●	governmental or regulatory actions by, or investigations or litigation in, countries around the world targeting well-known decentralized applications or smart contracts that are built on the Injective Network, or other developments or problems, and associated publicity, involving or affecting such decentralized applications or smart contracts;

●	increased competition from other forms of digital assets or payment services, including digital currencies constituting legal tender that may be issued in the future by central banks, or digital assets meant to serve as a medium of exchange by major private companies or other institutions;

●	increased competition from other blockchain networks combining smart contracts, programmable scripting languages, and an associated runtime environment, with blockchain-based recordkeeping, particularly where such other blockchain networks are able to offer users access to a larger consumer user base, greater efficiency, reliability, or processing speed, or more economical transaction processing fees than the Injective Network;

●	investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or INJ, and digital asset exchange rates;

●	consumer preferences and perceptions of INJ specifically and digital assets generally, the Injective Network relative to competing blockchain protocols, and INJ relative to competing digital assets;

●	negative events, publicity, and social media coverage relating to the digital assets and blockchain technology industry;

●	fiat currency withdrawal and deposit policies on digital asset trading platforms;

●	the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;

●	business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset trading platforms, or banks or other financial institutions and service providers which provide services to the digital assets industry;

●	the use of leverage in digital asset markets, including the unwinding of positions, “margin calls”, collateral liquidations and similar events;

●	investment and trading activities of large or active consumer and institutional users, speculators, validators, and investors in INJ;

●	a “short squeeze” resulting from speculation on the price of INJ, if aggregate short exposure exceeds the number of shares available for purchase;

●	an active derivatives market for INJ or for digital assets generally;

●	monetary policies of governments, legislation or regulation, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of INJ as a form of payment or the purchase of INJ on the digital asset markets;

●	global or regional political, economic or financial conditions, events and situations, such as the novel coronavirus outbreak;

●	fees associated with processing an INJ transaction and the speed at which INJ transactions are settled;

●	the maintenance, troubleshooting, and development of the Injective Network including by validators and developers worldwide;

●	the ability for the Injective Network to attract and retain validators to secure and confirm transactions accurately and efficiently;

●	ongoing technological viability and security of the Injective Network and INJ transactions, including vulnerabilities against hacks and scalability;

●	financial strength of market participants;

●	the availability and cost of funding and capital;

●	the liquidity and credit risk of digital asset trading platforms;

●	interruptions in service from or closures or failures of major digital asset trading platforms or their banking partners, or outages or system failures affecting the Injective Network;

●	decreased confidence in digital assets and digital assets trading platforms;

●	poor risk management or fraud by entities in the digital assets ecosystem;

●	increased competition from other forms of digital assets or payment services; and

●	the Trust’s own acquisitions or dispositions of INJ, since there is no limit on the number of INJ that the Trust may acquire.

Although returns from investing in INJ have at times diverged from those associated with other asset classes to a greater or lesser extent, there can be no assurance that there will be any such divergence in the future, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that INJ will maintain its value in the long, intermediate, short, or any other term. In the event that the price of INJ declines, the Sponsor expects the value of the Shares to decline proportionately.

The NAV of the Shares of the Trust is represented by the Pricing Benchmark that may also be subject to momentum pricing due to speculation regarding future appreciation in value of INJ, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of INJ has resulted, and may continue to result, in speculation regarding future appreciation in the value of INJ, inflating and making the Pricing Benchmark more volatile. As a result, INJ may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Pricing Benchmark and could adversely affect the value of the Trust.

The Trust is not actively managed and does not and will not have any strategy relating to the development of the Injective Network, nor will the Trust seek to avoid or mitigate losses from declines in the INJ price. Furthermore, the impact of the expansion of the Trust’s INJ holdings on the digital asset industry and the Injective Network is uncertain. A decline in the popularity or acceptance of the Injective Network, or the value of INJ, would harm the value of the Trust.

Digital Asset Networks Face Significant Scaling Challenges And Efforts To Increase The Volume and Speed Of Transactions May Not Be Successful.

Many digital asset networks, including the Injective Network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. Achieving decentralization may mean that every single node on a given digital asset network is responsible for securing the system by processing every transaction and every single full node is responsible for maintaining a copy of the entire state of the network. However, this may involve tradeoffs from an efficiency perspective, and impose constraints on throughput. A digital asset network may be limited in the number of transactions it can process by the fact that all validators participate in validating in each block and the capabilities of each single fully participating node. Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization, such as off-chain payment channels. Off-chain payment channels would allow parties to transact without requiring the full processing power of a blockchain.

According to Injective, the Injective Network achieves near-instant finality. The Injective Network’s mint module calculates the reward attributable to each block by reference to an assumed 63,072,000 blocks per year, equivalent to a block interval of 0.50 seconds. Blocks are produced at a longer average interval than that assumption implies. Over the 5,000 blocks preceding September 15, 2026, the average observed interval between blocks was approximately 0.62 seconds. Because fewer blocks are produced in a year than the mint module assumes, the INJ actually issued over a given period is less than the nominal annualized issuance figure the mint module reports. The network is capable of processing up to 25,000 transactions per second (TPS). In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions.

If growth in usage of the Injective Network outpaces improvements in throughput or execution efficiency, average gas fees and transaction settlement times may increase. Although the Injective Network leverages a Tendermint (now known as CometBFT) based consensus mechanism to support fast finality, there is no guarantee that throughput will scale proportionally with network activity. Elevated gas fees or delayed finality could reduce the viability of use cases that depend on low latency and low cost, such as micropayments, arbitrage strategies or high-frequency market making.

INJ transaction costs are based on a gas fee model that reflects transaction complexity. During periods of network congestion or spikes in demand from specific decentralized applications, gas fees may rise, which could reduce demand for on-chain activity and impact the utility of INJ as a medium of exchange or transactional asset.

There is no assurance that any mechanism, upgrade or integration intended to improve network throughput or reduce settlement costs will be implemented successfully or in a timely manner. If scalability challenges persist or confidence in the Injective Network’s ability to support high-volume execution declines, the resulting impact on developer participation and end-user adoption could adversely affect the demand for INJ and its long-term value. Any of the foregoing scenarios could negatively impact the market price of INJ or the value of the Shares of the Trust.

If The Digital Asset Award Or Transaction Fees For Recording Transactions On the Injective Network Are Not Sufficiently High To Incentivize Validators, Or If Certain Jurisdictions Continue To Limit Or Otherwise Regulate Validating Activities, Validators May Cease Expanding Validating Power Or Demand High Transaction Fees, Which Could Negatively Impact The Value Of INJ And The Value Of The Shares.

If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Injective Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Injective Network could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	A significant reduction in the price of INJ could enable a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) to accumulate enough INJ that could be staked to obtain control of the Injective Network. See “Risk Factors—Risks Associated with INJ and the Injective Network.” The Injective Network could be vulnerable to attacks on transaction finality and consensus processes, which could adversely affect an investment in the trust or the ability of the trust to operate.

●	Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions on the Injective Network or a software upgrade automatically charges fees for all transactions on the Injective Network, the cost of using INJ may increase and the marketplace may be reluctant to accept INJ as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Injective Network and force users to pay higher fees, thus reducing the attractiveness of the Injective Network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Injective Network, the value of INJ and the value of the Shares.

●	To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Injective Network until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Injective Network and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for INJ with Authorized Participants.

●	During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as “Maximal Extractable Value” or MEV. For example, in blockchain networks that support DeFi protocols, such as the Injective Network, users may attempt to gain execution priority by offering higher transaction fees. Certain off-chain coordination solutions, such as Flashbots and similar tooling, have been developed to facilitate the extraction of MEV by validators. The MEV incentive structure may result in increased gas fees on the Injective Network, particularly during periods of high DeFi activity, which could reduce accessibility and discourage transaction volume. In addition, some users or stakeholders may view MEV as unfair manipulation of decentralized infrastructure, potentially deterring adoption of DeFi protocols or broader usage of the Injective Network. Moreover, regulators or legislators may in the future introduce restrictions on MEV-related practices, which could affect validator behavior, protocol economics or network participation. Any of these or other developments related to MEV may adversely affect the demand for INJ and the market value of the Shares.

Due To The Unregulated Nature And Lack Of Transparency Surrounding The Operations Of INJ Trading Platforms, They May Experience Fraud, Manipulation, Security Failures Or Operational Problems, Which May Adversely Affect The Value Of INJ And, Consequently, The Value Of The Shares.

Digital asset trading platforms are relatively new and, in some cases, unregulated. Many operate outside the United States. Furthermore, while many prominent digital asset trading platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset trading platforms do not provide this information. Digital asset trading platforms may not be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset trading platforms, including prominent trading platforms that handle a significant volume of INJ trading.

Many digital asset trading platforms are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions, and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset trading platforms was false or noneconomic in nature, with specific focus on unregulated trading platforms located outside of the United States. Such reports alleged that certain overseas trading platforms have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices, such as fake or artificial trading volume or trading volume based on non-economic “wash trading” (where offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes), and attributed such manipulative or fraudulent behavior to motives like the incentive to attract listing fees from token issuers who seek the most liquid and high-volume trading platforms on which to list their coins. Although these reports concerned bitcoin, it is possible that similar concerns are present for INJ markets as well.

Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset trading platforms. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period.

In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets. Although bitcoin and INJ are different assets, INJ prices may be subject to similar activity. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of digital assets and/or negatively affect the market perception of digital assets.

The INJ market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many INJ trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of INJ on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash trading may not be available to or employed by digital asset trading platforms, or may not exist at all.

INJ Trading Platforms May Be Exposed To Fraud And Manipulation

The SEC has identified possible sources of fraud and manipulation in the INJ market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in INJ manipulating INJ pricing; (3) hacking of the Injective Network and trading platforms; (4) malicious control of the Injective Network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in INJ, new sources of demand for INJ) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether (for more information, see “Risk Factors—Related to Digital Assets, Prices of INJ may be affected due to stablecoins (including Tether and US Dollar Coin (“USDC”)), the activities of stablecoin issuers and their regulatory treatment”); and (7) fraud and manipulation at INJ trading platforms. The effect of potential market manipulation, front-running, wash trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto market and/or cause distortions in price, which could adversely affect the Trust or cause losses to Shareholders.

Over the past several years, some digital asset trading platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms. While, generally speaking, smaller digital asset trading platforms are less likely to have the infrastructure and capitalization that make larger digital asset trading platforms more stable, larger digital asset trading platforms are more likely to be appealing targets for hackers and malware and their shortcomings or ultimate failures are more likely to have contagion effects on the digital asset ecosystem, and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset trading platforms could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other trading platforms from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset trading platform, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency trading platform Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their platform accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset trading platform, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset trading platform, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset trading platform, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe. The U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

The potential consequences of a digital asset trading platform failure or failure to prevent market manipulation could adversely affect the value of the Shares. Manipulative trading or market abuse could create artificial or distorted prices, cause a loss of investor confidence in INJ, adversely impact pricing trends in INJ markets broadly, and cause losses from an investment in Shares of the Trust.

In addition, negative perception, a lack of stability and standardized regulation in the digital asset markets and the closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in the Injective Network and result in greater volatility or decreases in the prices of INJ. Furthermore, the closure or temporary shutdown of a digital asset exchange used in calculating the Underlying Index may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset exchange’s failure could adversely affect the value of the Shares.

INJ Trading Platforms May Be Exposed To Front-Running

INJ trading platforms on which INJ trades may be susceptible to “front-running,” which refers to the process when someone uses access to confidential information, or technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running can occur via manipulation of transaction validation processes, or the theft or misappropriation of confidential information by insiders. To extent that front-running occurs in INJ markets, it may result in concerns as to the price integrity of digital asset exchanges and digital assets more generally.

INJ Trading Platforms May Be Exposed To Wash Trading

INJ trading platforms on which INJ trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the global digital asset trading market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of INJ and/or negatively affect the market perception of INJ. If they were to affect trading at a trading platform which is used to calculate the Pricing Benchmark, they could cause the Trust’s NAV to be calculated incorrectly and cause Shareholders to suffer losses.

To the extent that wash trading either occurs or appears to occur in INJ trading platforms on which INJ trades, investors may develop negative perceptions about INJ and the digital assets industry more broadly, which could adversely impact the price of INJ and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset trading platforms at a relative competitive disadvantage.

Competition From Central Bank Digital Currencies And Emerging Payments Initiatives Involving Financial Institutions Could Adversely Affect The Value Of INJ And Other Digital Assets.

Central banks in various countries have introduced digital forms of legal tender (“CBDCs”). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, INJ and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, INJ. As a result of any of the foregoing factors, the value of INJ could decrease, which could adversely affect an investment in the Trust.

Prices Of INJ May Be Affected Due To Stablecoins (Including Tether And US Dollar Coin (“USDC”)), The Activities Of Stablecoin Issuers And Their Regulatory Treatment.

While the Trust does not invest in and will not hold stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the INJ market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of INJ. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the INJ market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for INJ, could cause artificial rather than genuine demand for INJ, artificially inflating the price of INJ, and also argue that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021 the New York Attorney General entered into an agreement with Tether’s operators, including Bitfinex, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators, Tether Holdings Limited, Tether Operations Limited, Tether Limited, and Tether International Limited, in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

Bitfinex also agreed to pay the CFTC a $1.5 million fine to settle charges that Bitfinex offered off-exchange leveraged, margined, or financed transactions involving cryptocurrencies with U.S. customers who were not eligible contract participants and accepted funds (including in the form of Tether stablecoins) and orders in connection with such illegal off-exchange transactions, triggering an obligation to register with the CFTC, which the CFTC order asserts it violated. The CFTC previously fined Bitfinex in 2016 on similar charges.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets. While USDC is designed to maintain a stable value at one (1) U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US $3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered Federal Deposit Insurance Corporation (“FDIC”) receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for INJ. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including INJ), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, or the removal or migration of prominent stablecoins away from the Injective Network, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the INJ market, and affect the value of INJ, and in turn impact an investment in the Shares. Given that Bitfinex may be a component of the Pricing Benchmark and Bitfinex and Tether are understood to be under common ownership and management, problems with Tether specifically could potentially affect pricing of transactions on Bitfinex or otherwise disrupt Bitfinex’s operations.

Competition From The Emergence Or Growth Of Other Digital Assets Or Methods Of Investing In INJ Could Have A Negative Impact On The Price Of INJ And Adversely Affect The Value Of The Shares.

As of December 14, the alternative digital assets tracked by CoinMarketCap.com had a total market capitalization of approximately $3.03 trillion (including the approximately $517 million market cap of INJ), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. INJ faces competition from a wide range of digital assets, including bitcoin and ethereum. INJ is also supported by fewer regulated trading platforms than more established digital assets, such as bitcoin and ethereum, which could impact its liquidity. In addition, INJ is in direct competition to other smart contract platforms, such as Ethereum, Polkadot, Avalanche and Cardano. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as EOS, Tezos, Tron, and numerous others, could have a negative impact on the demand for, and price of, INJ and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including the Injective Network, may be the target of ill will from users of other digital asset networks. For example, in July 2016, the Ethereum network underwent a contentious hard fork that resulted in the creation of a new digital asset network called Ethereum Classic. As a result, some users of the Ethereum Classic network may harbor ill will toward the Ethereum network. If something similar were to occur with respect to the Injective Network, its users may attempt to negatively impact the use or adoption of the Injective Network.

Investors may invest in INJ through means other than the Shares, including through direct investments in INJ and other potential financial vehicles, possibly including securities backed by or linked to INJ and digital asset financial vehicles similar to the Trust, or other futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in INJ directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of INJ are formed and represent a significant proportion of the demand for INJ, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding INJ, could negatively affect the Underlying Index, the Trust’s INJ holdings, the price of the Shares and the NAV.

Failure Of Funds That Hold Digital Assets To Receive SEC Approval To List Their Shares On Exchanges Could Adversely Affect The Value Of The Shares.

There have been a growing a number of attempts to list on national securities exchanges the shares of funds that hold digital assets. These investment vehicles attempt to provide institutional and retail investors exposure to markets for digital assets and related products. The exchange listing of shares of digital asset funds would create more opportunities for institutional and retail investors to invest in the digital asset market. However, the SEC has repeatedly denied such requests. If exchange-listing requests continue to be denied by the SEC, increased investment interest by institutional or retail investors could fail to materialize, which could reduce the demand for digital assets generally and therefore adversely affect the value of the Shares.

Risks Associated with Investing in the Trust

Investment-Related Risks.

Investing in INJ and, consequently, the Trust, is speculative. The price of INJ is volatile, and market movements of INJ are difficult to predict. Supply and demand changes rapidly are affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objectives or that there will be any return of capital invested to investors in the Trust, and investment results may vary.

The NAV may not always correspond to the market price of INJ.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s INJ holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for shares are related, but not identical, to the supply and demand forces influencing the market price of INJ.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per share and the Trust will therefore maintain its intended fractional exposure to a specific amount of INJ per share.

Different from directly owning INJ.

The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased INJ directly. The differences in performance may be due to factors such as fees, transaction costs, proceeds from staking activities, and Pricing Benchmark tracking risk. Investors will also forgo certain rights conferred by owning INJ directly, such as the right to claim air drops. See “A Temporary Or Permanent “Fork” or a “Clone” Of The Injective Network Could Adversely Affect The Value Of The Shares.”

Pricing Benchmark tracking risk.

The Trust may not achieve the desired degree of correlation between its performance and that of the Pricing Benchmark and thus may not achieve its investment objectives. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences, differences in the timing of the addition or removal of constituent exchanges underlying the Pricing Benchmark or the cost to the Trust of complying with various new or existing regulatory requirements.

Liquidity risk.

The Trust’s and the Authorized Participants’ ability to buy or sell INJ may be adversely affected by limited trading volume, lack of a market maker, or legal restrictions. INJ is a novel digital asset with a limited trading history, and the market for INJ is significantly smaller and less liquid than the markets for more established crypto assets such as bitcoin and ether, which underlie other currently available exchange-traded products. According to Coinmarketcap.com, as of December 11, 2025, the average daily trading volume for INJ across major exchanges was approximately $83 million, compared to bitcoin’s average daily trading volume of approximately $82 billion and ether’s average daily trading volume of approximately $27 billion. As of December 11, 2025, the total market capitalization of INJ is approximately $555 million, whereas bitcoin and ether have market capitalizations of approximately $1.84 trillion and $391 billion, respectively.

Due to the smaller size and lower liquidity of the INJ market, it may be more difficult to execute large trades without significantly impacting the market price. For example, a large order in the INJ market may represent a higher percentage of the average daily trading volume compared to a similar order in the bitcoin or ether markets, increasing the risk of price slippage and market disruption. In periods of market stress or volatility, these risks may be further exacerbated, making it more challenging to liquidate positions at desired prices or to find suitable counterparties at a reasonable cost.

The Trust’s investment in INJ is highly concentrated, and the large size of the positions that the Trust may acquire could further increase the risk of illiquidity. If the Trust needs to liquidate its INJ holdings, it may incur greater losses than would be expected in more liquid markets such as those for bitcoin or ether. Any market disruption or illiquidity in the INJ market could therefore have a material adverse effect on the value of the Trust’s shares.

Redemption Liquidity Risk

Although the Sponsor will carry out the Staking Program in accordance with the Sponsor’s Liquidity Risk Management Policy, investors should be aware of the potential risk that the Trust may become unable to timely meet excessive redemption requests from Authorized Participants that exceed the portion of the Trust’s INJ holdings that remain unstaked. Staking involves locking INJ tokens to support network operations, which may limit the liquidity of those assets for immediate redemption purposes. If redemption requests from Authorized Participants surpass the available unstaked INJ, the Trust may face delays in processing these requests, potentially impacting share liquidity, and in turn, investors may be impacted by increased trade spreads or inability to buy or sell shares. This risk is particularly relevant during periods of high market volatility or increased redemption activity, which may exacerbate liquidity constraints. Investors should consider the implications of staking on the liquidity of their investments.

The value of the Shares may be influenced by a variety of factors unrelated to the value of INJ.

The value of the Shares may be influenced by a variety of factors unrelated to the price of INJ and the INJ exchanges included in the Pricing Benchmark that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:

●	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of INJ have been developed specifically for this product;

●	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

●	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

●	Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Injective Network may increase the potential for INJ to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

Authorized Participants’, or its Authorized Participant Designee’s, buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

Authorized Participants may take long or short positions in INJ for hedging or other purposes and in some cases those positions may be substantial relative to the INJ market as a whole. Authorized Participants’, or an Authorized Participant Designee’s, purchase of INJ in connection with Basket creation orders may cause the price of INJ to increase, which will result in higher prices for the Shares. Increases in the INJ prices may also occur as a result of INJ purchases by other market participants who attempt to benefit from an increase in the market price of INJ when baskets are created. The market price of INJ may therefore decline immediately after Baskets are created.

Selling activity associated with sales of INJ by Authorized Participants, or their Authorized Participant Designee, in connection with redemption orders may decrease INJ prices, which will result in lower prices for the Shares. Decreases in INJ prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of INJ by Authorized Participants, or their Authorized Participant Designee, may have on the price of INJ, sales and purchases of INJ by similar investment vehicles (if developed) could impact the price of INJ. If the price of INJ declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their INJ exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket purchase and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient INJ liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of INJ, wide spreads between prices quoted on different INJ trading platforms, the closing of INJ trading platforms due to fraud, failures, security breaches or otherwise etc.), such conditions may make it difficult to purchase or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to INJ may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market

Arbitrage transactions intended to keep the price of Shares closely linked to the price of INJ may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Shares (which depend on timely transfers of INJ to and by the Custodian) encounter any unanticipated difficulties due to, for example, the price volatility of INJ, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Custodian, the closing of INJ trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the Injective Network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying INJ may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect.

Alternatively, in the case of a network outage or other problems affecting the Injective Network, the processing of transactions on the Injective Network may be disrupted, which in turn may prevent INJ Trading Counterparties from depositing or withdrawing INJ from their custody accounts, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of INJ and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for INJ should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering INJ in return for Baskets, the price of Shares may diverge from the price of INJ.

The use of cash creations and redemptions, to the extent used by Authorized Participants, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of INJ and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

To the extent Authorized Participants effectuate creations and redemptions for cash, there may be delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves more complex operational steps (and therefore execution risk) than in-kind creation and redemption models. Such delays could cause the execution price associated with such trades to materially deviate from the Pricing Benchmark price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying INJ, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of INJ, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them to buy Shares at a price higher than the value of the underlying INJ held by the Trust or sell Shares at a price lower than the value of the underlying INJ held by the Trust, causing Shareholders to suffer losses.

The Authorized Participants serve in such capacity for several competing exchange-traded INJ products, which could adversely affect the Trust’s operations and the secondary market for the Shares.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Trust. Some or all of the Trust’s Authorized Participants are expected to serve as authorized participants or market makers for one or more exchange-traded INJ products that compete with the Trust. This may make it more difficult to engage or retain Authorized Participants for the Trust. Furthermore, because there is no obligation on the part of the Authorized Participants to engage in creation and redemption or market making activities with respect to the Trust’s Shares, decisions by the Authorized Participants to not engage with the Trust or its Shares may result in a decline in the liquidity of the Shares and the price of the Shares may fluctuate independently of the price of Trust’s INJ (i.e., at a greater premium or discount to the Trust’s NAV).

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of INJ and other digital assets from other holders have occurred in the past. Because of the pseudonymous nature of the Injective Network, thefts can be difficult to trace, which may make INJ a particularly attractive target for theft. Cyber security failures or breaches of one or more of the Trust’s service providers (including, but not limited to, the Benchmark Provider, the Transfer Agent, the Marketing Agent, the Administrator, or the Custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. The Sponsor believes that the Trust’s INJ held in the Trust’s account with the Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s INJ or private keys and will only become more appealing as the Trust’s assets grow. While the Trust, the Sponsor and the Custodian have implemented procedures to identify and or stop new security threats and expect to adapt to technological changes in the digital asset industry, to the extent such efforts are unsuccessful the Trust’s INJ may be subject to theft, loss, destruction or other attack.

Additionally, access to the Trust’s INJ could be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s INJ. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Custodian, the private keys (and therefore INJ) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the Custodian, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account with the Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor and the Trust’s service providers have established business continuity plans and systems that they respectively believe are reasonably designed to prevent cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result, see “Liability and Indemnification” and “Material Contracts” below.

If the Trust’s holdings of INJ are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the Trust’s Custodian has limited liability to the Trust, which could adversely affect the Trust’s ability to seek recovery from them, even when the Custodian’s actions or failure to act are the cause of the Trust’s loss.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s INJ. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The Trust’s risk management processes and policies may prove to not be adequate to prevent any loss of the Trust’s INJ.

Custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios. The Sponsor is continuing to monitor and evaluate the Trust’s risk management processes and policies and believes that the current risk management processes and procedures are reasonably designed and effective. The Trust does not normally interact with any digital asset trading platforms, and the Trust’s INJ is held in cold storage wallets with the Custodian pursuant to an express custodial relationship. The Sponsor believes that the security procedures that the Sponsor and the Custodian utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Trust’s INJ from theft, loss, destruction or other issues relating to hackers and technological attack. Despite the number of security procedures that the Sponsor and Custodian employ, it is impossible to guarantee the prevention of any loss due to a security breach, software defect, act of God, pandemic or riot that may be borne by the Trust. Notwithstanding the above, the Sponsor and the Custodian are responsible for their own gross negligence, willful misconduct or bad faith. In the event that the Trust’s risk management processes and policies prove to not be adequate to prevent any loss of the Trust’s INJ and such loss is not covered by insurance or is otherwise recoverable, the value of the Shares will decrease as a result and investors would experience a decrease in the value of their investment.

The Custodian could become insolvent or become subject to a receivership or bankruptcy proceeding, which may result in a loss of or delay in access to Trust assets.

If the Custodian becomes insolvent or subject to a receivership or bankruptcy proceeding, the Trust’s operations may be adversely affected, and there is a risk that the insolvency, receivership or bankruptcy of the Custodian may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets.

The Trust’s assets will be held in one or more accounts maintained for the Trust by the Custodian. Given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy or receivership proceeding of an entity such as the Custodian, in the event of an insolvency, receivership or bankruptcy proceeding with respect to the Custodian, there is a risk that the Trust’s assets may be considered the property of the bankruptcy estate of the Custodian, and that customers of the Custodian, including the Trust, may be at risk of being treated as general unsecured creditors of the Custodian and subject to the risk of total loss or markdowns on value of such assets. Moreover, even if the Trust’s assets ultimately are not treated as part of the Custodian’s bankruptcy estate, the automatic stay could apply until the bankruptcy court made such a determination, and the limited precedent and fact-dependent nature of the determination could delay or preclude the return of such assets to the Trust. Further, the bankruptcy court may permit the Custodian to retain possession or custody of its customers’ assets until any claims the estate may have against the customers (including the Trust) are resolved.

An actual or perceived business failure or interruption, default, failure to perform security breach or other problems affecting the Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders.

Loss of a critical banking relationship for, or the failure of a bank used by, the Trust could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

The Cash Custodian is necessary to facilitate the creation and redemption of Baskets (in exchange for cash subscriptions by Authorized Participants, or in exchange for redemptions of Shares by Authorized Participants), and other cash movements, including in connection with the purchase of INJ by the Sponsor to effectuate subscriptions for cash and the selling of INJ to effect redemptions for cash and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to effect the liquidation of the Trust’s INJ. The Trust relies on the Cash Custodian to hold any cash related to the purchase or sale of INJ. To the extent that the Trust or Sponsor face difficulty establishing or maintaining banking relationships, the loss of the Trust’s banking partners, including the Cash Custodian, or the imposition of operational restrictions by these banking partners and the inability of the Trust to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Trust could be unable to establish accounts at new banking partners, or that the banks with which the Trust is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Trust holds customer cash, including the Cash Custodian, fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. If the Cash Custodian were to experience financial distress or its financial condition is otherwise affected, the Cash Custodian’s ability to provide services to the Trust could be affected. Moreover, the future failure of the Cash Custodian or other bank at which the Trust maintains cash could result in losses to the Trust, to the extent the balances are not covered by deposit insurance. As a result, the Trust could suffer losses.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with INJ and digital assets. By concentrating its investment strategy solely in INJ, any losses suffered as a result of a decrease in the price of INJ can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for the Shares may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, may be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Several factors may affect the Trust’s ability to achieve its investment objectives on a consistent basis.

There can be no assurance that the Trust will achieve its investment objectives. Prospective investors should read this entire Prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Trust’s ability to meet its investment objectives include: (1) Authorized Participants’ ability to purchase and sell INJ in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Injective Network; (3) the INJ market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which INJ trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (6) accounting standards.

The amount of INJ represented by the Shares will change over time.

Each outstanding Share represents a fractional, undivided interest in the INJ held by the Trust. The Trust is expected to generate income from the Staking Program on the one hand and transfers of INJ to pay for the Sponsor Fee and other liabilities on the other hand. Therefore, the amount of INJ represented by each Share will gradually change over time, and may increase to the extent the proceeds of the Staking Program exceed the Sponsor Fee. Assuming a constant INJ price, the trading price of the Shares is expected to gradually change relative to the price of INJ as the amount of INJ represented by the Shares gradually changes.

Shareholders should be aware that the gradual change in the amount of INJ represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of INJ.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In addition, the timing of the Trust in reaching the market and the fee structure of the Trust relative to similar products may have a detrimental effect on the scale and sustainability of the Trust. The Sponsor’s competitors may be able to launch similar products to the Trust before the launch of the Trust due to, for example, the satisfaction of all regulatory requirements required to launch before the Trust is able to do so. Accordingly, the Sponsor’s competitors may commercialize a product involving INJ more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust (i.e., revenues that would commercially justify the Sponsor continuing to devote time and resources to the operation of the Trust), which in turn could cause the Sponsor to dissolve and terminate the Trust.

In addition, to the extent that the Trust incurs transaction expenses in connection with the creation and redemption process, litigation expenses, indemnification obligations under the Trust’s service provider agreements and other Extraordinary Expenses that are not Sponsor-paid Expenses, such expenses will be borne by the Trust. To the extent that the Trust fails to attract a sufficiently large amount of investors, the effect of such expenses on the value of the Shares may be significantly greater than would be the case if the Trust had attracted more assets.

The Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s INJ.

The Sponsor could decide to replace the Custodian as the custodian of the Trust’s INJ, or the Custodian may cease providing the custodial services necessary for the Trust’s normal operations. For example, the Trust’s custodian may become insolvent and enter bankruptcy or receivership proceedings, or discontinue business operations with little or no warning to the Sponsor or the Trust. Transferring maintenance responsibilities of the Trust’s account with the Custodian to another party will likely be complex and could subject the Trust’s INJ to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

The Sponsor may not be able to find a party willing to serve as the custodian under the same terms as the current Custodial Services Agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s INJ.

Limited recourse.

The Custodian has limited liability for any loss, claim, or damage to the Trust, impairing the ability of the Trust to recover losses relating to its INJ and any recovery may be limited, except to the extent of a final, non-appealable judicial determination that such loss, claim or damage directly resulted from the gross negligence, willful misconduct or fraud of the Custodian. In addition, the Custodian is generally not be liable for any loss caused, directly or indirectly, by the failure of the Trust to adhere to the Custodian’s policies and procedures that have been disclosed to the Trust, a force majeure event or certain actions determined by the Custodian to be necessary or advisable to inspect and protect the security of the Trust’s assets. Furthermore, the Custodian is generally not liable for a loss caused, directly or indirectly, by any failure or delay to act by any service provider to the Custodian or any system failure (other than a system failure caused by the gross negligence, willful misconduct or fraud of the Custodian or the Custodian’s affiliates), that prevents the Custodian from fulfilling its obligations.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred absent fraud, gross negligence, bad faith or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Sponsor may be limited.

The Benchmark Provider has limited liability relating to the use of the Pricing Benchmark, impairing the ability of the Trust to recover losses relating to its use of the Pricing Benchmark. The Benchmark Provider does not guarantee the accuracy, completeness, or performance of the Pricing Benchmark or the data included therein and shall have no liability in connection with the Pricing Benchmark or index calculation, errors, omissions or interruptions of any index or any data included therein. The Pricing Benchmark could be calculated now or in the future in a way that adversely affects an investment in the Trust.

The calculation agent also has limited liability, impairing the ability of the Trust to recover losses relating to the calculation of the Pricing Benchmark.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent or the Custodian.

Each of the Sponsor, the Trustee, the Transfer Agent and the Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent or the Custodian may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the INJ holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding INJ. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of INJ. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be Extraordinary Expenses that would be borne by the Trust through the sale or transfer of its INJ and any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer INJ may adversely affect the value of the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its INJ. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Unforeseeable risks.

INJ has gained commercial acceptance only within recent years and, as a result, there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the INJ market, including advancements in the underlying technology, changes to INJ may expose investors in the Trust to additional risks which are impossible to predict.

The Sponsor’s policies and procedures may not fully mitigate the risk of conflicts of interest.

The Sponsor does not have operating practices that require personnel to pre-clear personal trading activity in which INJ is the referenced asset. In general, pre-clearance policies prohibit employees and agents from engaging in certain personal trading activity without first obtaining pre-clearance of the transaction from the firm’s chief compliance officer, chief financial officer, or some senior officer with similar responsibilities.

Without implementing pre-clearance requirements, the Sponsor may not be able to fully mitigate the risk of conflicts of interest or avoid the appearance of impropriety in connection with the purchase and sale of INJ. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor, or its affiliates will refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor.

This risk is present in traditional financial markets and is not unique to INJ. If such employees or others affiliated with the Sponsor engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Sponsor and its affiliates could be the target of civil or criminal fines, penalties, punishments, or other regulatory sanctions or lawsuits or could be the target of an investigation. Any of these outcomes could cause the Trust and Shareholders to suffer harm.

The Sponsor and its affiliates may also participate in transactions related to INJ, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the INJ held by the Trust and, consequently, on the market value of INJ.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

●	the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

●	the Trust has agreed to indemnify the Sponsor, the Trustee and their respective affiliates pursuant to the Trust Agreement;

●	the Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe fiduciary duties;

●	the Sponsor and its staff also service affiliates of the Sponsor, and may also service other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

●	the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

●	affiliates of the Sponsor may start to have substantial direct investments in INJ, or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its Shareholders, and any increases, decreases or other changes in such investments could affect the Pricing Benchmark price and, in turn, the value of the Shares; and

●	the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Trust Agreement.

The Trust Agreement may be amended without the Shareholders’ Consent

The Trust Agreement may be amended by the Sponsor in its sole discretion without the consent of Shareholders, including through a supplemental agreement or an amended and restated Trust Agreement. As a result, Shareholders will have no voting or approval rights with respect to amendments that may materially affect their interests.

Risks Associated with the Pricing Benchmark

The Pricing Benchmark has a limited history.

The Pricing Benchmark was launched on July 17, 2026. The Pricing Benchmark has a limited history and its value is an average composite reference rate calculated using volume-weighted trading price data from the Constituent Platforms. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess Pricing Benchmark’s performance. The Benchmark Provider has substantial discretion at any time to change the methodology used to calculate the Pricing Benchmark, including the Constituent Platforms that contribute prices to the Trust’s NAV. The Benchmark Provider does not have any obligation to take into consideration the needs of the Trust, the Shareholders, or anyone else in connection with such changes. There is no guarantee that the methodology currently used in calculating the Pricing Benchmark will appropriately track the price of INJ in the future. The Benchmark Provider does not have any obligation to take into consideration the needs of the Trust or the Shareholders in determining, composing, or calculating the Pricing Benchmark or in the selection of the Constituent Platforms used. The Constituent Platforms are chosen by the Benchmark Provider.

Although the Pricing Benchmark is intended to accurately capture the market price of INJ, third parties may be able to purchase and sell INJ on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. Moreover, there may be variances in the price of INJ on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Pricing Benchmark provides a U.S. dollar-denominated price of INJ based on the volume-weighted price of INJ on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform may not be equal to the price of INJ as represented by the Pricing Benchmark. It is possible that the price of INJ on the Constituent Platforms could be materially higher or lower than the Pricing Benchmark price. To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Platform, or from the global market price of INJ, the price of the Shares may no longer track, whether temporarily or over time, the global market price of INJ, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of INJ. To the extent such prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of INJ, which could adversely affect the value of the Shares.

The pricing sources (Constituent Platforms) used by the Pricing Benchmark are digital asset trading venues that facilitate the buying and selling of INJ and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or the CFTC and they do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of INJ may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of INJ used in Pricing Benchmark calculations and, therefore, could adversely affect the INJ price as reflected by the Pricing Benchmark. The Benchmark Provider may remove or add Constituent Platforms in the future at its discretion. For more information on the inclusion criteria for Constituent Platforms in the Pricing Benchmark, see “THE TRUST AND INJ PRICES—The Pricing Benchmark.”

The Pricing Benchmark is based on various inputs which may include price data from various third-party digital asset trading platforms. The Benchmark Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

The Trust utilizes the Pricing Benchmark to establish its NAV and NAV per Share. In the event that the Pricing Benchmark is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact an investment in the Shares or the Trust’s operations.

Although the Pricing Benchmark is designed to accurately capture the market price of INJ, third parties may be able to purchase and sell INJ on public or private markets not included among the Constituent Platforms of the Pricing Benchmark, and such transactions may take place at prices materially higher or lower than the level of the Pricing Benchmark used to establish the NAV. To the extent such prices differ materially from the level of the Pricing Benchmark used to establish the NAV, investors may lose confidence in the Shares’ ability to track the market price of INJ, which could adversely affect an investment in the Shares.

The Benchmark Provider could experience systems failures or errors.

If the computers or other facilities of the Benchmark Provider, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Pricing Benchmark may be delayed. Errors in Pricing Benchmark data, the Pricing Benchmark computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to errors in the Pricing Benchmark, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred. The Pricing Benchmark is the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the Pricing Benchmark’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

If the Pricing Benchmark is not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. If the Pricing Benchmark is not available, or if the Sponsor determines, in its sole discretion, that the Pricing Benchmark does not reflect an accurate INJ price, the Trust’s holdings may be “fair valued” in accordance with the valuation policies approved by the Sponsor. Those valuation policies stipulate that when seeking to fair value INJ, the Sponsor may apply all available factors the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models, including the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable, the Sponsor will use its best judgment to determine a good faith estimate of fair value based upon all available factors. The Sponsor does not anticipate that the need to “fair value” INJ will be a common occurrence.

To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of INJ, the price of the Shares may no longer track, whether temporarily or over time, the global market price of INJ, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of INJ. To the extent such prices differ materially from the market price for INJ, investors may lose confidence in the Shares’ ability to track the market price of INJ, which could adversely affect the value of the Shares. The Sponsor does not anticipate that the need to “fair value” INJ will be a common occurrence.

The Pricing Benchmark could fail to track the global INJ price, and a failure of the Pricing Benchmark could adversely affect the value of the Shares.

Although the Pricing Benchmark is intended to accurately capture the market price of INJ, third parties may be able to purchase and sell INJ on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. Moreover, there may be variances in the price of INJ on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Pricing Benchmark provides a U.S. dollar-denominated composite for the price of INJ based on the volume-weighted price of INJ on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the price of INJ as represented by the Pricing Benchmark. It is possible that the price of INJ on the Constituent Platforms could be materially higher or lower than the Pricing Benchmark price. To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Platform, or from the global market price of INJ, the price of the Shares may no longer track, whether temporarily or over time, the global market price of INJ, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of INJ. To the extent such prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of INJ, which could adversely affect the value of the Shares.

The Sponsor can discontinue using the Pricing Benchmark and use a different pricing or valuation methodology instead.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objectives and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Pricing Benchmark price of INJ differs materially from the global market price of INJ and/or that third parties are able to purchase and sell INJ on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Pricing Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

The Pricing Benchmark price used to calculate the value of the Trust’s INJ may be volatile, adversely affecting the value of the Shares.

The price of INJ on public digital asset trading platforms has a limited history, and during this history, INJ prices on the digital asset markets more generally, and on digital asset trading platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Pricing Benchmark is designed to limit exposure to the interruption of individual digital asset trading platforms, the Pricing Benchmark price, and the price of INJ generally, remains subject to volatility experienced by digital asset exchanges, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset trading platforms is limited, the Pricing Benchmark will necessarily be composed of a limited number of digital asset trading platforms. If a digital asset trading platform were subjected to regulatory, volatility or other pricing issues, the Benchmark Provider would have limited ability to remove such digital asset trading platform from the Pricing Benchmark, which could skew the price of INJ as represented by the Pricing Benchmark. Trading on a limited number of digital asset trading platforms may result in less favorable prices and decreased liquidity of INJ and, therefore, could have an adverse effect on the value of the Shares.

The Pricing Benchmark price being used to determine the NAV of the Trust may not be consistent with GAAP. To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s NAV determined using the Pricing Benchmark pricing.

The Trust will determine the NAV of the Trust on each business day based on the value of INJ as reflected by the Pricing Benchmark. The methodology used to calculate the Pricing Benchmark price to value INJ in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Pricing Benchmark is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor Fee and other expenses borne by the Trust will be determined using the Trust’s NAV determined daily based on the Pricing Benchmark. Such NAV of the Trust determined using the Pricing Benchmark price may differ, in some cases significantly, from the NAV reported in the Trust’s periodic financial statements.

Risks Related to Pricing.

The Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Pricing Benchmark. The price of INJ in U.S. dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s INJ holdings as reflected in the Pricing Benchmark. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility; trading activity; the closing of INJ trading platforms due to fraud, failure, security breaches or otherwise; and the fact that supply-and-demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply-and-demand forces influencing the market price of INJ.

Shareholders also should note that the size of the Trust in terms of total INJ held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s INJ holdings or INJ holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Regulatory Risk

Digital Asset Markets In The United States Exist In A State Of Regulatory Uncertainty, And Adverse Legislative Or Regulatory Developments Could Significantly Harm The Value Of INJ Or The Shares, Such As By Banning, Restricting Or Imposing Onerous Conditions Or Prohibitions On The Use Of INJ, Staking Activity, Digital Wallets, The Provision Of Services Related To Trading And Custodying INJ, The Operation Of the Injective Network, Or The Digital Asset Markets Generally.

There is a lack of consensus regarding the regulation of digital assets, including INJ, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors.

Ongoing and future regulatory actions with respect to digital assets generally or INJ in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including INJ and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

In August 2021, the previous chair of the SEC, stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. It is not possible to predict whether the U.S. Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital assets markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and INJ held by the Trust specifically.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. Following the task force announcement, on January 23, 2025, President Trump executed the Strengthening American Leadership in Digital Financial Technology Executive Order. It is currently unknown how the actions or recommendations of the task force and this Executive Order or future governmental actions may impact the status of INJ or any other digital asset as a “security” or how INJ or the Trust would be treated under any new or revised regulatory framework.

In May 2025, the staff of the Division of Trading and Markets of the SEC released guidance in the form of frequently asked questions relating to crypto asset activities. The SEC staff’s guidance addressed several key points for broker-dealers acting as Authorized Participants. According to the guidance, broker-dealers may custody non-security crypto assets and may treat crypto asset securities as being held at a permissible “control location” under Exchange Act Rule 15c3-3(c). The guidance also clarified that broker-dealers may conduct non-security crypto asset businesses, including facilitating transactions in crypto asset securities that settle in crypto rather than cash. In addition, broker-dealers may hold crypto assets as proprietary positions for net capital purposes, subject to applicable haircuts and other limitations. Furthermore, the SEC staff indicated that broker-dealers may engage in in-kind creations and redemptions for spot crypto exchange-traded products. However, this guidance is non-binding, and may be modified, superseded, or withdrawn at any time without notice, as emphasized in the guidance. Additionally, there is no guarantee that Authorized Participants will actually transact in-kind at all despite this guidance.

It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and INJ held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as an MSB and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling INJ and therefore may adversely affect the price of INJ and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether INJ that has been associated with such addresses in the past can be easily sold. This “tainted” INJ may trade at a substantial discount to untainted INJ. Reduced fungibility in the INJ markets may reduce the liquidity of INJ and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of INJ and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Injective Network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. For example, “privacy pools,” zero knowledge proofs, and other technologies that could enhance privacy have been discussed by participants in the digital asset industry. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Ethereum wallet addresses associated with the protocol to its Specially Designated Nationals list. On October 19, 2023, FinCEN published a proposed rulemaking to apply the authorities in Section 311 of the USA PATRIOT Act to impose requirements on financial institutions that engage in convertible virtual currency (“CVC”) transactions with CVC mixers. The proposed rule, if adopted, would require covered financial institutions to report to FinCEN any CVC transactions they process that involves CVC mixing within or involving a jurisdiction outside the United States. The term “CVC mixing” covers more than just transactions that involve CVC mixers like Tornado Cash, and seemingly could cover a broader range of conduct involving technologies, services, or methods that have the effect of obfuscating the source, destination, or amount of a CVC transaction, whether or not the obfuscation was intentional. If the rule were to be adopted as proposed and if the Injective Network were to be deemed to or were to adopt features which come within the rule’s ambit, it could cause covered financial institutions – such as many virtual currency exchanges, or the Trust’s service providers, such as the Cash Custodian – to reduce support for or cease offering services for INJ or to the Trust, which could impair the utility of INJ, the value of the Shares and the Trust’s ability to operate in compliance with new laws and regulations.

Future and current regulations by a U.S. or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

The regulation of INJ and related products and services continues to evolve, may take many different forms and will, therefore, impact the Injective Network and INJ and their usage in a variety of manners. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for INJ businesses to provide services, which may impede the growth of the INJ economy and have an adverse effect on consumer adoption of INJ. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

Changes to current regulatory determinations of INJ’s status under federal or state securities laws, changes to regulations surrounding INJ futures or related products, or actions by a U.S. or foreign government or quasi-governmental agency exerting regulatory authority over INJ, the Injective Network, INJ trading, or related activities impacting other parts of the digital asset market, may adversely impact INJ and therefore may have an adverse effect on the value of an investment in the Trust.

The Trust is not a registered investment company and is not subject to the Commodity Exchange Act.

The Trust is not a registered investment company subject to the Investment Company Act. Consequently, Shareholders of the Trust do not have the regulatory protections provided to Shareholders in registered and regulated investment companies, which, for example, require investment companies to have a certain percentage of disinterested directors and regulate the relationship between the investment company and certain of its affiliates. Further, the Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the CFTC. The Trust will not engage in “retail commodity transactions” - any INJ transaction entered into on a leveraged, margined or financed basis (as described above). Such transactions are deemed to be commodity futures under the Commodity Exchange Act and subject to CFTC jurisdiction. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act. Consequently, Shareholders will not have the regulatory protections provided to Shareholders in Commodity Exchange Act-regulated instruments or commodity pools.

Trading on digital asset trading platforms outside the United States is not subject to U.S. regulation and may be less reliable than U.S. trading platforms.

To the extent any of the Trust’s trading is conducted on digital asset trading platforms outside the United States, trading on such trading platforms is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. trading platforms. Certain foreign markets may be more susceptible to disruption than U.S. trading platforms. These factors could adversely affect the performance of the Trust.

Future Legal Or Regulatory Developments May Negatively Affect The Value Of INJ Or Require The Trust Or The Sponsor To Become Registered With The SEC Or CFTC, Which May Cause The Trust To Liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which INJ are treated for classification and clearing purposes. In particular, INJ itself in the future might be classified by the CFTC as a “commodity interest” under the CEA, subjecting all transactions in INJ to full CFTC regulatory jurisdiction. Alternatively, in the future INJ might be classified by a court as a “security” under U.S. federal securities laws. The Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of INJ under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

The SEC has stated that certain digital assets may be considered “securities” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and the outcome is difficult to predict. If INJ is in the future determined to be offered and sold as a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it would likely have material adverse consequences for the value of INJ. For example, it may become more difficult or impossible for INJ to be traded, cleared and custodied in the United States as compared to other digital assets that are not considered to be securities, which could in turn negatively affect the liquidity and general acceptance of INJ and cause users to migrate to other digital assets.

To the extent that INJ is determined to be offered and sold as a security, the Trust and the Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s INJ at a time that is disadvantageous to Shareholders.

To the extent that INJ is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s INJ at a time that is disadvantageous to Shareholders.

The SEC has recently proposed amendments to the custody rules under Rule 206(4)-2 of the Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule in 206(4)-2 to cover all digital assets, including INJ, and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including INJ. The Sponsor is studying the impact that such amendments may have on the Trust and its arrangement with the Custodian. It is possible that such amendments, if adopted, could prevent the Custodian from serving as a service provider to the Trust, or require potentially significant modifications to existing arrangements under the Custody Agreement, which could cause the Trust to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the role that the Custodian currently plays, the Trust’s operations (including in relation to creations and redemptions of Baskets and the holding of INJ) could be negatively affected, the Trust could dissolve (including at a time that is potentially disadvantageous to Shareholders), and the value of the Shares or an investment in the Trust could be affected.

Further, the proposed amendments could have a severe negative impact on the price of INJ and therefore the value of the Shares if enacted, by, among other things, making it more difficult for investors to gain access to INJ, or causing certain holders of INJ to sell their holdings.

It may be illegal now, or in the future, to acquire, own, hold, sell or use INJ in one or more countries, and ownership of, holding or trading in the Shares may also be considered illegal and subject to sanction.

Although currently INJ is not regulated or is lightly regulated in most countries, including the United States, one or more countries such as China, India or Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use INJ or to exchange INJ for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.

Tax Risk

The ongoing activities of the Trust may generate tax liabilities for Shareholders.

As described below under “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders,” it is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust and amounts realized in connection with the use of INJ or the sale of INJ to pay Trust expenses or facilitate redemption transactions. The Trust does not anticipate making distributions to Shareholders, so any tax liability that a Shareholder incurs as a result of holding Shares will need to be satisfied from some other source of funds. Sales of INJ to fund cash redemptions are expected to result in gains or losses, with such gains or losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the INJ and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the INJ held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder. Shareholders receiving a redemption in-kind will not generally be taxed on the distribution in-kind. If a Shareholders sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.

The tax treatment of INJ and transactions involving INJ for United States federal income tax purposes may change.

Under current IRS guidance, INJ is treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in INJ in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which INJ is exchanged and the taxpayer’s basis in the INJ. However, because INJ is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in INJ or in transactions relating to investments in INJ may change from that described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of INJ may have a negative effect on prices of INJ and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving INJ. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in INJ or in transactions relating to investments in INJ is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The tax treatment of INJ and transactions involving INJ for state and local tax purposes is not settled.

Because INJ is a new technological innovation, the tax treatment of INJ for state and local tax purposes, including, without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of INJ for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of INJ may have negative consequences, including the imposition of a greater tax burden on investors in INJ or the imposition of a greater cost on the acquisition and disposition of INJ generally. Any such treatment may have a negative effect on prices of INJ and may adversely affect the value of the Shares.

The treatment of staking for tax purposes is still developing.

As a grantor trust, there are limitations on the types of activities that the Trust can undertake. For example, the Trust cannot make investment decisions to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision. If staking is viewed as a passive investment activity it would be permissible for the Trust. If staking is viewed as some other type of activity, the staking may affect the Trust’s classification as a grantor trust. Validation is generally associated with staking. Validation is a service. If the Trust were viewed as providing validation services, the Trust would be reclassified as a partnership or a corporation. If the Trust were reclassified as a partnership, a more complex reporting regime would apply, and Shareholders would receive a Form K-1. If the Trust were reclassified as a corporation, the Trust would be subject to corporate level tax, and the Shareholder’s return on investment is likely to be affected.

On October 6, 2026, the IRS issued Revenue Procedure 2026-20, providing formal guidance addressing how trusts that qualify as investment trusts under Treas. Reg. § 301.7701-4(c) and grantor trusts for Federal income tax purposes can engage in digital asset staking without jeopardizing their favorable tax treatment. The Revenue Procedure does not provide a substantive rule of law but does provide a safe harbor for grantor trust that include staking as a permitted activity. The Revenue Procedure provides that if the safe harbor is met, a trust’s authorization, pursuant to its trust agreement, to stake its digital assets and the resulting staking of the trust’s digital assets do not prevent the trust from qualifying for Federal income tax purposes as a trust classified as an investment trust under Treas. Reg. § 301.7701-4(c) and as a grantor trust. The Trust may not be able to satisfy all of the requirements of the safe harbor provided in the Revenue Procedure but intends to come as close as possible within the Trust’s organizational documents. The Trust is relying upon an opinion of tax counsel concluding that, without regard to the Revenue Procedure, the Trust should be classified as a grantor trust and an investment trust under Treas. Reg. § 301.7701-4(c).

A Hard “Fork” Of The Injective Network Could Result In the Trust Incurring A Tax Liability.

If a hard fork occurs in the Injective Network, the Trust could temporarily hold both the original INJ and the alternative new INJ. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. Moreover, if such an event occurs, the Trust Agreement provides that the Sponsor shall have the discretion to determine whether the original or the alternative asset shall constitute INJ. The Trust shall treat whichever asset the Sponsor determines is not INJ as Incidental Rights or IR Virtual Currency, which it has committed to irrevocably abandon.

The receipt, distribution and/or sale of the alternative INJ may cause the Trust to incur a United States federal, state, and/or local, or non-U.S., tax liability. Any tax liability could adversely impact an investment in the Shares.

Non-U.S. Holders may be subject to U.S. federal withholding tax on distributions from the Trust.

Unless reduced by applicable treaties, distributions treated as dividends will be subject to a 30% withholding tax to non-U.S. Shareholders.

The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.

The Trust is intended to be a grantor trust for Federal income tax purposes. A grantor trust is not permitted to change the investment of the Shareholders to take advantage of market fluctuations. Thus, the Sponsor may allow the Trust to hold when an actively managed fund would sell. The Sponsor may distribute proceeds when an actively managed fund would reinvest the proceeds. In addition, a fund treated as a grantor trust may not participate in trading or lending activity without raising a risk of change in status. This means that the returns of the Trust may be less than a successfully actively managed fund.

Other Risks

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are listed for trading on the Exchange under the market symbol “INJC.” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts or pauses caused by extraordinary market volatility pursuant to “circuit breaker” rules and/or “limit up/limit down” rules that require trading to be halted or paused for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the INJ spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

INJ is extremely volatile, and concerns exist about the stability, reliability and robustness of many spot markets where INJ trade. In a highly volatile market, or if one or more spot markets supporting the INJ market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor relies heavily on key personnel.

The Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Trustee and the Sponsor.

Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objectives.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, or if the trust experiences excessive withdrawals, then the Trust could be terminated and liquidated at the direction of the Sponsor (or required to do so because it is delisted by the Exchange). Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust. When determining whether such an emergency exists, the Sponsor may consider, among other things, the overall impact such emergency has had on price, volume, volatility and liquidity in INJ markets; the Sponsor’s view on the how long such emergency will persist; and the Sponsor’s view on whether such emergency is likely to ease or worsen. An emergency could include situations where the Trust is unable to transact in INJ or where the Trust is unable to value its INJ holdings, such as a circumstance where a digital asset trading platform experiences technical failure, power outage, network error or other circumstance resulting in a market-wide halt to trading, or the Trust is unable to access the INJ in the INJ Account at the Custodian due to technical or operating issues at the Trust or the Custodian. Such disruptions may have an effect on overall INJ liquidity or cause price spreads of INJ to widen, which may have a detrimental effect on the value of the Shares.

In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV calculation.

If the Pricing Benchmark is not available or the Sponsor determines, in its sole discretion, that the Pricing Benchmark should not be used, the Trust’s INJ investments may be valued using techniques other than reliance on the price established by the Pricing Benchmark. The value established by using the Pricing Benchmark may be different from what would be produced through the use of another methodology. INJ valued using techniques other than those employed by the Pricing Benchmark, including INJ investments that are “fair valued,” may differ from the value established by the Pricing Benchmark.

The Trust Agreement includes provisions that limit Shareholders’ voting rights and restrict Shareholders’ right to bring a derivative action.

Under the Trust Agreement, Shareholders generally have no voting rights and the Trust will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement) of one another and (ii) collectively hold at least 10.0% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10.0% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10.0% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10.0% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

THE TRUST AND INJ PRICES

Overview of the Trust

The Trust’s investment objective is to seek to provide exposure to the price of INJ held by the Trust, less the expenses of the Trust’s operations and other liabilities. A secondary investment objective is for the Trust to earn additional INJ through its participation in the Staking Program administered by the Sponsor, in which staking rewards will be earned through the validation of transactions on the Injective Network. Under normal circumstances, the Sponsor will seek to stake all of the Trust’s INJ through one or more Staking Providers except for INJ reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. In consideration for the Trust’s participation in the Staking Program, the Trust will receive a portion of the staking rewards generated by Staking Program which may be treated as income to the Trust. In seeking to achieve its investment objectives, the Trust will hold INJ and will value its net assets and the Shares daily based on the Pricing Benchmark. INJ will be the only digital asset held by the Trust.

The Sponsor believes that the Trust will provide a cost-efficient way for investors to implement strategic and tactical asset allocation strategies that provide exposure to INJ, with staking, by investing in the Shares rather than purchasing, holding, trading, and staking INJ directly. The latter alternative would require an investor to acquire INJ by selecting a digital asset trading platform and opening an account or arranging a private transaction, and initiating a fiat transaction to initiate or settle such acquisition. An investor would then also be required to custody such INJ by selecting a retail or institutional custodial platform or establish personal computer or hardware security module-based system capable of transacting directly on the blockchain, thereby incurring the risk associated with cybersecurity and maintaining a private key that is irrecoverable if lost, among other difficulties. An investor would also be subject to the technical or logistical challenges associated with delegating or staking INJ directly to earn staking rewards.

The Pricing Benchmark

The net assets of the Trust and its Shares are valued on a daily basis with reference to the Pricing Benchmark as of 4:00 p.m. ET, which integrates spot market prices from various digital asset trading platforms. The Pricing Benchmark is designed to reflect the performance of INJ in U.S. dollars. The Trust uses the Pricing Benchmark to calculate its NAV, which is the aggregate U.S. dollar value of INJ in the Trust, based on the Pricing Benchmark, less its liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objectives and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Pricing Benchmark price of INJ differs materially from the global market price of INJ and/or that third parties are able to purchase and sell INJ on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Pricing Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports. Because investors buy and sell Shares through brokers at current market prices rather than from the Trust directly, any changes in the methodology for the Trust’s NAV calculation, including substitute benchmarks or index, should not have a direct impact on the market price of the Shares. However, any such changes could impact the activities of Authorized Participants, who do buy and sell Shares at NAV, which in turn could impact the liquidity or availability of Shares for trading.

Benchmark Provider Oversight

The Benchmark Provider, and not the Sponsor, the Trust or any other service provider, is responsible for the administration and oversight of the Pricing Benchmark. The Benchmark Provider maintains and publishes the methodology and policy documents that govern the construction, calculation, reconstitution and administration of the Pricing Benchmark, including the CoinDesk Digital Asset Indices Policy Methodology.

The Benchmark Provider’s index committee serves as its primary governance body and is responsible for overseeing the design, maintenance and publication of its indices and their corresponding methodologies, including confirming that each index achieves its stated objective and is calculated and reconstituted in accordance with the rules set out in its respective methodology. The index committee reports on a periodic basis to the Benchmark Provider’s benchmark oversight committee on governance matters, which include client complaints, the launch of new benchmarks, newly identified conflicts of interest, operational incidents (including errors and restatements), material changes concerning the benchmarks and the results of internal and external reviews. Where the Benchmark Provider proposes a material change to a methodology or policy, it may seek feedback from clients and other interested parties through a public consultation process, and any resulting change is announced before it is implemented.

The Benchmark Provider states that its benchmark administration policies and procedures are designed to align with the International Organization of Securities Commissions’ Principles for Financial Benchmarks and that it has completed an external review of its adherence to those principles.

Neither the Sponsor nor the Trust participates in, or has any ability to direct, the Benchmark Provider’s oversight of the Pricing Benchmark, and neither the Sponsor nor the Trust independently verifies the Pricing Benchmark or the trade data used to calculate it. The Benchmark Provider may change the methodology of, or cease to calculate or publish, the Pricing Benchmark. For the role of the Benchmark Provider’s index committee in the selection of Constituent Platforms, and the quarterly review of that process, see “Pricing Benchmark Methodology” below. See also “Risk Factors—Risks Associated with the Pricing Benchmark.”

Pricing Benchmark Methodology

The Pricing Benchmark is a U.S. dollar-denominated composite reference rate for the price of INJ. The Pricing Benchmark is designed to (1) mitigate the effects of fraud, manipulation and other anomalous trading activity from impacting the INJ reference rate, (2) provide a volume-weighted fair value of INJ and (3) appropriately handle and adjust for non-market related events.

The Benchmark Price is determined by the Benchmark Provider through a process in which trade data is cleansed and compiled in such a manner as to algorithmically reduce the impact of anomalistic or manipulative trading. This is accomplished by adjusting the weight of each data input based on price deviation relative to the observable set, as well as recent and long-term trading volume at each venue relative to the observable set. The Benchmark Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements.

Determination of the Benchmark Price

The Benchmark Price is determined by producing a time-weighted average price (“TWAP”) of the CoinDesk Injective Benchmark Extended Rate (the “Underlying Index”) by using the closing minute values between 3:00 p.m. ET and 4:00 p.m. ET. The Underlying Index applies an algorithm to the price of INJ on the Constituent Platforms calculated on a per second basis over a 24-hour period.

The Underlying Index

The Underlying Index is designed to represent the fair market price of INJ in US dollars by aggregating real trading data from multiple cryptocurrency exchanges. The calculation is based on a 24-hour volume-weighted average price, with additional adjustments to ensure accuracy, reliability, and resistance to manipulation.

To determine the rate, the Underlying Index collects every individual INJ-USD and INJ-USDC trade from the Constituent Platforms. Each trade record includes the price at which INJ was traded for USD, the amount (volume) of INJ traded, the exact time the trade occurred, and the Constituent Platform where the trade took place.

The system gathers trade data in real time, updating the Underlying Index every time a new INJ-USD and INJ-USDC trade is reported by any of the Constituent Platform. For each exchange, the system looks at all INJ-USD and INJ-USDC trades that occurred in the past 24 hours. Each trade’s price is multiplied by the amount of INJ traded, giving more influence to larger trades. The sum of all these “price x volume” values is divided by the total volume traded in the 24-hour period, producing a volume-weighted average price for each Constituent Platform.

Once the volume-weighted average prices are calculated for all Constituent Platforms, the Underlying Index combines them, with each Constituent Platform’s contribution to the final rate weighted according to its trading volume. This means that Constituent Platforms with more trading activity have a greater influence on the final rate. If a Constituent Platform has not reported a recent trade, its influence on the Underlying Index is reduced over time, ensuring the Underlying Index reflects the most current market conditions. The methodology also includes an outlier detection step; if a Constituent Platform’s price is significantly different from the others, its influence is reduced or removed to prevent distortion of the index.

Selection of Constituent Platforms

To determine which Constituent Platforms are included in the Underlying Index, a structured and multi-step methodology is followed to ensure that only the most reliable and representative trading venues are selected. The process begins by establishing a broad universe of potential platforms, which includes all cryptocurrency exchanges that meet the baseline eligibility criteria set out in the CoinDesk Digital Asset Policy Methodology. These criteria require that an exchange must be classified as either Category 1 or Category 2, with Category 1 generally referring to U.S.-licensed exchanges and Category 2 to non-U.S. licensed exchanges that still meet certain standards. There must be at least two Category 1 exchanges included, ensuring a foundation of regulated and reputable platforms.

From this initial universe, further quantitative filters are applied. Each exchange’s trading volume for the relevant currency pair over the prior three months is measured as a percentage of the total trading volume across all eligible exchanges. For exchanges already contributing to the Underlying Index, a minimum of 2% of total volume is required, while new or non-contributing exchanges must meet a 3% threshold. Additionally, only exchanges that support direct USD-denominated trading for the asset in question are considered. Any exchange that has been specifically excluded under the policy methodology is automatically ineligible.

Once the eligible universe is established, exchanges are ranked by their three-month trading volume. The two highest-ranked Category 1 exchanges are selected first. If there are not enough Category 1 exchanges meeting the volume requirement, the threshold is relaxed until two are included. The remaining Constituent Platforms are then chosen based on overall trading volume, up to a maximum of eight platforms in total. If, after this process, there are fewer than three eligible exchanges, the volume requirements are further relaxed to ensure a minimum of three Constituent Platforms are included. In rare cases where even these relaxed standards cannot be met, the Index Committee will determine the appropriate course of action, which may include further adjustments or, if necessary, the removal of the index.

This methodology ensures that the Underlying Index is constructed from a universe of exchanges that are not only active and liquid, but also meet high standards for regulatory compliance and operational integrity. The process is reviewed and updated quarterly, with ongoing monitoring to address any anomalies or disruptions, thereby maintaining the accuracy and reliability of the index over time.

As of the date of this Prospectus, the digital asset trading platforms included in the Underlying Index were Bitget, Bitstamp, Bybit, Crypto.com, Gate.io, Gemini, Kraken, KuCoin, OKX and WhiteBIT. The Sponsor and the Trust reasonably believe each of these digital asset trading platforms are in material compliance with applicable licensing requirements based on the trading platform category and jurisdiction, as detailed below, and maintain practices and policies designed to comply with AML and KYC regulations

The below table reflects the INJ trading volume in U.S. dollars and market share of the INJ-U.S. dollar trading pairs, including stablecoins, of each of the Constituent Platforms included in the Underlying Index as of September 2026:

Digital Asset Trading Platforms included in the Underlying Index as of September 2026	Volume ($)	Market Share(1)
Bitget	$1,574,629	1.89%
Bitstamp	$356,414	0.43%
Bybit	$4,344,737	5.23%
Crypto.com	$144,838	0.17%
Gate.io	$4,528,722	5.45%
Gemini	$19,180	0.02%
Kraken	$4,185,228	5.04%
KuCoin	$3,741,582	4.50%
OKX	$4,353,459	5.24%
WhiteBIT	$7,022,549	8.45%
Total INJ-U.S. Dollar trading pair	$30,271,338	36.42%

(1)	Market share is calculated using trading volume (in INJ) provided by the Benchmark Provider.

The domicile, regulation and legal compliance of the digital asset trading platforms included in the Underlying Index varies. Information regarding each digital asset trading platform may be found, where available, on the websites for such digital asset trading platforms, among other places.

Although the Pricing Benchmark and the Underlying Index are designed to accurately capture the market price of INJ, third parties may be able to purchase and sell INJ on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Benchmark Price. Moreover, there may be variances in the prices of INJ on the various digital asset trading platforms, including as a result of differences in fee structures or administrative procedures on different digital asset trading platforms. To the extent such prices differ materially from the Benchmark Price, investors may lose confidence in the Shares’ ability to track the market price of INJ.

Pricing Benchmark Disclaimer

COINDESK® and CoinDesk Injective Benchmark Extended 60m NY Rate (the “Pricing Benchmark”) are trade or service marks of CoinDesk Indices, Inc. (with its affiliates, “CDI”) and/or its licensors. CDI or CDI’s licensors own all proprietary rights in the Data.

CDI is not the issuer or producer of Canary Staked INJ ETF and has no responsibilities, obligations, or duties to investors in or holders of Canary Staked INJ ETF. The Pricing Benchmark is licensed for use by Canary Capital Group LLC as the issuer of Canary Staked INJ ETF. The only relationship that CDI has with Canary Capital Group LLC in respect of Canary Staked INJ ETF is the licensing of the Pricing Benchmark, which is administered and published by CDI, or any successor thereto, without regard to the issuer of the Canary Staked INJ ETF or the owners or holders of the Canary Staked INJ ETF.

Investors or holders acquire Canary Staked INJ ETF from Canary Capital Group LLC and investors and holders neither acquire any interest in the Pricing Benchmark nor enter into any relationship of any kind whatsoever with CDI upon making an investment in or acquisition of Canary Staked INJ ETF. The Canary Staked INJ ETF is not sponsored, endorsed, sold, or promoted by CDI. CDI makes no representation or warranty, express or implied, regarding the advisability of investing in or otherwise acquiring the Canary Staked INJ ETF or the advisability of investing in securities or digital assets generally or the ability of the Index to track corresponding or relative market performance. CDI has not passed on the legality or suitability of the Canary Staked INJ ETF with respect to any person or entity. CDI is not responsible for, nor has participated in, the determination of the timing of, prices at, or quantities of the Canary Staked INJ ETF to be issued. CDI has no obligation to take the needs of the issuer or the owners or holders of the Canary Staked INJ ETF or any other third party into consideration in administering, composing, calculating, or publishing the Pricing Benchmark. CDI has no obligation or liability in connection with administration, marketing, or trading of the Canary Staked INJ ETF.

The licensing agreement between Canary Capital Group LLC and CDI is solely for the benefit of Canary Capital Group LLC and CDI and not for the benefit of the owners or holders of the Canary Staked INJ ETF or any other third parties.

CDI SHALL HAVE NO LIABILITY TO THE ISSUER, INVESTORS, HOLDERS OR OTHER THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE PRICING BENCHMARK OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THE DATA. CDI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRICING BENCHMARK OR ANY OTHER DATA INCLUDED THEREIN. CDI RESERVES THE RIGHT TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, OR TO CEASE THE CALCULATION OR PUBLICATION OF THE PRICING BENCHMARK AND SHALL NOT BE LIABLE FOR ANY MISCALCULATION OF OR ANY INCORRECT, DELAYED, OR INTERRUPTED PUBLICATION WITH RESPECT TO THE PRICING BENCHMARK. CDI SHALL NOT BE LIABLE FOR ANY DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH, RESULTING FROM THE USE OF THE PRICING BENCHMARK OR ANY OTHER DATA INCLUDED THEREIN OR WITH RESPECT TO THE CANARY STAKED INJ ETF.

Trust Structure

The Trust is a statutory trust formed under the Delaware Statutory Trust Act, and the Trust Agreement constitutes the “governing instrument” of the Trust under the laws of the State of Delaware relating to statutory trusts. The Trust holds INJ and is expected from time to time to issue Baskets in exchange for deposits of cash and to distribute cash in connection with redemptions of Baskets. The Trust’s investment objective is to seek to provide exposure to the value of INJ held by the Trust, less the expenses of the Trust’s operations and other liabilities. A secondary investment objective is for the Trust to earn additional INJ through the validation of transactions on the Injective Network. The Sponsor will stake a portion of the Trust’s assets through one or more trusted Staking Providers. The portion to be staked will be fixed on or before the start date of the Trust. In consideration for any staking activity in which the Trust may engage, the Trust would receive a portion of the staking rewards generated by the Staking Provider, which may be treated as income to the Trust. In seeking to achieve its investment objectives, the Trust will hold INJ and establish its NAV by reference to the Pricing Benchmark.

The Sponsor believes the Trust’s is a straight-forward solution to seek its investment objectives. Besides cash received in connection with purchase orders of Baskets, the Trust’s sole asset is expected to be INJ held with the Custodian. The Sponsor believes that the Pricing Benchmark is a representative value for the USD-INJ price of INJ, based on the methodology administered by the Benchmark Provider.

The Trust processes and pays its ordinary expenses (the Sponsor Fee and the Staking Fees) in INJ. The Trust will only sell INJ (1) in connection with the redemption of Baskets for cash, (2) on an as-needed basis to pay Trust expenses not assumed by the Sponsor, (3) in the event the Trust terminates and liquidates its assets, or (4) as otherwise required by law or regulation. This restriction provides protection against potential attempts by bad actors to manipulate the operation of the Trust based on how the Trust calculates its NAV.

Investors may obtain on a 24-hour basis INJ pricing information based on the spot price for one INJ from various financial information service providers. Current spot prices are also generally available with bid/ask spreads from digital asset trading platforms, including the Constituent Platforms. Market prices for the Shares are available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Trust is published by the Sponsor at the Trust’s website (canaryetfs.com) on each day that the Exchange is open for regular trading and is posted on the Trust’s website.

CALCULATION OF NAV

Under normal circumstances, the Trust’s only asset will be INJ and, under limited circumstances, cash. The Trust’s INJ is carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles (“GAAP”). The Trust’s NAV will be determined by the Administrator once each Exchange trading day at 4:00 p.m. Eastern time (“ET”), or as soon thereafter as practicable. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. EST. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. ET and almost always by 8:00 p.m. ET). The pause between 4:00 p.m. ET and 5:30 p.m. ET (or later) provides an opportunity for the Sponsor to algorithmically detect, flag, investigate, and correct unusual pricing should it occur. If the Sponsor determines that a correction is necessary, the price used by the Administrator to calculate the NAV will be adjusted to reflect the corrected pricing data. Because the Trust’s NAV is calculated using the final Pricing Benchmark as of the end of the trading day, any correction to the Pricing Benchmark during this pause will directly affect the NAV. In such cases, the corrected Pricing Benchmark will be used to value the Trust’s INJ holdings, resulting in a corresponding upward or downward adjustment to the NAV, depending on the nature of the correction. This process is designed to ensure that the NAV accurately reflects the fair value of the Trust’s assets and that investors receive reliable information regarding the value of their investment.

The Administrator will calculate the NAV of the Trust by multiplying the number of INJ held by the Trust by the Pricing Benchmark for such day, adding any additional receivables and subtracting the accrued but unpaid expenses and liabilities of the Trust. The Trust’s NAV per Share is calculated by dividing the Trust’s NAV by the number of Shares then outstanding. The Administrator will determine the price of the Trust’s INJ by reference to the Pricing Benchmark, which is published between 4:00 p.m. ET and 4:30 p.m. ET on every calendar day. The methodology used to calculate the Pricing Benchmark price to value INJ in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Pricing Benchmark is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements.

The Sponsor has the exclusive authority to determine the NAV of the Trust. The Sponsor has delegated to the Administrator the responsibility to calculate the NAV of the Trust and the NAV, based on a pricing source selected by the Sponsor (the Pricing Benchmark). The Administrator will determine the NAV of the Trust each business day. In determining the NAV of the Trust, the Administrator values the INJ held by the Trust based on the Pricing Benchmark, unless otherwise determined by the Sponsor in its sole discretion. If the Pricing Benchmark is not available or the Sponsor in its sole discretion determines that the Pricing Benchmark should not be used, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. The Sponsor does not anticipate that the need to “fair value” INJ will be a common occurrence.

The ITV disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust’s investments. The ITV is calculated using real-time market prices of underlying assets to reflect the approximate indicative value of the Trust’s portfolio at a given moment in time. The ITV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. Solactive AG (“Solactive”) will disseminate the ITV value through the facilities of CTA/CQ High Speed Lines. In addition, the ITV will be available through on-line information services such as Bloomberg and Reuters. The ITV may differ from the NAV due to the differences in the time window of trades used to calculate each price (the NAV uses a sixty-minute window, whereas the ITV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price). The actual trading price of the Shares may vary significantly from the ITV.

Dissemination of the ITV provides additional information that is not otherwise available to the public and may be useful to investors and market professionals in connection with the trading of the Shares on the Exchange. Investors and market professionals will be able throughout the trading day to compare the market price of the Trust and the ITV. If the market price of the Shares diverges significantly from the ITV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the ITV, a market professional could buy the Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the ITV and thus can be beneficial to all market participants.

Solactive acts as the calculation agent for the ITV under a separate agreement with the Sponsor and is not the Benchmark Provider. The Benchmark Provider calculates and publishes the Pricing Benchmark used to determine the NAV, and Solactive calculates and disseminates the ITV. See “Material Contracts—Agreement with Solactive.”

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

The Trust’s periodic financial statements may not utilize the NAV of the Trust determined by reference to the Pricing Benchmark to the extent the methodology used to calculate the Pricing Benchmark is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for INJ on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for INJ, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s financial statements, the Trust follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for INJ in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that INJ is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust may transact through INJ Trading Counterparties, in multiple markets, and its application of ASC 820-10 reflects this fact. The Trust anticipates that, while multiple venues and types of markets will be available to the INJ Trading Counterparties from whom the Sponsor acquires or disposes of the Trust’s INJ, the principal market in each scenario is determined by looking at the market-based level of volume and INJ trading activity. INJ Trading Counterparties may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets, each as defined in the FASB ASC Master Glossary. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Trust’s principal market. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable INJ trading venues (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. Those markets include Binance, Bitfinex, Bitflyer, Bitstamp, Coinbase Pro, Crypto.com, Gemini, HitBTC, Huobi, Kraken, KuCoin, OKEx, Poloniex. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60-minute period prior to 4:00 p.m. ET for INJ. The Sponsor then identifies that market as the principal market for INJ during that period, and uses the price for INJ from that venue at 4:00 p.m. ET as the principal market price.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on June 9, 2025, pursuant to the Delaware Statutory Trust Act. The Trust continuously issues shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to Trust Agreement, as amended and/or restated from time to time. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on September 12, 2024.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of cash represented by the NAV of the Baskets being created or redeemed. The total amount of cash required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed. The Sponsor recognizes that the size of the Baskets may impact the effectiveness of the arbitrage mechanism of the Trust’s creation and redemption process, and accordingly may adjust the size of the Baskets to enhance the activities of the Authorized Participants in the secondary market for the Trust’s Shares.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor an annual fee of 1.10% of the Trust’s INJ Holdings (the “Sponsor Fee”). The Trust’s “INJ Holdings” is the quantity of the Trust’s INJ plus any cash or other assets held by the Trust represented in INJ as calculated using the Pricing Benchmark price, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in INJ as calculated using the Pricing Benchmark price. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the prior day’s INJ Holdings. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily in INJ and be payable monthly in INJ or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of INJ to pay the Sponsor Fee, the Sponsor, and not the Trust, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

As partial consideration for its receipt of the Sponsor Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs up to $200,000 per fiscal year, excluding taxes, but including: (i) the fees of the Trust’s third-party service providers including, but not limited to, the Marketing Agent, the Administrator, the Custodian, the Cash Custodian, the Transfer Agent, the Benchmark Provider, and the Trustee, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Trust and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Trust’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. Expenses in excess of the $200,000 cap (“Excluded Expenses”) shall be borne by the Trust and will reduce the Trust’s NAV. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares.

The Trust may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of INJ, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust, the Trust’s assets, or the interests of Shareholders, any indemnification of the Custodian or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of INJ to pay Extraordinary Expenses or Excluded Expenses, the Trust will bear such fees.

Staking rewards generated by the Staking Program will be subject to Staking Fees, which will be shared among the Staking Provider, the Sponsor, and the Custodian. The aggregate Staking Fees, which include any fees of the Custodian, the Staking Provider, and the Sponsor, will not exceed 30% of the INJ staking rewards generated by the Staking Program. As of the date of this Prospectus, the aggregate Staking Fees are expected to be 30% of the INJ staking rewards, resulting in the Trust retaining 70% of the INJ staking rewards generated by the Staking Program. The Staking Fees will reduce the amount of INJ that are received by the Trust from the Staking Program.

To the extent it does not have cash readily available, the Sponsor shall cause the transfer or sale of INJ in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor or for payment of redemption proceeds to Authorized Participants. The Trust will not bear any costs associated with the transfer or sale of INJ to pay the Sponsor Fee. To the extent the Trust incurs any Extraordinary Expenses or Excluded Expenses, the Trust will bear the costs of any transfers or sales of INJ to pay such expenses. The Trust will seek to transfer INJ at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Trust expenses and liabilities that are denominated other than in INJ, the amount of INJ transferred or sold may vary from time to time depending on the actual sales price of INJ relative to the Trust’s expenses and liabilities (e.g., if the price of INJ falls, the amount of INJ needed to be transferred or sold to pay an expense denominated in U.S. dollars will increase). To the extent the Trust must buy or sell INJ, the Trust may do so through a third-party digital asset broker or dealer. When the Trust buys or sells INJ, the Sponsor seeks quotes from its INJ trading counterparties. Such transactions are typically conducted over the counter rather than over a trading platform or similar order matching service. The Sponsor will select third party brokers or dealers that it believes have implemented adequate anti-money laundering, know-your-customer and other legal compliance policies and procedures.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of INJ incurred in connection with the fulfillment of a creation or redemption order.

Termination of the Trust

The Sponsor will notify Shareholders at least thirty (30) days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

●	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

●	180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

●	a United States regulator requires the Trust to shut down or forces the Trust to liquidate its INJ or seizes, impounds or otherwise restricts access to the Trust Estate (as defined in the Trust Agreement);

●	any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of INJ for purposes of determining the NAV of the Trust;

●	the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

●	the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Internal Revenue Code of 1986, as amended (the “Code”) or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

●	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

●	the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

●	the Sponsor elects to terminate the Trust after the Trustee, Administrator or the Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon termination of the Trust, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. The Sponsor, on behalf of the Trust, will sell the Trust’s INJ assets at market prices and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Shareholders are not entitled to any of the Trust’s underlying INJ holdings upon the dissolution of the Trust. Following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Trust will notify Shareholders of any amendments to the Trust Agreement in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee, the Custodian, or the Benchmark Provider. The Sponsor, or its agent, will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all normal operating expenses except for Extraordinary Expenses out of the Sponsor’s fee.

The Sponsor is a wholly-owned subsidiary of Canary Capital Group Inc. At present, the primary business activities of Canary Capital Group Inc. and its subsidiaries are the provision of investment advisory, management, shareholder, investment information and assistance and certain fiduciary services for individual and institutional investors, exchange-traded funds, private trusts, hedge funds and digital asset treasury companies and accounts. While the Sponsor’s personnel have significant experience managing exchange-traded vehicles such as the Trust, including exchange-traded vehicles that hold digital assets, the Sponsor is a newly-formed entity with no prior experience managing pooled investment vehicles.

The principal office of the Sponsor is:

Canary Capital Group LLC

8 Cadillac Drive, Suite 300,
Brentwood, TN, 37027
(615) 200-0788

The Sponsor’s leadership team brings significant experience in the exchange-traded fund industry and digital asset industry, spanning product design, portfolio strategy, operations, and regulatory compliance. Steven McClurg has over 16 years of experience in asset management and 11 years of experience in the digital asset space. Drew Hill has 11 years of experience in securities law and 11years of experience in the digital asset space. Josh Olszewicz has 8 years of experience in asset management and 13 years of experience in the digital asset space. Team members have held senior positions at major financial institutions, where they led the development and management of public funds, including those offering exposure to digital assets. Their expertise in the digital asset space is further reflected in their founding and operation of digital asset investment firms, several of which have been acquired by leading industry participants. In addition, the Sponsor’s principals bring deep legal and compliance experience across digital assets, securities regulation, and fund governance, offering a well-rounded perspective on the evolving regulatory frameworks shaping both traditional and digital markets.

The Trustee

CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

Duties of the Trustee.

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA.

Resignation, discharge or removal of Trustee; successor Trustees.

The Trustee may resign at any time by giving at least one hundred eighty (180) days’ advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least sixty (60) days’ advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within one hundred eighty (180) days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

Liability of the Trustee.

The Trustee shall not be liable under any circumstances, except for its own fraud, willful misconduct, bad faith or gross negligence with respect to its express duties under the Trust Agreement. The Trustee will have no obligation to monitor or supervise the obligations of the Sponsor, Transfer Agent, Administrator, Custodian, or any other person.

Trustee’s Fee and Indemnity.

The Trustee will be compensated by the Trust, out of the Sponsors Fee, for the Trustee’s fees. The Trustee will be indemnified by the Trust for any expenses it incurs that arise out of or are imposed upon or asserted at any time against it in connection with the execution or delivery of the Trust Agreement relating to or arising out of the creation, operation or termination of the Trust, or the performance of its obligations pursuant to the Trust Agreement or the transactions contemplated thereby, except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee; provided that any such indemnification will be recoverable only from the assets of the Trust.

The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, damage, liability (including liability under state or federal securities laws), claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel generally and in connection with its enforcement of its indemnification rights), tax or penalty of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that (i) the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee and (ii) any such indemnification will be recoverable only from the assets of the Trust; provided however that, to the extent that the Trust has not satisfied such indemnification obligation by the sixtieth (60th) day following written demand therefor, the Sponsor shall indemnify and hold the Trustee harmless from and against any such amounts. As security for any amounts owing to the Trustee under the above-referenced indemnity, the Trustee shall have a lien against the Trust property. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive resignation or removal of the Trustee and the termination of the Trust Agreement.

The Administrator

Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services. The Administrator will also facilitate the instruction to transfer INJ required for the operation of the Trust.

The Custodian

The Custodian is responsible for safekeeping all of the INJ owned by the Trust. The Custodian was selected by the Sponsor. The Sponsor has responsibility for opening the INJ Account with the Custodian. In addition, the Custodian facilitates the transfer of INJ required for the operation of the Trust upon instructions from the Sponsor or the Administrator.

The Staking Provider

The Staking Program will be administered by the Sponsor who will be responsible for selecting one or more Staking Providers. Under normal circumstances, the Sponsor will seek to stake all of the Trust’s INJ through one or more Staking Providers, except for INJ reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets.

The Sponsor is responsible for establishing the arrangements with the Staking Providers. The Staking Providers are responsible for providing the software protocol that allows the Trust to delegate assets to validator nodes on the Injective Network. In determining the amount and percentage of the Trust’s INJ to allocate to each Staking Provider, the Sponsor will consider (i) the concentration of the Trust’s INJ at each Staking Provider, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Staking Provider, (iii) each Staking Provider’s history of implementing similar staking programs, (iv) the technology used by each Staking Provider, and (v) any other factor the Sponsor deems relevant in making the allocation determination.

In consideration for any staking activity in which the Trust may engage, the Trust will receive a portion of the staking rewards generated by the Staking Program. Staking rewards generated by the Staking Program will be subject to Staking Fees shared among the Staking Provider, the Sponsor, and the Custodian. The Staking Fees will reduce the amount of INJ rewards that are generated from the Staking Program that are received by the Trust. The remainder of the staking rewards will be deployed into the staking program, transferred out or sold in connection with the redemption of Baskets, or transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. Except for INJ reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets, all staking rewards will be restaked pursuant to the Staking Program.

Pursuant to the Staking Program, the Staking Provider will distribute earned staking rewards to the Trust’s wallet or wallets at the Custodian on a periodic basis. Accrued staking rewards will be included in the Trust’s daily NAV calculation.

The Sponsor will carry out the Staking Program in accordance with the Sponsor’s liquidity risk management policy (the “Liquidity Risk Management Policy”), which is designed to satisfy the requirements of the Exchange’s listing rules. The Liquidity Risk Management Policy is designed to ensure that the Trust maintains sufficient liquid to timely fulfill redemption orders to preserve the effective and efficient arbitrage mechanism of the Trust. The Liquidity Risk Management Policy assesses the characteristics of a protocol’s native unbonding period, the particular unbonding characteristics of the Staking Program, sources of credit, sources of tokens, and other relevant liquidity considerations against the settlement period for any redemption of the Trust’s shares. The Liquidity Risk Management Policy permits the Trust to maintain credit facilities to help meet redemption requests, which may include the Sponsor’s own credit facilities to serve as a source of backup liquidity for the Trust.  As of the date of the Prospectus, no such credit facility has been entered into by the Trust. The complete Liquidity Risk Management Policy is available on the Trust’s website at canaryetfs.com.

The Transfer Agent

U.S. Bancorp Fund Services, LLC serves as the transfer agent for the Trust. The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust. The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from financial firms that are authorized to purchase or redeem Shares with the Authorized Participants.

The Cash Custodian

U.S. Bancorp Fund Services, LLC also serves as the cash custodian for the Trust. The Cash Custodian, an affiliate of the Transfer Agent and Administrator, serves as the cash custodian for the Trust. The Cash Custodian is responsible for safekeeping all cash and other non-INJ assets of the Trust.

Pricing Benchmark Services

CoinDesk Indices, Inc. (the “Benchmark Provider”) publishes the Pricing Benchmark and is responsible for the oversight of the Pricing Benchmark.

The Marketing Agent

The Marketing Agent is responsible for working with the Administrator to review and approve, or reject, purchase and redemption orders of Baskets placed by Authorized Participants and for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

INJ Trading Counterparties

The Trust buys and sells INJ through INJ trading counterparties selected by the Sponsor (not any Authorized Participant). The Trust does not currently intend to engage a prime broker or other liquidity provider providing similar services. As of the date of this Prospectus, the Trust has entered into an agreement with each of Jane Street, Cumberland, Flowdesk, Crypto.com, Wincent, and BitGo as INJ trading counterparties to the Trust.

The agreements with the INJ trading counterparties provide that once the Sponsor determines based on its execution procedures which counterparty to execute a trade with and the Sponsor has placed a trade with a specific counterparty, that counterparty is contractually obligated to settle that trade. The INJ trading counterparties will have no obligation to participate in orders for creations and redemptions. Each of these third parties are, and any other trading counterparty the Trust places orders with in the future will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions.

The Sponsor has implemented a process for the approval and ongoing monitoring of INJ trading counterparties that is consistent with industry standards. This process generally includes a review of the prospective counterparty’s background and reputation, as well as an evaluation of their ability to meet the Sponsor’s requirements. As part of this process, the Sponsor requires all prospective INJ trading counterparties to satisfy anti-money laundering (AML) and know-your-customer (KYC) requirements, which may include the submission of relevant documentation and verification of identity and ownership. The Sponsor also periodically reviews approved counterparties to confirm continued compliance with these standards.

CUSTODY OF THE TRUST’S ASSETS

The Trust’s Custodian will keep custody of the Trust’s INJ. The Trust’s INJ will be held in a segregated account opened in the name of the Trust on the Custodian’s books and records. Under the Custodial Services Agreement, the Custodian will maintain the Trust’s INJ in segregated wallets separate from the assets of other customers of the Custodian.

Key Generation

Private keys are generated by the Custodian in key generation ceremonies at secure locations using offline devices that have never been connected to a network. Private keys are generated according to detailed procedures using specialized offline devices and within these secure facilities to mitigate risk of hacks, errors, or other unintended external exposure. Key ceremony processes are highly controlled, require segregation of duties across multiple parties and are reviewed and witnessed by designated oversight personnel. Thorough validations and signoffs are performed to verify the integrity and security of key generation ceremonies.

Key Storage

The Custodian will hold a majority of INJ in cold storage and is responsible for managing the allocation of INJ between cold and hot storage for the segregated wallets. Private keys for both hot and cold storage are stored on secure devices. While cold storage requires keys to be held in an offline manner, hot storage requires private keys to be held online on the Custodian’s intranet, where they are more accessible and can be used for more efficient INJ transfers. Some portion of INJ will be held in hot storage for the purpose of satisfying client demands for transfers including in facilitation of redemptions. Within such hot and cold wallets, the Custodian has represented to the Sponsor that it keeps a substantial majority of assets in cold wallets to promote security, while the balance of assets is kept in hot wallets to facilitate timely withdrawals. The Custodian has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage including target percentages may change over time and is determined by ongoing risk analysis and market dynamics, in which the Custodian balances anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage. The Sponsor has no control over the percentage of INJ that the Custodian maintains in cold wallets versus hot wallets. Each cold storage wallet has a deposit size limitation of $100 million.

The Custodian has multiple, redundant cold storage sites, which are geographically distributed including sites within the United States. Cold storage locations of the Custodian are monitored by 24x7 on-site security, video surveillance and alarms, hardened room structures, and access to these facilities is controlled by multi-person controls, multi-team access rules, and multi-factor authentication. The locations of the cold storage sites may change at the discretion of the Custodian and are kept confidential by the Custodian for security purposes. Transactions from cold to hot storage require physical access, according to the above controls, to one or more cold storage facilities, as well as systematically enforced approvals and integrity verifications, before the secure device can be used to cryptographically complete the transaction. At no point during this process is the private key removed from the secure device(s) nor the cold storage facility. Once these security processes have been completed, a transfer on the Injective Network can be executed, as signed using the private keys held offline in cold storage.

The Custodian also maintains geographically dispersed backups of private keys, which are cryptographically generated into shards and stored in separate locations; multiple locations must be accessed to reconstruct a single key. The storage facilities are highly secured, and include 24x7 on-premises security presence, video surveillance, and alarms for unexpected entry. Access to facilities is controlled by multi-person controls, multi-team access rules, and multi-factor authentication.

Security Procedures

The Custodian is the custodian of the Trust’s private INJ in accordance with the terms and provisions of the Custodial Services Agreement. Transfers from the INJ Account require certain security procedures, including authorization controls to validate client requests and private key security procedures for Injective Network transaction signing as described above. Authorization controls may include usernames, passwords, two-step verification, and telephone call-backs to ensure proper authorization of transaction requests from the Sponsor or its authorized agents.

Transfers of INJ to the INJ Account will be available to the Trust once processed on the Injective Network, subject to successful completion of processes required by the Custodian.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders. To the extent a change in custodial arrangements is deemed material by the Sponsor, the Trust will notify Shareholders in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Forks and Air Drops

In the event of a fork, the Custodial Services Agreement provides that the Custodian may evaluate the consequences of a fork and determine which chain resulting from the fork it will support as an eligible asset for its customers including the Trust. The Custodian will determine in its sole discretion whether to support and make available to clients assets resulting from forks or air drops. In the event that the Trust may have a right to claim assets resulting from a fork or air drop, the Custodian will seek approval of the Trust before claiming such assets on behalf of the Trust and making an entry of ownership on the Custodian’s books and records for the Trust’s account. The Sponsor will disclaim such assets except as described herein. The Sponsor has not communicated any anticipatory disclaimer to the Custodian regarding forked or air dropped assets and will disclaim or claim them on a case-by-case basis.

Term and Termination

The Custodial Services Agreement commenced on the effective date, as detailed in the agreement, and will continue for one (1) year, unless earlier terminated in accordance with the terms of the BitGo Custodial Services Agreement. After the initial term, the Custodial Services Agreement will automatically renew for successive renewal terms, as established on the agreement, unless either party notifies the other of its intention not to renew with prior notice. The Custodian may terminate the Custodial Services Agreement for any reason upon providing at least thirty (30) days’ written notice to the Trust and to the Sponsor, or immediately if the Custodian perceives a risk of legal or regulatory non-compliance associated with the Trust’s custodial account activity, among others. The Sponsor may terminate the Custodial Services Agreement at any time upon providing at least thirty (30) days’ written notice to the Custodian, paying outstanding amounts and an early termination fee.

Custody of the Trust’s Cash

The Trust generally does not intend to hold cash or cash equivalents except for cash received from Authorized Participants in connection with a creation transaction or cash held by the Trust pending distribution to Authorized Participants in a redemption transaction or payment of Trust expenses. The Trust has entered into a Cash Custody Agreement with the Cash Custodian under which the Cash Custodian acts as custodian of the Trust’s cash.

Staked INJ

The Sponsor is responsible for administering the Staking Program. In connection with the Staking Program, the Custodian will maintain exclusive possession and control of the private keys associated with any staked INJ at all times. However, as a part of the unbonding processes of INJ staking, any staked INJ will be inaccessible for a period of time. Specifically, once staked, INJ becomes subject to a mandatory unbonding period, currently set at 21 days, during which it cannot be withdrawn. The length and conditions of these periods may be modified through governance or affected by network dynamics, including validator queue times and system congestion.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry. The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant has or DTC Participants have given such direction.

SEED CAPITAL INVESTOR

Injective Foundation (the “Seed Capital Investor”) has indicated its intent to purchase up to $15,000,000 in Shares at a per-Share price of $25.00 (the “Seed Baskets”). The proceeds of such sale are expected to be denominated in-kind in INJ based on the INJ-USD price established by the Pricing Benchmark on the date of such purchase. The Seed Capital Investor will act as a statutory underwriter in connection with the Seed Baskets. The Seed Capital Investor provided $225,000 in financial support to the Sponsor, which was used for fees and expenses incurred in connection with the organization of the Trust. Other than the foregoing, there will be no additional or continuing arrangements, agreements, understandings or relationships among the Seed Capital Investor, the Sponsor and the Trust, other than the Seed Capital Investor’s seed investment. The Seed Capital Investor is deemed to be a promoter of the Trust.

The Seed Capital Investor will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Baskets. The Seed Capital Investor will not act as an Authorized Participant with respect to the Seed Baskets, and its activities with respect to the Seed Baskets will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Baskets in the future.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “INJC.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Trust’s Shares is a best efforts offering. In addition to, and independent of the initial purchase of the Seed Baskets (described above), the Trust continuously offers Baskets consisting of 10,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem baskets or to offer to the public Shares of any Baskets it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Baskets and the Seed Capital Investor will be a statutory underwriter with respect to the Seed Basket. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Trust, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

As of the date of this Prospectus, Jane Street Capital, Virtu Americas, Marex, Macquarie Capital (USA) Inc., ABN Amro, and Cantor Fitzgerald & Co. have executed an Authorized Participant Agreement.

Selling Shareholders

The Sponsor or its affiliates, or a fund or unit investment trust for which the Sponsor or an affiliate of the Sponsor serves as sponsor or investment advisor, may purchase Shares of the Trust through a broker-dealer or other investors, including in secondary market transactions, and because the Sponsor and its affiliates may be deemed affiliates of the Trust, the Shares are being registered to permit the resale of these Shares by affiliates of the Trust from time to time after any such purchase. The Trust will not receive any of the proceeds from the resale of such Shares.

Selling shareholders (each, a “Selling Shareholder”) may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. Selling Shareholders may redeem Shares held in Basket size through an Authorized Participant. See “Conflicts of Interest.”

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of INJ or cash represented by the Baskets being created or redeemed (the “Basket Deposit”). The amount of INJ required in a Basket Deposit (the “Basket INJ Deposit”) and the amount of cash required in a Basket Deposit (the “Basket Cash Deposit”) are based on the quantity or value of the quantity, as applicable, of INJ or cash attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid Extraordinary Expenses) being created or redeemed determined as of 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Marketing Agent.

In connection with a Cash Creation Order (as defined below) or Cash Redemption Order (as defined below), an Authorized Participant is responsible for any operational processing and brokerage costs, transfers fees, network fees and stamp taxes (the “Transaction Fee”). The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Certain Authorized Participants and their agents and affiliates are expected to be capable of participating directly in the spot markets. Some Authorized Participants or their agents and affiliates may from time to time buy or sell INJ and may profit in these instances. To the extent that the activities of Authorized Participants or their agents and affiliates have a meaningful effect on the INJ market, it could affect the price of INJ and impact the ability of the Authorized Participants to effectively arbitrage the difference between the price at which the shares trade and the NAV of the Trust. While the Sponsor currently expects that Authorized Participants’ and their agents’ and affiliates’ direct activities in the INJ or securities markets in connection with the creation and redemption activities of the Trust will not significantly affect the price of INJ or the Shares, the impact of the activities of the Trust and its Authorized Participants and their agents and affiliates on INJ or securities markets is unknown and beyond the control of the Sponsor.

Each Authorized Participant will be required to be registered as a broker-dealer under the 1934 Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the form of Authorized Participant Agreement for more detail. A form of Authorized Participant Agreement will be filed as an exhibit to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A purchase order will be effective on the date it is received in good order by the Transfer Agent (“Purchase Order Date”).

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. Creation orders may be denominated and settled in an amount of INJ (“In-Kind Creation Order”) or cash (“Cash Creation Order”). By placing an In-Kind Creation Order, an Authorized Participant agrees to facilitate the deposit of INJ with the Custodian, either directly or indirectly through an Authorized Participant Designee. By placing a Cash Creation Order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. An Authorized Participant may not withdraw a creation order without the prior consent of the Sponsor in its discretion.

Following an In-Kind Creation Order from an Authorized Participant, the Trust’s account at the Custodian must be credited with the required INJ by 11:00 a.m. EST on the following business day or such other time designated by the Sponsor. The Authorized Participant or its Authorized Participant Designee will normally send the required INJ in an “on chain” transaction over the Injective Network. Such on chain transactions are subject to the risks associated with Injective Network transactions, including the irreversibility of transactions made in error or unavoidable delays due to Injective Network congestion. Upon receipt of the Basket INJ Deposit amount in the Trust’s account at the Custodian, the Administrator will notify the Transfer Agent. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

Following an Authorized Participant’s Cash Creation Order, the Trust’s account at the Cash Custodian must be credited with the Basket Cash Deposit amount by 11:00 a.m. EST on the following business day or such other time designated by the Sponsor. Upon receipt of the Basket Cash Deposit amount in the Trust’s account at the Cash Custodian, the Transfer Agent will notify the Marketing Agent, the Authorized Participant, and the Sponsor that the Basket Cash Amount has been deposited. The Sponsor, on behalf of the Trust, will instruct a INJ trading counterparty to purchase the amount of INJ equivalent in value to the cash deposit amount associated with the creation order, with such purchase transaction prearranged to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Purchase Order Date. The resulting INJ will be deposited in the Trust’s account with the Custodian. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor. To the extent the execution price of the INJ acquired by the trading counterparty exceeds the cash deposit amount, such cash difference will be the responsibility of the Authorized Participant and not the Trust or Sponsor. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account. To the extent the execution price of the INJ acquired by the trading counterparty is less than the cash deposit amount, such excess cash will be returned to the Authorized Participant.

Determination of Required Deposits

The amount of the Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of cash constituting the Basket Deposit as appropriate to reflect the value of the Trust’s INJ and cash less accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET or at an earlier time set forth in the Authorized Participant Agreement or otherwise provided to all Authorized Participants on the date such order is placed in order for the creation of Baskets to be effected based on the NAV of Shares as next determined on such date after receipt of the order in proper form.

The Basket INJ Deposit for a given day is determined by dividing the number of INJ held by the Trust as of the opening of business on that business day, adjusted for the amount of INJ constituting accrued expenses and other liabilities of the Trust as of the opening of business on that business day, by the number of Shares outstanding at the opening of business and multiplying such amount by the number of Shares constituting a Basket. Fractions of INJ smaller than .000001 are disregarded for purposes of the computation of the Basket INJ Deposit.

The Basket Cash Deposit is an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Purchase Order Date, as the number of Shares constituting a Basket is in proportion to the total number of Shares outstanding on the Purchase Order Date, plus the amount of any Transaction Fee. For a discussion of how the Trust determines the value of INJ, see “Calculation of NAV” above. The Basket Cash Deposit so determined is communicated via electronic mail message to all Authorized Participants.

To the extent the price at which the Trust executes an INJ purchase in connection with a Cash Creation exceeds the amount described in the paragraph above, the Authorized Participant that placed such order will be responsible for any such difference in price. The Sponsor expects that its INJ trading counterparties will be able to provide pricing based on the Pricing Benchmark price at 4:00 p.m. ET, which would minimize or eliminate any such shortfall. However, there can be no guarantee that the price at which the Trust executes INJ trades will be the Pricing Benchmark price at 4:00 p.m. ET, and Authorized Participants bear the risk of any such differences in price.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. Upon receipt of the deposit amount by the Custodian or Cash Custodian, as applicable, the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Purchase Order Date. The Sponsor has the authority to set or modify the cut-off time for purchase orders in order for the creation of Baskets to be effected based on the Pricing Benchmark price at 4:00 p.m. EST as next determined on such date after receipt of the order in proper form. For example, the Sponsor may modify the cut-off time in the event of an early market close, perceived capacity constraints from the Trust’s INJ trading counterparties, or highly volatile markets. Cut-off times are communicated periodically to Authorized Participants. In circumstances where purchase orders are due before 4:00 p.m. ET, Authorized Participants will not know the total Basket Deposit at the time they submit a purchase order for the Basket. The Trust’s NAV and the price of a Basket Deposit could rise or fall substantially between the time a purchase order is submitted and the time the amount of the purchase price in respect thereof is determined, and the risk of such price movements will be borne solely by the Authorized Participant.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit for any reason, including if the Sponsor determines that:

●	the purchase order is not in proper form;

●	the Basket Deposit delivered is not as specified by the Trust through the Sponsor and/or Transfer Agent, and the Sponsor has not consented to acceptance of an in-kind deposit that varies from the designated portfolio;

●	the acceptance of the Basket Deposit would have certain adverse tax consequences to the Trust;

●	the acceptance of the Basket Deposit would, in the opinion of counsel, be unlawful;

●	the acceptance of the Basket Deposit would otherwise, in the discretion of the Trust or the Sponsor, have an adverse effect on the Trust or the rights of beneficial owners of the Trust; or

●	the value of Baskets to be created exceeds a purchase authorization limit afforded to the Authorized Participant by the Trust, and the Authorized Participant has not deposited an amount in excess of such purchase authorization with the Custodian prior to the designated cut-off time; or

●	there exist circumstances outside the control of the Trust, the Transfer Agent, or the Sponsor that make it impossible to process purchase orders for all practical purposes.

The Sponsor may in its sole discretion limit the number of Shares created pursuant to purchase orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any purchase orders in excess of such capped amount. The Sponsor may choose to limit the number of Shares created pursuant to purchase orders when it deems so doing to be in the best interest of Shareholders. It may choose to do so when it believes the market is too volatile to execute an INJ transaction, when it believes the price of INJ is being inconsistently, irregularly, or discontinuously published from INJ trading venues and other data sources, or when it believes other similar circumstances may create a scenario in which accepting purchase orders would not be in the best interests of the Shareholders. The Sponsor does not believe that the Trust’s ability to arrive at such a determination will have a significant impact on the Shares in the secondary market because it believes that the ability to create Shares would be reinstated shortly after such determination is made, and any entity desiring to create Shares would be able to do so once the ability to create Shares is reinstated. However, it is possible that such a determination would cause the Shares to trade at premiums or discounts relative to the Trust’s NAV on the secondary market if arbitrageurs believe that there is risk that the creation and redemption process is not available, as this process is a component of keeping the price of the Shares on the secondary market closely aligned to the Trust’s NAV.

Neither the Sponsor, nor the Transfer Agent, nor the Trust will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets with an additional safeguard on INJ being removed from the INJ Account at the Custodian. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”).

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. Redemption orders are denominated and settled either in-kind (“In-Kind Redemption Order”) or in cash (“Cash Redemption Order”). By placing a redemption order, an Authorized Participant agrees to facilitate the deposit of Shares with the Transfer Agent. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled or delayed until the required Shares have been received. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Because of the time involved in undelegating INJ from the Trust’s Staking Program with the Custodian and Staking Provider, all Redemption Orders will generally be settled on the first business day following the Redemption Order Date (T+1). Authorized Participants will bear the risk of price movement of INJ during the period between when the Redemption Order is placed and when the transaction is settled.

In the case of an In-Kind Redemption Order, the redemption distribution from the Trust consists of a movement of INJ to the Authorized Participant, or its Authorized Participant Designee, representing the amount of INJ held by the Trust, net of accrued expenses and other liabilities, evidenced by the Shares being redeemed on the Redemption Order Date. In the case of a Cash Redemption Order, the redemption distribution from the Trust consists of a transfer to the Authorized Participant of an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Redemption Order Date, as the number of Shares to be redeemed under the purchase order is in proportion to the total number of Shares outstanding on the Redemption Order Date. With respect to either an In-Kind Redemption Order or Cash Redemption Order, the redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Cash Custodian, the Marketing Agent and the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Transfer Agent’s DTC account. If the Transfer Agent’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust by the end of the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor following the Redemption Order Date. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant or its Authorized Participant Designee of an amount of either INJ (in the case of an In-Kind Redemption Order) or cash (in the case of a Cash Redemption Order) that is determined in the same manner as the determination of Basket Deposits discussed above.

Delivery of Redemption Distribution

Once the Transfer Agent notifies the Custodian, the Cash Custodian, the Marketing Agent and the Sponsor that the Shares have been received in the Transfer Agent’s DTC account, the Administrator instructs the Custodian to transfer cash amount from the Trust’s Cash Custodian account to the Authorized Participant. For an In-Kind Redemption Order, the Sponsor will transfer the redemption INJ amount from the Custodian to the designated wallet address of the Authorized Participant or its Authorized Participant Designee. For a Cash Redemption Order, the redemption distribution due from the Trust will be sent by the Cash Custodian to the Authorized Participant on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Redemption Order Date if, by 4:00 p.m. ET, on such business day, the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed. If the Transfer Agent’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

Rejection of Redemption Orders

Redemption orders must be made in whole Baskets. The Marketing Agent acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form or (2) if requested by the Marketing Agent, the Authorized Participant fails to deliver or execute supporting documentation evidencing ownership or the Authorized Participant’s right to deliver sufficient Shares.

Suspension of Orders

The Sponsor may, in its discretion, suspend redemption or creation transactions during any period when the transfer books of the Transfer Agent are closed or if circumstances outside the control of the Sponsor or its delegate make it for all practicable purposes not feasible to process Redemption Orders or for any other reason at any time or from time to time. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend creations and redemptions until such time as such circumstances are rectified. Neither the Marketing Agent, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, nor the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. Any such suspension may cause to price of the Shares to deviate more significantly from the Trust’s NAV per Share than would be the case if such suspension had not occurred. The Trust will notify Shareholders of any such suspension in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Creation and Redemption Transaction Fees

In connection with a creation order or redemption order, an Authorized Participant is responsible for the Transaction Fee, which consist of the operational processing and brokerage costs, transfers fees, network fees and stamp taxes. The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of INJ or cash equal to the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of INJ. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of INJ.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Baskets consist of either INJ or cash. In addition, the Trust will receive proceeds from its staking program that consist of INJ. Deposits of INJ are held by the Custodian on behalf of the Trust (including for use in the Trust’s staking program) until (i) transferred out or sold in connection with redemptions of Baskets or (ii) transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of INJ, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest inherent in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objectives.

The Sponsor and its affiliates engage in a broad spectrum of activities and may expand the range of services that they provide over time. The Sponsor and its affiliates will generally not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future), even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. In the ordinary course of their business activities, the Sponsor and its affiliates may engage in activities where the interests of the Sponsor and its affiliates or the interests of their clients conflict with the interests of the Trust. Certain employees of the Sponsor also have responsibilities relating to the business of one or more affiliates. These employees are not restricted in the amount of time that may be allocated to the business activities of the Sponsor’s affiliates, and the allocation of such employees’ time between the Sponsor and its affiliates may change over time.

In addition, the Sponsor and its affiliates may also be responsible for managing other accounts in addition to the services that they provide to the Trust, including other accounts of the Sponsor or its affiliates. Other accounts may include, without limitation, private or SEC-registered funds, separately managed accounts, or investments owned by the Sponsor or its affiliates. Management of other accounts in addition to services provided to the Trust can present certain conflicts of interest or the appearance thereof. The other accounts might have similar or different investment objectives or strategies as the Trust, or otherwise hold, purchase or sell investments that are eligible to be held, purchased or sold by the Trust, or may take positions that are opposite in direction from those taken by the Trust.

The Sponsor and its affiliates may from time to time obtain exposure to INJ through investments in the Trust and may hold a material position in the Trust. The Trust will not receive any of the proceeds from the resale by the Sponsor or its affiliates of these Shares, and the sale of such Shares may impact the price at which Shareholders may be able to sell their Shares. In addition, the Sponsor and its affiliates may have substantial direct investments in INJ outside of the Trust. The Sponsor and its affiliates are permitted to manage such investments, taking into account their own interests, without regard to the interests of the Trust or its Shareholders. The Sponsor and its affiliates reserve the right, subject to compliance with applicable law, to sell into the market or redeem through an Authorized Participant at any time some or all of the Shares of the Trust acquired for their own accounts. The Sponsor and its affiliates face potential conflicts of interest in determining whether, when and in what amount to sell or redeem Shares of the Trust. The Sponsor and its affiliates are under no obligation to consider the effect of sales or redemptions on the Trust and other Shareholders in deciding whether to sell or redeem their Shares. The Sponsor and its affiliates may invest or trade in digital assets for their own accounts, which activities may conflict or compete with the Trust. Additionally, the Sponsor does not have policies and procedures requiring that personnel pre-clear trading activity in certain digital assets, including INJ. The Sponsor may not be able to fully mitigate the risk of conflicts of interest in connection with the purchase and sale of digital assets. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor and its affiliates will refrain from engaging in impermissible activity in violation of their duties to the Trust and Sponsor.

The Sponsor will have the authority to manage the operations of the Trust, and this may create or give the appearance of a conflict with shareholders’ best interests. The Sponsor may select service providers that are affiliates, including the Custodian, the Benchmark Provider, the Marketing Agent, and the Administrator. The Sponsor may have a conflict of interest in selecting an affiliated service provider because doing so increases the overall revenue for its affiliates. You should be aware that there may be less expensive service providers or parties with greater experience or expertise than the affiliates selected by the Sponsor. Because of the Sponsor’s affiliated status, it may be disincentivized from replacing affiliated service providers. In connection with this conflict of interest, Shareholders should understand that affiliated service providers will be compensated for providing services to the Trust. Clients of the affiliated service providers may pay commissions at negotiated rates which are greater or less than the rate paid by the Sponsor. The Sponsor and any affiliated service provider may, from time to time, have conflicting demands in respect of their obligations to the Trust and, in the future, to other clients.

The Sponsor may indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

Resolution of Conflicts Procedures

The Trust Agreement will provide that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Issues Relating to Valuations of Assets

To the extent it is required to do so, the Sponsor will value the Trust’s assets in accordance with the valuation policies of the Sponsor; however, the manner in which the Sponsor exercises its discretion with respect to valuation decisions will impact the valuation of assets of the Trust. To the extent that fees are based on valuations, the exercise of discretion in valuation by the Sponsor will give rise to conflicts of interest including in connection with the calculation of Sponsor Fees. In addition, various divisions and units within the Sponsor and its affiliates are required to value assets, including in connection with managing or advising other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts. These various divisions, units and affiliated entities may, but are under no obligation to, share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets. Regardless of whether or not the Sponsor has access to such information, to the extent the Sponsor values the assets held by the Trust, the Sponsor will value investments according to its valuation policies, and may value an identical asset differently than such other divisions, units or affiliated entities.

DUTIES OF THE SPONSOR

The general fiduciary duties that would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor will have the following obligations as a sponsor of the Trust:

●	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

●	Retain independent public accountants to audit the accounts of the Trust;

●	Employ attorneys to represent the Trust;

●	Select the Trust’s Trustee, Administrator, Transfer Agent, Custodian, Staking Providers, Marketing Agent, Benchmark Provider, insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

●	Provide for the safekeeping and use of the Trust’s assets;

●	Not employ or permit others to employ the Trust’s assets in any manner except for the benefit of the Trust;

●	At all times act with integrity and good faith and exercise due diligence in all activities relating to the Trust and in resolving conflicts of interest;

●	Enter into directly or through its delegates an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

●	Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

●	In connection with purchase orders, receive directly or through its delegates the amount of cash in a Basket;

●	In connection with purchase orders, after accepting a purchase order and receiving the corresponding amount of cash, either directly or through its delegates, direct the Trust’s Transfer Agent to credit the Baskets to fill the Authorized Participant’s purchase order;

●	Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted redemption orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

●	In connection with redemption orders, after receiving a redemption order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed, directly or through its delegates transfer to the redeeming Authorized Participant the quantity of INJ attributable to the Shares redeemed;

●	Interact with the Custodian and any other party as required;

●	Select one or more Staking Providers;

●	Cause the Trust to comply with all rules, orders and regulations of the Exchange, and take all such other actions that may reasonably be taken and are necessary for the Shares to remain listed, quoted or traded on the Exchange until the Trust is terminated or the Shares are no longer listed, quoted or traded on the Exchange;

●	Assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

●	Perform such other services as the Sponsor believes the Trust may from time to time require; and

●	In general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

Consistent with the intention to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, the Sponsor will not have the power to vary the investments of the Trust and must manage the Trust’s assets in accordance with the strict limitations set forth in the Trust Agreement.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own fraud, willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a) the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b) no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers under the Trust Agreement;

(c) under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d) the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e) the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f) in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g) except as will be expressly provided in the Trust Agreement, the Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h) the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any INJ or other assets held in trust hereunder; provided, however, this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as will be described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 6.7 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

The Custodian

The Custodian has limited liability, impairing the ability of the Trust to recover losses relating to its INJ and any recovery may be limited, even in the event of fraud. In addition, the Custodian may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to Custodian may be limited.

Cash Custodian

In carrying out its duties and obligations under the Cash Custody Agreement, the Cash Custodian shall exercise reasonable care, prudence and diligence and shall be liable to the Trust for all loss, damage and expense suffered or incurred by the Trust resulting from the failure of the Cash Custodian to exercise such reasonable care, prudence and diligence. The Trust has agreed to indemnify the Cash Custodian and its nominees from all loss, damage and expense suffered or incurred by the Cash Custodian or its nominee in the performance of its duties.

The Benchmark Provider

The Benchmark Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Pricing Benchmark. The Benchmark Provider does not make any express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Pricing Benchmark or any data included therein. The Benchmark Provider does not guarantee the accuracy, completeness, or performance of the Pricing Benchmark or the data included therein and shall have no liability in connection with the Pricing Benchmark or index calculation, errors, omissions or interruptions of any index or any data included therein. The Benchmark Provider has contracted with an independent calculation agent to calculate the Pricing Benchmark. Without limiting any of the foregoing, in no event shall the Benchmark Provider have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits) arising out of matters relating to the use of the Pricing Benchmark, even if notified of the possibility of such damages.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Shareholders have very limited voting rights as set forth in the Trust Agreement. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal, removal or the adjudication or admission of bankruptcy or insolvency of the Sponsor) require the consent of Shareholders owning a majority (over 50%) of the outstanding Shares of the Trust (not including Shares held by the Sponsor or its Affiliates).

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The Chief Executive Officer and President of the Sponsor are as follows:

Steven McClurg – Chief Executive Officer

Steven McClurg has considerable finance and fintech experience. Most recently, Mr. McClurg served as the Chief Investment Officer of Valkyrie Investments. Mr. McClurg also founded Theseus Capital, a Blockchain-powered asset management platform, followed by joining Blockchain-focused merchant bank, Galaxy Digital, where he continued as Managing Director, building their asset management and public funds businesses. Most relevant, Mr. McClurg was a Managing Director at Guggenheim Partners, where he was a portfolio manager and responsible for portfolio construction and strategy for fixed income and private equity. He also has experience in leadership roles in technology companies such as Electronic Arts. Mr. McClurg holds a Master of Science and an MBA from Pepperdine University, where he has served as an adjunct professor. Mr. McClurg is the Principal Executive Officer of the Trust.

Drew Hill – President

Drew Hill is an experienced attorney specializing in blockchain, token and cryptocurrency law, with a focus on securities law and regulatory compliance for public and private funds. Previously, Mr. Hill served as General Counsel and Chief Compliance Officer at Valkyrie Investments, where he led the legal and compliance teams and played a key role in launching digital asset themed ETFs, including the spot Bitcoin ETF “BRRR” and the bitcoin miners ETF “WGMI.” Prior to his tenure at Valkyrie Investments, Mr. Hill was a key member of the nationally recognized Blockchain Practice at Frost Brown Todd LLC, advising clients on mergers and acquisitions, private fund formation, start-up fundraising and securities law compliance for token and cryptocurrency issuers. Mr. Hill currently serves as President and Chief Legal Officer of Canary Capital Group. Mr. Hill holds a Bachelor of Arts in Finance and Spanish from the Clark Honors College at the University of Oregon and a Juris Doctor from Northwestern University Pritzker School of Law.

Starr Frohlich – Principal Financial Officer and Principal Accounting Officer

Starr Frohlich has extensive experience in finance and investment management. Ms. Frohlich currently serves as a Director on the Principal Financial Officer Services team at PINE Advisor Solutions, where she acts as Principal Financial Officer and Treasurer for registered fund products, overseeing financial, accounting and regulatory reporting functions. Previously, Ms. Frohlich was Vice President at JPMorgan Chase & Co., where she supervised financial reporting and regulatory filings for a wide range of registered investment companies. Earlier in her career, she was Vice President and Treasurer of AssetMark, Inc.’s proprietary registered funds, and she also held a senior fund administration and financial reporting position at U.S. Bank Global Fund Services. Ms. Frohlich serves as the Principal Financial Officer and the Principal Accounting Officer of the Trust. Ms. Frohlich holds a Bachelor of Science in Accounting from the University of Minnesota and is a Certified Public Accountant.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 8 Cadillac Drive, Suite 300, Brentwood, TN, 37027, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust will keep a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the 1934 Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year to the extent permitted under applicable law.

GOVERNING LAW

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware.

LEGAL MATTERS

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Chapman and Cutler LLP has advised the Sponsor in connection with the Shares being offered. Chapman and Cutler LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statement as of October 1, 2026, included in this Prospectus has been so included in reliance on the report of Cohen & Co., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CONTRACTS

Administration Agreement

Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s INJ and calculating the NAV per Share of the Trust and the NAV of the Trust and supplying pricing information to the Sponsor for the relevant website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services. The Administrator will also facilitate the instruction to transfer INJ required for the operation of the Trust.

Standard of Care; Limitations of Liability

The Administrator shall exercise reasonable care, prudence and diligence in carrying out all of its duties and obligations under the Administration Agreement, and shall be liable to the Trust only for direct losses suffered or incurred by the Trust resulting from the failure of the Administrator to exercise its standard of care.

The Administrator shall be responsible for the performance only of such duties as are set forth in the Administration Agreement and, except as otherwise provided in the Administration Agreement, shall have no responsibility for the actions or activities of any other party, including other service providers.

The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Trust insofar as such loss, damage or expense arises from the performance of the Administrator’s duties hereunder in reliance upon records that were maintained for the Trust by entities other than the Administrator prior to the Administrator’s appointment as administrator for the Trust. Unless directly caused by or resulting from, the failure of the Administrator to exercise its standard of care, the Administrator shall have no liability for errors of judgment or for any loss or damage resulting from the performance or nonperformance of its duties under the Administration Agreement.

Neither the Trust nor the Administrator shall be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys’ fees) arising in connection with the Administration Agreement even if advised of the possibility of such damages.

The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under the Administration Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

Indemnity

The Trust will indemnify the Administrator against, and hold Administrator harmless from, any loss, damage, or expense that may be imposed on, incurred by, or asserted against the Administrator as a result of any action or omission taken in accordance with any instruction, except to the extent that such loss, damage, or expense is caused by the negligence, misfeasance or willful misconduct of the Administrator in the manner in which it carries out the instruction.

The Trust agrees to indemnify and hold the Administrator and its directors, officers, employees and agents harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with any action or omission by the Administrator in the performance of its duties under the Administration Agreement, or as a result of the Administrator acting upon any instructions reasonably believed by it to have been communicated to it or upon reasonable reliance on information or records given or made by the Trust. However, the Trust will not indemnify the Administrator from losses, damages and expenses occasioned by or resulting from the negligence, misfeasance or willful misconduct of the Administrator, its officers, employees or agents as the case may be.

Administrator’s Fee

Pursuant to the Trust’s unitary fee structure, the Administrator’s fee is paid by the Sponsor in accordance with the Administration Agreement.

Governing Law

The Administration Agreement is governed by the law of the State of Wisconsin.

Termination of the Administration Agreement

The Administration Agreement shall continue in full force and effect until the first to occur of: (i) termination for convenienceby the Administrator by an instrument in writing delivered or mailed to the Trust, such termination to take effect not sooner than ninety(90) days after the date of such delivery; (ii) termination for convenience by the Trust by an instrument in writing delivered or mailedto the Administrator, such termination to take effect not sooner than thirty (30) days after the date of such delivery; (iii) termination bythe Administrator, by an instrument in writing delivered or mailed to the Trust if the Administrator reasonably determines that servicingthe Trust raises regulatory or reputational concerns, with such termination to take effect not sooner than sixty (60) days after the date ofsuch delivery; or (iv) termination by the either party by written notice delivered to the other party, based upon: (a) the terminatingparty’s determination that there is a reasonable basis to conclude that the other party is insolvent or that the financial condition of theother party is deteriorating in any material respect, in which case termination shall take effect upon the other party’s receipt of suchnotice or at such later time as the terminating party shall designate; (b) the other party committing a material breach of theAdministration Agreement, and failing to remedy such material breach within ninety (90) days of being given written notice of thematerial breach, unless the parties agree to extend the period to remedy the breach; or (c) the relevant state or federal authoritywithdrawing its authorization of the either party.

Custodial Services Agreement

The Custodian is authorized to safeguard the Trust’s INJ holdings. The Custodian maintains one or more custody accounts on its books, pursuant to the terms of the Custodial Services Agreement, for the receipt, safekeeping, and maintenance of INJ.

The Custodian and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if the Custodian was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of the Custodian’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, the Custodian’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of the Custodian for direct damages is capped at the fees paid or payable to them under the relevant agreement during the three-month period immediately preceding the first incident that caused the liability.

The Custodian cold wallets are supported by a $250 million insurance policy issued by Lloyd’s of London. The specifics of the policy include Cyber Insurance, E&O, and general specie. Any copying and theft of private keys, insider theft or dishonest acts by the Custodian’s employees or executives, and loss of keys directly related to the Custodian’s custody of keys would be covered by this amount at minimum. This insurance policy is shared among all of the Custodian’s clients and is not specific to the Trust or to customers holding INJ and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

The Custodial Services Agreement commenced on the effective date, as detailed in the agreement, and will continue for one (1) year, unless earlier terminated in accordance with the terms of the Custodial Services Agreement. After the initial term, the Custodial Services Agreement will automatically renew for successive renewal terms, as established on the agreement, unless either party notifies the other of its intention not to renew with prior notice. The Custodian may terminate the Custodial Services Agreement for any reason upon providing at least thirty (30) days’ written notice to the Trust and to the Sponsor, or immediately if the Custodian perceives a risk of legal or regulatory non-compliance associated with the Trust’s custodial account activity, among others. The Sponsor may terminate the Custodial Services Agreement at any time upon providing at least thirty (30) days’ written notice to the Custodian, paying outstanding amounts and an early termination fee.

Marketing Agent Agreement

Pursuant to a marketing agent agreement (the “Marketing Agent Agreement”) between the Trust and the Paralel Distributors LLC (the “Marketing Agent”), the Marketing Agent assists the Sponsor and the Administrator with certain functions and duties relating to the marketing of Shares including reviewing and approving marketing materials.

Pursuant to the Marketing Agent Agreement, the Marketing Agent will not be liable for, and the Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the Securities Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against, any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Marketing Agent’s provision of services under the Marketing Agent Agreement; (ii) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (iii) the Sponsor’s or the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; (iv) any claim that the prospectus, registration statement, marketing literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any such losses, as determined by a court of competent jurisdiction in a final decision on the merits, arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the prospectus or any such advertising materials or marketing literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in such prospectus or any such advertising materials or marketing literature. In no event shall anything contained herein be so construed as to protect the Marketing Agent against any liability to the Trust for which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Marketing Agent Agreement.

Unless sooner terminated as provided herein, the Marketing Agent Agreement shall continue in effect for three years from its effective date. Thereafter, if not terminated, the Marketing Agent Agreement shall continue automatically in effect for successive one-year periods. Notwithstanding the foregoing, the Marketing Agent Agreement may be terminated by any party at any time upon written notice to the other parties if (a) any other party becomes insolvent or bankrupt or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver or (b) any other party willfully and materially breaches its obligations under the Marketing Agent Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of sixty (60) days after written notice by the non-breaching party to the breach party of such breach.

Transfer Agency Agreement

U.S. Bancorp Fund Services, LLC serves as the Transfer Agent. The Transfer Agent, among other things, provides transfer agent services with respect to the creation and redemption of Baskets by Authorized Participants, the issuance and redemption of Shares, the payment, if any, of distributions with respect to the Shares, the recording of the issuance of the Shares and the maintaining of certain records therewith.

Resignation, Discharge or Removal of Transfer Agent

Either the Trust or the Transfer Agent may terminate the Transfer Agency and Service Agreement for the reasons set forth in the Transfer Agency and Service Agreement, such as either party’s bankruptcy or committing a material breach of the TransferAgency and Service Agreement. The Trust may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Sponsor determines to liquidate the Trust and terminate its registration with the SEC.

Limitation on Transfer Agent’s Liability

The Transfer Agent will not be liable for the disposition of EUAs or moneys, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Transfer Agency and ServiceAgreement in the absence of negligence, willful misconduct or bad faith on its part. In no event will the Transfer Agent be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (i) from the Sponsor, the Trustee, the Administrator or the Cash Custodian or any entity acting on behalf of any of them which the Transfer Agent believes is given as authorized by the Trust Agreement, the Administration Agreement or the Cash Custody Agreement, respectively; or (ii) from or on behalf of any Authorized Participant which the Transfer Agent believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Transfer Agent has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Transfer Agent be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Transfer Agent will not be liable for any delay in performance or for the non-performance of any of its obligations under the Transfer Agency and Service Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Transfer Agent will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of theTrust’s assets.

Indemnification of Transfer Agent

The Transfer Agent, its directors, employees and agents shall be indemnified by the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Transfer Agency and Service Agreement and under each other agreement entered into by the Transfer Agent in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any Authorized Participant Agreement) or for any other loss incurred without negligence, willful misconduct or bad faith in connection with the performance of its obligations under or any actions taken in accordance with the provisions of the Transfer Agency and Service Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Transfer Agent.

Governing Law

The Transfer Agency and Services Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin.

Cash Custody Agreement

Under the Cash Custody Agreement, the Cash Custodian will keep safely all cash and other non-INJ assets of the Trust delivered to the Cash Custodian and, on behalf of the Trust, the Cash Custodian shall, from time to time, accept delivery of cash and other non-INJ assets for safekeeping. Amounts received in connection with the sale of INJ shall be deposited into the Cash Account.

Standard of Care; Limitations of Liability

The Cash Custodian shall exercise reasonable care, prudence and diligence and shall be liable to the Trust for all loss, damage and expense suffered or incurred by the Trust resulting from the failure of the Cash Custodian to exercise such reasonable care,prudence and diligence.

The Cash Custodian shall not be liable if the Cash Custodian (or any sub-custodian) is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which the Cash Custody Agreement provides shall be performed or omitted to be performed, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) any act of God or war or other similar circumstance beyond the control of the Cash Custodian, unless, in each case, such delay or nonperformance is caused by the breach by the Cash Custodian of its standard care or a malfunction or failure of equipment operated or utilized by the Cash Custodian other than a malfunction or failure beyond the Cash Custodian’s control and which could not reasonably be anticipated and/or prevented.

Indemnity

Under the Cash Custody Agreement, the Trust agrees to indemnify and hold harmless the Cash Custodian and its nominees from all loss, damage and expense (including reasonable attorneys’ fees) suffered or incurred by the Cash Custodian or its nominee caused by or arising from actions taken by the Cash Custodian on behalf of the Trust in the performance of its duties and obligations under the Cash Custody Agreement; provided however, that such indemnity shall not apply to loss, damage and expense occasioned by or resulting from the Cash Custodian’s breach of its standard of care.

Cash Custodian’s Fee

Pursuant to the Trust’s unitary fee structure, the Cash Custodian’s fees are paid by the Sponsor in accordance with the Cash Custody Agreement.

Governing Law

The Cash Custody Agreement is governed by the laws of the State of Wisconsin.

Termination of the Cash Custody Agreement

With respect to the Trust, the Cash Custody Agreement shall continue in full force and effect until the first to occur of: (a) termination by the Cash Custodian by an instrument in writing delivered or mailed to the Trust, such termination to take effect not sooner than ninety (90) days after the date of such delivery; (b) termination by the Trust by an instrument in writing delivered or mailed to the Cash Custodian, such termination to take effect not sooner than thirty (30) days after the date of such delivery; or (c) termination by the Trust by written notice delivered to the Cash Custodian, based upon the Trust’s determination that there is a reasonable basis to conclude that the Cash Custodian is insolvent or that the financial condition of the Cash Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Cash Custodian’s receipt of such notice or at such later time as the Trust shall designate.

Authorized Participant Agreement

The form Authorized Participant Agreement governs the relationship between the Sponsor, the Trust, and Authorized Participants in connection with the creation and redemption of Baskets. See “Creation and Redemption of Shares” for a description of the creation and redemption process.

The Authorized Participant Agreement may be terminated by the parties with 30 day’s written notice or immediately upon material breach by a party. The Authorized Participant Agreement is governed by the laws of the State of New York and the parties have consented to the State of New York as venue.

The Sponsor agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act from and against any losses, liabilities, damages, costs and expenses (including reasonable attorney’s fees and the reasonable cost of investigation) incurred by such indemnified party as a result of (i) any material breach by the Sponsor; (ii) any material failure on the part of the Sponsor to perform any obligation of the Sponsor set forth in the agreement, except to the extent that such failure was caused by the Sponsor’s reasonable reliance on instructions given or representations made by an indemnified party; (iii) any failure by the Sponsor to comply with applicable laws and the rules and regulations of any governmental entity or any self-regulatory organization; (iv) any actual or alleged untrue statements or omissions made in any promotional material or sales literature furnished to the Authorized Participant or otherwise approved in writing by the Trust; (v) actions of such indemnified party taken in reasonable reliance upon any instructions issued or representations made by the Sponsor or the Trust in accordance with the agreement reasonably believed by the Authorized Participant to be genuine and to have been given by the Sponsor or the Trust; or (vi) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Trust as originally filed with the SEC or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Authorized Participant agrees and consent to look solely to the assets of the Trust in controversy for payment in respect of any claim against or obligation of the Trust. The Trust’s assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Trust, including, without limitation, funds delivered to the Trust for the purchase of Shares.

Index License Agreement

The Index License Agreement grants the Trust a limited, non-exclusive, non-transferable license to access and use specified CoinDesk indices and related data for internal business purposes and as benchmarks for certain ETFs, subject to detailed usage restrictions and attribution requirements. The Benchmark Provider is obligated to provide the agreed index data and services, including delivery via API and flat file, and to notify the Sponsor of material methodology changes. The Index License Agreement continues until no Service Schedules remain in effect, with each Service Schedule having an initial two-year term and automatic one-year renewals unless either party provides at least ninety days’ notice of non-renewal. Either party may terminate for material breach (with a 30-day cure period if curable), and upon termination, the Sponsor must cease use and expunge all Benchmark Provider data except as required for legal compliance. The Agreement also includes confidentiality, intellectual property, indemnification, and liability limitation provisions.

Agreement with Solactive

Under the IOPV Calculation Agreement with Solactive (the “Solactive Agreement”), Solactive provides ongoing calculation, maintenance, and dissemination of Indicative Optimized Portfolio Value (“IOPV”) for designated funds with the Sponsor supplying required portfolio files and Solactive controlling dissemination to vendors. The Sponsor is assigned all rights in the IOPV and grants Solactive limited rights to use the Sponsor’s files and publish the IOPV for performance and advertising. The Sponsor may use and publish the IOPV but may not disseminate to known vendors or re-vendors. Fees are set per order schedule and invoiced on commencement and annually thereafter, subject to an inflation adjustment. The master term and the IOPV term renew automatically for one-year periods, with termination of an order schedule permitted on at least ninety days’ notice to a quarter-end after the first year, or earlier for uncured breach (after a fifteen-day cure period), insolvency, or specified legal impediments. Upon termination of the IOPV, Solactive ceases calculation and dissemination and, upon request, transfers the IOPV rights to the Sponsor. The agreement includes confidentiality, intellectual property, required disclaimers and attribution, indemnification, liability limitations (including caps and exclusions for indirect damages), governing law and forum, and assignment restrictions.

Agreements with INJ Trading Counterparties

The Sponsor, on behalf of the Trust, has entered into an agreement with each INJ Trading Counterparty. Each agreement sets forth the general parameters under which a transaction in INJ will be effectuated, should any transaction with an INJ Trading Counterparty occur. Each agreement shall remain in effect until terminated in writing by either the Trust or an INJ Trading Counterparty. An INJ Trading Counterparty shall generally have no liability: (i) with respect to any breach of the agreement which does not arise from its bad faith or gross negligence, (ii) for any act or omission (including insolvency) or delay of any third party, including any bank, digital wallet provider or digital currency exchange or any of their agents or subcontractors, (iii) for any interruption or delays of service, system failure, or errors in the design or functioning of any electronic system, or (iv) for any consequential, indirect, incidental, or any similar damages (even if informed of the possibility or likelihood of such damages). Generally, the Trust and Sponsor will each, on a several basis (and without duplication), indemnify, defend and hold the INJ Trading Counterparty harmless together with its officers, directors, members, partners, affiliates and employees, agents and licensors (the “Indemnified Parties”) from and against all losses, liabilities, judgments, proceedings, claims, damages and costs (including attorneys’ fees) resulting from any third-party action related to: (i) counterparty’s breach of the terms of the agreement, (ii) the Trust’s violation of any applicable law, rule or regulation, (iii) the INJ Trading Counterparty’s reliance on any instruction (in whatever form delivered) which it reasonably believed to have been given by the Trust, or (iv) other acts or omissions in connection with the execution of transactions with the INJ Trading Counterparty.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below). The discussion below is based on the Code, Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Except where noted, this discussion only deals with Shares held as capital assets (generally, property held for investment), and does not address special situations, including those of banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, currencies, or commodities, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, traders using a mark-to-market method of accounting, entities that are partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or persons subject to the federal alternative minimum tax. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

●	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

The IRS may disagree with or seek to challenge the Trust’s treatment as a grantor trust.

As described in “United States Federal Income Tax Consequences – Treatment as a Grantor Trust”, the Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

In order to qualify as a grantor trust, the Trust must not be in a trade or business and no person may have a power to vary the investment of the Shareholders to take advantage of market fluctuations. The IRS has generally classified digital assets as “property”, so the mere holding of digital assets would not raise issues in regard to grantor trust classification. However, the Trust will expand and contract over time with creations and redemptions by authorized participants. The Trust is relying on informal guidance from the IRS that receipt of contributions in cash do not create a power to vary if they are required to immediately converted into the assets identical to those already held by the Trust. Incidental rights also create a potential issue because the Trust may from time to time be granted property that the Trust did not voluntarily acquire. Again, the trust is relying on informal guidance from the IRS that acquiring different property without choosing to acquire the different property is not itself a power to vary. In addition, staking of digital assets raises both trade or business and power to vary issues. The Trust intends to arrange its affairs to limit staking so that any staking that occurs to non- discretionary and will not vary based on market conditions. There is currently no precedential guidance from the IRS about the treatment of staking in a grantor trust, so the Trust is relying primarily on guidance promulgated in regard to rental real estate, which allows a grantor trust to rent property, but limits the ability to renegotiate the lease and the activity of the trust in regard to the property. The Trust will not undertake validation activity with regard to any staking.

On October 6, 2026, the IRS released a safe harbor for trust that otherwise qualify as grantor trusts that stake their digital assets. Like other safe harbors, the safe harbor is not a substantive rule of law. The Trust is not relying upon the IRS safe harbor and is instead relying on historical guidance in regard to grantor trusts generally. Although the safe harbor does not claim to be the exclusive way for a grantor trust to be permitted in stake its assets, the IRS may take a position that trusts that do not conform to the safe harbor either have a power to vary the investment of the shareholders or are engaged in a trade or business, either of which would terminate the grantor trust status.

If the Trust is incorrect in its interpretation of authority, the Trust could be classified as a partnership or as an association taxable as a corporation. If the Trust is classified as a partnership, the Trust would not generally be taxable at the Trust level, but would be required to issue Form K-1s to the Shareholders. If the Trust is classified as an association taxable as a corporation, the Trust will be subject to corporate tax at the Trust level, and the Shareholder’s return on investment may be reduced.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. In the opinion of Chapman and Cutler LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income, expenses and amounts realized should “flow through” to the Shareholders, and the Trustee will report to Shareholders and the IRS on that basis. The opinion of Chapman and Cutler LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders. Under such circumstances, the Trust might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Each Shareholder will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the underlying assets held in the Trust. A Shareholder also will be treated as if it directly received its respective pro rata share of the Trust’s income, if any, and as if it directly incurred its respective pro rata share of the Trust’s expenses, subject to some specialized allocation rules for widely held fixed investment trusts. In the case of a Shareholder that acquires Shares as part of the creation of a Basket in cash, the delivery of cash to the Trust in exchange for a pro rata share of the underlying INJ represented by the Shares and the additional INJ purchased with the cash will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the INJ held in the Trust will be based upon the amount of cash contributed and the date that the Trust purchased the INJ with the cash. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying INJ related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies INJ as “property” that is not currency for U.S. federal income tax purposes and clarifies that INJ can be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of INJ. Because INJ is a new technological innovation, the U.S. federal income tax treatment of INJ or transactions relating to investments in INJ may evolve and change from that discussed below, possibly with retroactive effect. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving INJ. While the IRS has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in INJ or in transactions relating to investments in INJ is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The Trust expects to sell or use INJ to pay certain expenses of the Trust or to fund cash redemptions if and when applicable. If the Trust sells INJ (for example to generate cash to pay fees or expenses) or is treated as selling INJ (for example by using INJ to pay fees or expenses), a Shareholder will generally recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the INJ that was sold. A Shareholder’s tax basis for its share of any INJ sold by the Trust will generally be a pro rata portion of the Shareholder’s total tax basis for its share of all of the INJ held in the Trust. After any such sale, a Shareholder’s tax basis for its pro rata share of the INJ remaining in the Trust should be equal to its tax basis for its share of the total amount of the INJ held in the Trust immediately prior to the sale less the portion of such basis allocable to its share of the INJ that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the pro rata share of the INJ held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the pro rata share of the INJ held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. A selling Shareholder may recognize additional gain or loss when the Trust sells or disposes of INJ, as described above, attributable to the portion of the year the Shares were held. Based on current IRS guidance, such gain or loss on the sale of Shares (as well as any gain or loss realized by a Shareholder on account of the Trust selling INJ) will generally be long-term capital gain or loss if the Shareholder has a holding period of greater than one year in its pro rata share of the INJ that was sold and otherwise will be short-term capital gain or loss.

Sales of INJ to fund cash redemptions are expected to result in gains and losses with such gains and losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the INJ and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the INJ held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder.

If permitted by the SEC rules and regulations, Authorized Participants may request an in-kind distribution of Trust assets when an Authorized Participant redeems its Shares at any time prior to 30 business days before the Trust’s termination date. An Authorized Participant will not recognize gain or loss if the Authorized Participant only receives whole Trust assets in exchange for the identical amount of the Authorized Participant’s pro rata portion of the same Trust assets held by the Trust. However, if the Authorized Participant is acting on its own behalf and also receives cash in exchange for a Trust asset or a fractional portion of a Trust asset, the Authorized Participant will generally recognize gain or loss based on the difference between the amount of cash received and the Authorized Participant’s tax basis in such Trust asset or fractional portion.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the INJ held in the Trust immediately after such sale or redemption generally will be equal to its tax basis in its share of the total amount of the INJ held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or cash redemption or, in the case of an in-kind redemption for INJ, that is treated as the basis of the INJ received by the Shareholder in the redemption.

Except for cash temporarily held to pay Trust expenses, to facilitate redemption transactions, or received in creation transactions, the Trust will only invest in INJ. In the event of a fork, the Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the Injective Network (other than what the Sponsor determines to be INJ). If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules. If, despite such abandonment, the Trust were to receive any digital asset resulting from a fork in the Injective Network (other than what the Sponsor determines to be INJ), the Trust Agreement requires the Sponsor to cause the forked asset to be sold and have the proceeds distributed to the Shareholders. The sale of a forked asset received by the Trust will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

If the Trust were to receive staking rewards, likely in the form of new INJ, any such staking rewards received by the Trust would be reportable to Shareholders as taxable income under current IRS guidance. As a grantor trust, there are limitations on the types of activities that the Trust can undertake. For example, the Trust cannot make investment decisions to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decisions. If staking is viewed as a passive investment activity it would be permissible for the Trust. If staking is viewed as some other type of activity, the staking may affect the Trust’s classification as a grantor trust. Validation is generally associated with staking. Validation is a service. If the Trust were viewed as providing validation services, the Trust would be reclassified as a partnership or a corporation. If the Trust were reclassified as a partnership, a more complex reporting regime would apply, and Shareholders would receive a Form K-1. If the Trust were reclassified as a corporation, the Trust would be subject to corporate level tax, and the Shareholder’s return on investment is likely to be affected.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders, who are individuals, are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of INJ by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. However, most trust expenses are expected to result in miscellaneous itemized deductions, and noncorporate taxpayers generally are not allowed any deduction with respect to miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, noncorporate taxpayers may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the taxpayer’s adjusted gross income.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

United States Information Reporting and Backup Withholding; Tax Return Reporting for Cryptocurrency

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by Code requirements popularly referred to as “FATCA” in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Individual U.S. Shareholders will be required to report on their federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in virtual currency, which includes a Shareholder’s interest in INJ held by the Trust.

Taxation of Authorized Participants

If an Authorized Participant invests in the Trust on its own behalf, the Authorized Participant will generally recognize income, gain, loss or deduction as described for U.S. Shareholders. If an Authorized Participant is acting as agent for one or more other persons, who are the beneficial owners of the Shares, the Authorized Participant will be obligated to issue an information statement to the beneficial owners, who will recognize the consequences described above for U.S. Shareholders.

Taxation in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States in which they are subject to taxation) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

The foregoing is only a general summary of the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder. Each prospective Shareholder should consult the Shareholder’s own tax advisor concerning the U.S. federal, state, local, and non-U.S. tax considerations relevant to an investment in Shares in the Shareholder’s particular tax situation.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR LEGAL AND TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying INJ held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, the Custodian or any of their respective affiliates (the “Transaction Parties”) has through this Prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) the information provided in this Prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable Prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable Prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant Prospectus supplement.

You should not assume that the information in this Prospectus or any applicable Prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable Prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third-party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third-party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is https://canaryetfs.com. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the 1934 Act and will file certain reports and other information with the SEC under the 1934 Act.

The reports and other information are available online at www.sec.gov.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is available at canaryetfs.com.

Report of Independent Registered Public Accounting Firm

To the Sponsor of Canary Staked INJ ETF

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Canary Staked INJ ETF (the “Trust”) as of October 1, 2026, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Trust as of October 1, 2026, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Trust’s management. Our responsibility is to express an opinion on the Trust’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement whether due to error or fraud. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement and confirmation of cash and Injective (“INJ”) owned as of October 1, 2026, by correspondence with the custodians. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

We have served as the auditor for one or more Canary Capital Group LLC trusts since 2025.

Cohen & Company, Ltd.

Milwaukee, Wisconsin

October 21, 2026

Canary Staked INJ ETF

Statement of Assets and Liabilities

October 1, 2026

ASSETS
Cash	$0
Total assets	0

LIABILITIES
Total liabilities	0

Commitments and Contingent Liabilities (Note 6)

NET ASSETS	$0
Shares issued and outstanding
(par value $0.00 per share; unlimited number of shares authorized)	0
Net asset value per share	$0.00

Canary Staked INJ ETF

Notes to Financial Statement

Canary Staked INJ ETF

NOTES TO FINANCIAL STATEMENT

October 1, 2026

1.	Organization

The Canary Staked INJ ETF (the “Trust”) is a Delaware statutory trust, formed on June 9, 2025, pursuant to the Delaware Statutory Trust Act. The Trust has not commenced operations as of October 1, 2026. The Trust has not commenced investment activities nor issued shares. There were no receipts or disbursements of cash since the Trust’s formation. The Trust did not receive any revenue, capital gains or losses, or incur any expenses during this time period and, therefore, does not have any performance history. The Trust will continuously issue common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Nasdaq Stock Market LLC (the “Exchange”) under the symbol “INJC.” The Trust will operate pursuant to a Trust Agreement, as amended and/or restated from time to time (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the trustee of the Trust (the “Trustee”). The Trust is managed and controlled by Canary Capital Group LLC (the “Sponsor”).

The Trust is an exchange-traded fund that issues shares of beneficial interest (the “Shares”) that seeks to list and trade on the Exchange. The Trust’s investment objective is to seek to provide exposure to the price of Injective (“INJ”) held by the Trust, less the expenses of the Trust’s operations and other liabilities. A secondary investment objective is for the Trust to earn additional INJ through its participation in the staking program (the “Staking Program”) administered by the Sponsor, in which staking rewards will be earned through the validation of transactions on the Injective proof-of-stake blockchain (the “Injective Network”). In seeking to achieve its investment objectives, the Trust will hold INJ and establish its net asset value (“NAV”) by reference to the CoinDesk Injective Benchmark Extended 60m New York Rate (“Pricing Benchmark”). The Pricing Benchmark is calculated by CoinDesk Indices, Inc. (the “Benchmark Provider”) based on a 60-minute time-weighted average price of the CoinDesk Injective Benchmark Rate (the “Underlying Index”), which is an aggregation of executed trade flow of major INJ trading platforms (“Constituent Platforms”). The Trust is passively managed in that it does not sell INJ at times when its price is high or acquire INJ at low prices in the expectation of future increases. The Trust is sponsored by the Sponsor, a wholly owned subsidiary of Canary Capital Group Inc.

2.	Significant Accounting Policies

Basis of Presentation

The following is a summary of significant accounting policies consistently followed by the Trust in the preparation of this financial statement. The accompanying financial statement has been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and is stated in U.S. dollars. The Trust’s financial statement was prepared using the accounting and reporting guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services — Investment Companies. The Trust qualifies as an investment company solely for accounting purposes and not for any other purpose.  The Trust is not registered, and is not required to be registered, as an investment company under the Investment Company Act of 1940, as amended. The Trust follows the significant accounting policies described below.

Use of Estimates

The preparation of the financial statement in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Cash

Cash includes non-interest bearing, non-restricted cash with one institution that does not exceed U.S. federally insured limits.

Investment Transactions and Investment Income

The Trust intends to purchase INJ upon the creation of Shares and sell INJ upon the redemption of Shares. Transactions will be recorded on a trade-date basis. Realized gains (losses) and changes in unrealized gains (losses) on open positions will be determined on a specific identification basis and will be recognized in the statement of operations in the period in which the sale occurred or the changes in unrealized gains (losses) occurred.

Income Taxes

The Sponsor takes the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata Share of the Trust’s assets and a pro rata portion of the Trust’s income, gains, losses and deductions will “flow through” to each beneficial owner of Shares. If the Trust were not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital assets, with respect to staking and including forks, airdrops and similar occurrences for U.S. federal income tax purposes, there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%) on its net taxable income and certain distributions made by the Trust to shareholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits.

Digital Asset Trading Platform Valuation

GAAP defines fair value as the price the Trust would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. The Trust’s policy is to value investments held at fair value.

The Trust identifies and determines the INJ principal market (or in the absence of a principal market, the most advantageous market) for GAAP purposes consistent with the application of the fair value measurement framework in FASB ASC 820 – Fair Value Measurement. A principal market is the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will be based on the market with the greatest volume and level of activity that can be accessed. The Trust obtains relevant volume and level of activity information and based on initial analysis will select an exchange market as the Trust’s principal market. The NAV and NAV per Share will be calculated using the fair value of INJ based on the price provided by this exchange market, as of 4:00 p.m. ET on the measurement date for GAAP purposes. The Trust will update its principal market analysis periodically and as needed to the extent that events have occurred, or activities have changed in a manner that could change the Trust’s determination of the principal market.

Various inputs are used in determining the fair value of assets and liabilities. Inputs may be based on independent market data (“observable inputs”) or they may be internally developed (“unobservable inputs”). These inputs are categorized into a disclosure hierarchy consisting of three broad levels for financial reporting purposes. The level of a value determined for an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement in its entirety. The three levels of the fair value hierarchy are as follows:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not considered to be active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means; and

Level 3 – Unobservable inputs, including the Trust’s assumptions used in determining the fair value of investments, where there is little or no market activity for the asset or liability at the measurement date.

Calculation of NAV

The Administrator, defined below, determines the NAV of the Trust on each day that the Exchange is open for regular trading, as promptly as practicable after 4:00 p.m. ET. The NAV of the Trust is the aggregate value of the Trust’s assets less its accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Administrator values INJ held by the Trust based on the price set by the Index as of 4:00 p.m. ET. The Administrator also determines the NAV per Share. For purposes of the Trust’s financial statements, the Trust will utilize a pricing source that is consistent with GAAP, as of the financial statement measurement date, which may result in valuations that differ from the Trust’s daily NAV calculations. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.

The Trust’s NAV per Share will be calculated by taking the current fair value of its total assets, subtracting any liabilities, and dividing that total by the number of Shares.

Segment Reporting

The Trust operates through a single operating and reporting segment with a primary objective of providing exposure to the price of INJ held by the Trust, less the expenses of the Trust’s operations and other liabilities. The Trust’s chief operating decision maker (“CODM”) is the Sponsor. The CODM monitors the operating results of the Trust and the Trust’s long-term strategic asset allocation is predetermined in accordance with the terms of its prospectus, based on the defined investment strategy against which the CODM assesses the Trust’s performance. In addition to other metrics, the CODM uses net increase (decrease) in net assets resulting from operations as a key metric to assess the Trust’s performance.

3.	Trust Expenses and Other Agreements

(a)	Sponsor

The Trust will pay the Sponsor an annual fee based on a percentage of the Trust’s INJ Holdings (the “Sponsor Fee”). The Trust’s “INJ Holdings” is the quantity of the Trust’s INJ plus any cash or other assets held by the Trust represented in INJ as calculated using the Pricing Benchmark price, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in INJ as calculated using the Pricing Benchmark price. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the prior day’s INJ Holdings. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily in INJ and be payable monthly in INJ or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of INJ to pay the Sponsor Fee, the Sponsor, and not the Trust, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

As partial consideration for its receipt of the Sponsor Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs up to $200,000 per fiscal year, excluding taxes, but including: (i) the fees of the Trust’s third-party service providers including, but not limited to, the Marketing Agent, the Administrator, the Custodian, the Cash Custodian, the Transfer Agent, the Benchmark Provider, and the Trustee, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Trust and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Trust’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. Expenses in excess of the $200,000 cap (“Excluded Expenses”) shall be borne by the Trust and will reduce the Trust’s NAV. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares.

The Trust may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of INJ, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust, the Trust’s assets, or the interests of Shareholders, any indemnification of the Custodian or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of INJ to pay Extraordinary Expenses or Excluded Expenses, the Trust will bear such fees.

To the extent it does not have cash readily available, the Sponsor will cause the transfer or sale of INJ in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor or for payment of cash redemption proceeds to Authorized Participants (as defined below). The Trust will not bear any costs associated with the transfer or sale of INJ to pay the Sponsor Fee. To the extent the Trust incurs any Extraordinary Expenses or Excluded Expenses, the Trust will bear the costs of any transfers or sales of INJ to pay such expenses. The Trust will seek to transfer or sell INJ at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Trust expenses and liabilities that are denominated other than in INJ, the amount of INJ transferred or sold may vary from time to time depending on the actual sales price of INJ relative to the Trust’s expenses and liabilities (e.g., if the price of INJ falls, the amount of INJ needed to be transferred or sold to pay an expense or liability denominated in U.S. dollars will increase). To the extent the Trust must buy or sell INJ, the Trust may do so through a third-party digital asset broker or dealer. When the Trust buys or sells INJ, the Sponsor seeks quotes from its INJ trading counterparties. Such transactions are typically conducted over the counter rather than over a trading platform or similar order matching service. The Sponsor will select third-party brokers or dealers that it believes have implemented adequate anti-money laundering, know-your-customer and other legal compliance policies and procedures.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of INJ incurred in connection with the fulfillment of a creation or redemption order.

(b)	Administrator, Custodian and Transfer Agent

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (the “Administrator” and “Transfer Agent”) serves as administrator, transfer agent and accounting agent of the Trust pursuant to a Fund Servicing Agreement. BitGo Bank & Trust, N.A. (“BitGo” or the “Custodian”) serves as the Trust’s Custodian. Under the BitGo Custodial Services Agreement, the Custodian is responsible for safekeeping all the Trust’s INJ allocated to the Custodian. The Custodian was selected by the Sponsor. The Sponsor is responsible for opening accounts with the Custodian that will hold the Trust’s INJ (the “INJ Accounts”), as well as facilitating the transfer or sale of INJ required for the operation of the Trust. U.S. Bank, N.A., an affiliate of the Administrator and Transfer Agent serves as the cash custodian for the Trust (the “Cash Custodian”). The Cash Custodian is responsible for safekeeping all cash and other non-INJ assets of the Trust.

(c)	Marketing Agent

Paralel Distributors LLC is the marketing agent of the Trust (the “Marketing Agent”) and is responsible for reviewing and approving the marketing materials, including the Trust’s website, prepared by the Sponsor for compliance with applicable SEC and Financial Industry Regulatory Authority, Inc. (“FINRA”) advertising laws, rules, and regulations pursuant to a marketing agreement with the Trust. The Marketing Agent is a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of FINRA. With the assistance of the Marketing Agent, the Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis.

(d)	Principal Financial Officer

Employees of PINE Advisors LLC (“PINE”) serve as officers of the Trust. In consideration for these services, the Sponsor pays PINE an annual fee. The Sponsor also reimburses PINE for certain out-of-pocket expenses.

4.	Capital Share Transactions

The Trust is an exchange-traded product. When the Trust sells or redeems its Shares, it will do so in blocks of 10,000 Shares (a “Basket”) based on the quantity of INJ attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). Certain financial firms are authorized to purchase or redeem Shares of the Trust (“Authorized Participants”).

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. Creation orders may be denominated and settled in an amount of INJ (“In-Kind Creation Order”) or in cash (“Cash Creation Order”). By placing an In-Kind Creation Order, an Authorized Participant agrees to facilitate the deposit of INJ with the Custodian, either directly or indirectly through an Authorized Participant Designee. By placing a Cash Creation Order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. An Authorized Participant may not withdraw a creation order without the prior consent of the Sponsor in its discretion.

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. Redemption orders are denominated and settled either in-kind (“In-Kind Redemption Order”) or in cash (“Cash Redemption Order”). By placing a redemption order, an Authorized Participant agrees to facilitate the deposit of Shares with the Transfer Agent. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled or delayed until the required Shares have been received. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares.

Only Authorized Participants may place orders to create and redeem baskets through the Transfer Agent. The Transfer Agent will coordinate with the Trust's custodians to facilitate settlement of the Shares.

5.	Related Parties

The Sponsor is considered to be a related party to the Trust. The Trust's operations are supported by its Sponsor.

6.	Commitments and Contingent Liabilities

In the normal course of business, the Trust may enter into contracts that contain a variety of general indemnification clauses. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust which have not yet occurred and cannot be predicted with any certainty. However, the Sponsor believes the risk of loss under these arrangements to be remote. There were no commitments or contingencies required to be recorded as of the date of the financial statement.

7.	INJ Staking

The Staking Program will be carried out by the Sponsor, who will be responsible for selecting one or more Staking Providers (each, a “Staking Provider”) that operate validator nodes for the Injective Network. Under normal circumstances, the Sponsor will seek to stake all of the Trust’s INJ through one or more Staking Providers, except for INJ reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The Sponsor anticipates that at least 90% of the Trust’s INJ will be staked under normal circumstances. The Trust will disclose on its website the percentage of the Trust’s INJ that was staked as of the beginning of each trading day.

The Sponsor is responsible for establishing the arrangements with the Staking Providers. The Staking Providers are responsible for providing the software protocol that allows the Trust to delegate assets to validator nodes on the Injective Network. In determining the amount and percentage of the Trust’s INJ to allocate to each Staking Provider, the Sponsor will consider (i) the concentration of the Trust’s INJ at each Staking Provider, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Staking Provider, (iii) each Staking Provider’s history of implementing similar staking programs, (iv) the technology used by each Staking Provider, and (v) any other factor the Sponsor deems relevant in making the allocation determination. The Custodian will maintain exclusive possession and control of the private keys associated with any staked INJ at all times. Additionally, as part of the INJ staking process, any staked INJ will be frozen and inaccessible until unfrozen, a process which takes 21 days. The resulting liquidity risks will be managed by the Sponsor.

Staking activity on the Injective Network involves the delegation of INJ to validators and carries certain risks. The Injective Network implements the slashing module of the Cosmos SDK. Under that module, a validator that signs two conflicting blocks at the same height (“double-signing”), or that fails to sign a required proportion of the blocks within a specified window (“downtime”), is removed from the active validator set and “jailed,” meaning that it ceases to propose or validate blocks and that neither the validator nor the holders who have delegated INJ to it earn staking rewards until the validator is returned to the active set. A validator that double-signs is also permanently barred from rejoining the active validator set using the same consensus key, a condition referred to as being “tombstoned.” The slashing module further provides for the forfeiture of a portion of the INJ staked with a penalized validator, in a proportion determined by parameters of that module (the “Slashing Parameters”). As of the date the financial statement was issued, the Slashing Parameters set the proportion forfeited at zero for both double-signing and downtime, such that the consequence of either infraction was jailing and, in the case of double-signing, tombstoning, in each case without forfeiture of any INJ staked with the penalized validator. The Slashing Parameters, the liveness threshold and the period of jailing are determined through Injective Network governance and may be changed at any time without the consent of, or notice to, the Trust or the Shareholders, and any increase in the proportion forfeited would apply automatically to the Trust’s staked INJ.

Staking rewards represent variable consideration, as the amount of rewards is not known until the applicable validation activities are completed, and the Trust receives rewards in their custodial account. Staking rewards are recognized as income when the Trust satisfies its performance obligations (i.e., the Trust’s validator successfully validates blocks or transactions as determined by the protocol) ratably over the contract term. Staking rewards are received in INJ, which represents non-cash consideration. Non-cash consideration is measured at fair value at the inception of each contract (i.e., the beginning of each staking epoch). Because the Trust is not the principal to the block validation service, it does not control the full output of the reward-generating activity, and instead receives net staking rewards, after Validator Fees are deducted. As such, the Trust presents staking income on a net basis, reflecting only the portion of protocol rewards to which it is entitled.

In consideration for any staking activity in which the Trust may engage, the Trust will receive a portion of the staking rewards generated by the Staking Program. Staking rewards generated by the Staking Program will be subject to fees associated with the Staking Program, which will be shared among the Staking Provider, the Sponsor, and the Custodian. The amounts owed or paid by the Trust for the Staking Program are collectively referred to as the “Staking Fees.” The Staking Fees will not exceed 30% of the INJ staking rewards generated by the Staking Program. The Staking Fees will reduce the amount of INJ rewards that are generated from the Staking Program that are received by the Trust. The remainder of the staking rewards will be deployed into the staking program, transferred out or sold in connection with the redemption of Baskets, or transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. Except for INJ reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets, all staking rewards will be restaked pursuant to the Staking Program.

Pursuant to the Staking Program, the Staking Provider will distribute earned staking rewards to the Trust’s wallet or wallets at the Custodian on a periodic basis, generally coinciding with 4:00 p.m. ET on each business day the Exchange is open. Accrued staking rewards will be included in the Trust’s daily NAV calculation.

The Sponsor will carry out the Staking Program in accordance with the Sponsor’s liquidity risk management policy (the “Liquidity Risk Management Policy”), which is designed to satisfy the requirements of the Exchange’s listing rules. The Liquidity Risk Management Policy is designed to ensure that the Trust maintains sufficient liquidity to timely fulfill redemption orders to preserve the effective and efficient arbitrage mechanism of the Trust. The Liquidity Risk Management Policy assesses the characteristics of a protocol’s native unbonding period, the particular unbonding characteristics of the Staking Program, sources of credit, sources of tokens, and other relevant liquidity considerations against the settlement period for any redemption of the Trust’s shares. The Liquidity Risk Management Policy permits the Trust to maintain credit facilities to help meet redemption requests, which may include the Sponsor’s own credit facilities to serve as a source of backup liquidity for the Trust. As of the date of the financial statement, no such credit facility has been entered into by the Trust.

8.	Concentration Risk

Upon commencement of operations, the Trust expects substantially all assets to consist of INJ, creates a concentration risk associated with fluctuations in the price of INJ. Accordingly, a decline in the price of INJ will have an adverse effect on the value of the Shares of the Trust. Factors that may have the effect of causing a decline in the price of INJ include negative perception of digital assets; a lack of stability and standardized regulation in the digital asset markets; the closure or temporary shutdown of digital asset platforms due to fraud, business failure, security breaches or government mandated regulation; and a loss of investor confidence.

9.	Subsequent Events

The Sponsor has evaluated subsequent events through the date the financial statement was issued. Based on this evaluation, no adjustments or disclosures to the financial statement were required.

CANARY STAKED INJ ETF

SHARES

PROSPECTUS

November 4, 2026

Until November 29, 2026 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.